UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

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FMC TECHNOLOGIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Friday, May 3, 2013

11:00 a.m. Central Time

Windsor Court Hotel

300 Gravier Street

New Orleans, Louisiana 70130

April 3, 2013

Dear Stockholder:

It is my pleasure to invite you to attend the 2013 Annual Meeting of Stockholders of FMC Technologies, Inc. (“FMC Technologies,” the “Company,” “we,” “us” or “our”), which will be held at the time and place noted above. References in this Proxy Statement to the “Annual Meeting” also refer to any adjournments, postponements or changes in location of the Annual Meeting, to the extent applicable.

Items of Business

At the Annual Meeting, we will ask our stockholders to:

1.	Elect three directors to serve for a one-year term: Eleazar de Carvalho Filho, Claire S. Farley and Joseph H. Netherland;

2.	Ratify the appointment of KPMG LLP (“KPMG”) as our independent registered public accounting firm for the fiscal year ending December 31, 2013;

3.	Hold an advisory vote to approve our 2012 executive compensation;

4.	Reapprove the material terms of the performance goals under our Amended and Restated Incentive Compensation and Stock Plan, as amended (the “Incentive Plan”), as required by Section 162(m) of the U.S. Internal Revenue Code, as amended (the “IRC”);

5.	If properly presented, consider and vote on one stockholder proposal concerning accelerated vesting of senior executive equity awards upon a change in control; and

6.	Transact any other business that may properly come before the Annual Meeting.

Please refer to the accompanying Proxy Statement for additional information about the matters to be considered at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

•	FOR THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR;

•	FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2013;

•	FOR THE APPROVAL OF OUR 2012 EXECUTIVE COMPENSATION;

•	FOR THE REAPPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE GOALS UNDER OUR INCENTIVE PLAN; AND

•	AGAINST THE STOCKHOLDER PROPOSAL CONCERNING ACCELERATED VESTING OF SENIOR EXECUTIVE EQUITY AWARDS UPON A CHANGE IN CONTROL.

Record Date

You may vote at the Annual Meeting only if you were a stockholder of record at the close of business on March 11, 2013.

Proxy Voting

Your vote is important. To be sure that your vote counts, and to assure a quorum, please submit your vote promptly whether or not you plan to attend the Annual Meeting. You may vote your shares in person at the Annual Meeting, via the Internet, by telephone or by mailing a traditional proxy card. Please refer to the section “About the Annual Meeting of Stockholders—How do I vote?” of the Proxy Statement for detailed voting instructions. If you choose to vote in person at the Annual Meeting, via the Internet or by telephone, you do not need to mail in a proxy card.

By order of the Board of Directors,

Jeffrey W. Carr

Senior Vice President, General Counsel and Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2013 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 3, 2013

The Notice of Annual Meeting of Stockholders, our Proxy Statement for the Annual Meeting and our Annual Report to Stockholders for the fiscal year ended December 31, 2012 are available at www.proxyvote.com.

2013 Proxy Summary

We first mailed this Proxy Statement, including the accompanying proxy card, and our 2012 Annual Report on or about April 3, 2013. This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting.

Annual Meeting

• Time and Date	Friday, May 3, 2013, at 11:00 a.m. Central Time

• Place	Windsor Court Hotel 300 Gravier Street New Orleans, Louisiana 70130

• Record Date	March 11, 2013

• Voting	Stockholders as of the close of business on the record date, March 11, 2013, are entitled to vote. Each share of our Common Stock is entitled to one vote for each director nominee and one vote for each of the proposals to be voted on.

• Admission	An admission card is required to enter our Annual Meeting. Please refer to the section “About the Annual Meeting of Stockholders—How do I vote?—In Person” for detailed instructions.

Meeting Agenda

•	To elect three directors to serve for a one-year term;

•	To ratify the appointment of KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2013;

•	To hold an advisory vote to approve our 2012 executive compensation;

•	To reapprove the material terms of the performance goals under our Incentive Plan;

•	If properly presented, to consider and vote on a stockholder proposal concerning accelerated vesting of senior executive equity awards upon a change in control; and

•	To transact any other business that may properly come before the Annual Meeting.

Voting Matters

	Board of Directors Vote Recommendation	Page Reference
1. Election of Directors	FOR EACH DIRECTOR NOMINEE	10
2. Ratification of Appointment of KPMG as Independent Registered Public Accounting Firm for 2013	FOR	57
3. Advisory Vote to Approve 2012 Executive Compensation	FOR	59
4. Reapproval of Material Terms of Performance Goals under Incentive Plan	FOR	61
5. Stockholder Proposal Concerning Accelerated Vesting of Senior Executive Equity Awards upon Change in Control	AGAINST	67

Board Nominees

We are asking stockholders to elect three directors to serve for a one-year term. The following table provides summary information about each director nominee.

Name	Age	Director Since	Occupation	Independent	AC	NGC	CC	Other Public Company Boards
Eleazar de Carvalho Filho	55	2010	Founding Partner of Iposeira Capital Ltda. and STK Capital Gestora de Recursos Ltda.	X	F	X		Brookfield Renewable Energy Partners L.P.
Claire S. Farley	54	2009	Member of KKR Management LLC, the general partner of KKR & Co. L.P.	X	F			EnCana Corporation
Joseph H. Netherland	66	2001	Retired Chairman, President and Chief Executive Officer of FMC Technologies, Inc.	X				Newfield Exploration Company, Spectra Energy Corp. and Tidewater Inc.

AC	Audit Committee	F	Audit Committee Financial Expert
CC	Compensation Committee	NGC	Nominating and Governance Committee

Independent Registered Public Accounting Firm

As a matter of sound corporate governance, we are asking our stockholders to ratify the appointment of KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2013. Set forth below is summary information with respect to KPMG’s fees for services provided in 2012 and 2011.

Type of Fees	2012	2011
	(in millions)
Audit Fees	$5.840	$4.799
Audit-Related Fees	0.040	0.021
Tax Fees	0.094	0.172
Other Fees	–	0.004

Total	$5.974	$4.996

Advisory Vote to Approve Executive Compensation

We are asking stockholders to approve on an advisory basis our 2012 named executive officer compensation. The Board recommends a “FOR” vote because it believes that our executive compensation program serves us and our stockholders and is instrumental in helping us achieve our strong objectives. We believe our compensation policies and practices are effective in achieving our objectives of (1) attracting, motivating and retaining an exceptionally talented team of executives who deliver superior operational performance and provide leadership for our success in delivering technological innovation in a dynamic and competitive market and (2) rewarding performance and enhancing stockholder long-term value.

Executive Compensation Elements

Type	Form	Terms

Short-Term Compensation	• Base Pay • Annual Non-Equity Incentive Compensation	• Based upon comparable market data and peer group comparisons • Non-equity incentive compensation based on same performance criteria as all other management employees under the Incentive Plan

Long-Term Compensation	• Equity Compensation ¡ Time-Based Restricted Stock Unit Awards ¡ Performance-Based Restricted Stock Unit Awards	• Value based on comparable market data • Two-thirds of award has performance criteria based on Company performance relative to our peer group

Retirement	• Pension Plans • Savings Plans	• Retirement plans are the same for non-executive employees

Other Key Compensation Features

•	General and change-in-control executive severance benefits;

•	Clawback of performance-based incentive compensation;

•	Significant executive share ownership and retention requirements;

•	Restrictions prohibiting all officers and their immediate families from speculating in Company stock, including derivative transactions, hedging activities, pledging activities and short selling; and

•	No employment agreements or tax gross-ups.

2012 Compensation Decisions and Compensation Summary

In 2012, our revenue was $6.2 billion. Net income grew to $430.0 million in 2012, an increase of 7.6% over the prior year. Our full year diluted earnings per share of $1.78 resulted in the eleventh consecutive year of earnings growth. Our total stockholder return over the prior 1-year, 3-year and 5-year periods were -18.0%, 48.1% and 59.2%, respectively.

During the year, the Compensation Committee of the Board of Directors reviewed competitive compensation practices among peer companies in the areas of base salaries, annual non-equity incentive awards, annual equity awards, severance programs and perquisites. In February 2012, our executive officers were awarded annual equity awards and a below-target payment was approved for annual non-equity incentive bonuses based on the Incentive Plan’s stated formula, which is based on prior-year performance. Annual incentive targets for certain named executive officers were increased for 2013 based on a review of pay practices among peer companies by Meridian Compensation Partners, LLC (“Meridian”), the Compensation Committee’s independent consultant.

Set forth below is the 2012 compensation for each named executive officer as determined under Securities and Exchange Commission (“SEC”) rules.

Name and Principal Position in 2012	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
John T. Gremp	$887,500	–	$4,416,639	$756,594	$2,347,748	$157,306	$8,565,787
Chairman, Chief Executive Officer and Former President
Maryann T. Seaman	$507,500	–	$1,413,276	$275,319	$774,475	$69,610	$3,040,180
Senior Vice President and Chief Financial Officer
Robert L. Potter	$596,733	–	$1,413,276	$407,147	$1,618,679	$106,882	$4,142,717
President and Former Executive Vice President
Douglas J. Pferdehirt	$291,667	$1,625,000	$5,706,742	$217,292	–	$30,061	$7,870,762
Executive Vice President and Chief Operating Officer
Tore Halvorsen	$535,843	–	$1,192,483	$305,430	$107,055	$45,389	$2,186,200
Senior Vice President

Reapproval of the Material Terms of the Performance Goals under Our Incentive Plan

The Board of Directors is recommending that our stockholders reapprove the material terms of the performance goals for performance-based awards under our Incentive Plan. Our stockholders last approved the material terms of the performance goals in 2008. Approval of the material terms of the performance goals set forth in the Incentive Plan will allow certain awards under the Incentive Plan to our Chief Executive Officer and certain other executive officers to qualify as tax-deductible performance-based compensation under Section 162(m) of the IRC.

Stockholder Proposal Concerning Accelerated Vesting of Senior Executive Equity Awards upon a Change in Control

The Board of Directors is recommending that our stockholders vote “AGAINST” the stockholder proposal asking us to adopt a policy disallowing accelerated vesting of equity awards of senior executives upon a change in control. We believe that the current structure of our executive compensation programs, including the provision of our change in control plan providing for the accelerated vesting of senior executive equity awards upon a change of control, (i) is appropriate and effective in attracting, motivating and retaining exceptionally talented executives who deliver superior operational performance, (ii) aligns our executives’ interests with those of our stockholders and (iii) is consistent with the compensation practices of our industry peer companies.

2014 Annual Meeting

In general, the deadline for stockholder proposals to be included in the proxy statement and form of proxy pursuant to Rule 14a-8 for our 2014 Annual Meeting of Stockholders is December 4, 2013.

About the Annual Meeting of Stockholders

What is the location of the 2013 Annual Meeting?

The Annual Meeting will be held at the Windsor Court Hotel, 300 Gravier Street in New Orleans, Louisiana 70130, on May 3, 2013, at 11:00 a.m. Central Time or at such other time and place to which the Annual Meeting may be adjourned.

What is the purpose of the proxy materials?

This Proxy Statement is being furnished to you in connection with the solicitation of proxies by and on behalf of our Board of Directors for use at our Annual Meeting. All stockholders who held shares as of the close of business on March 11, 2013 are entitled to attend the Annual Meeting and to vote on the items of business outlined in this Proxy Statement. If you choose not to attend the Annual Meeting, you may vote your shares via the Internet, by telephone or by mailing a traditional proxy card.

We first mailed the Notice of Annual Meeting, this Proxy Statement, including the accompanying proxy card, and our 2012 Annual Report on or about April 3, 2013 to each of our stockholders entitled to notice of and to vote at the Annual Meeting. These documents were also made available at the Annual Reports section of our website www.fmctechnologies.com under the heading “Investors > Financial Information > Annual Reports” on that date.

Stockholders may help us reduce printing and mailing costs by opting to receive future proxy materials by e-mail that will provide electronic links to the materials. Information about how to do this is described under “Stockholders Sharing an Address” and also included in your proxy card accompanying this Proxy Statement.

Who can vote?

You can vote at the Annual Meeting if you were a holder of our Common Stock as of 5:00 p.m. Eastern Time on March 11, 2013, our record date. All stockholders of record are entitled to one vote per share of Common Stock held for each matter submitted for a vote at the Annual Meeting. If you hold your shares in street name, you may instruct your broker, bank, trust or other holder of record regarding voting your shares using the same methods described below under “How do I vote?” As of March 11, 2013, we had 237,436,912 shares of Common Stock outstanding and entitled to vote.

What is the difference between a record holder and a holder of shares in street name?

If your shares of our Common Stock are registered directly in your name with our transfer agent, Wells Fargo Shareowner Services, you are considered the stockholder of record with respect to those shares, and we are sending these proxy materials directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to the persons appointed by us or to vote in person at the Annual Meeting.

Many of our stockholders hold their shares in street name through a broker, bank, trust or other holder of record rather than directly in their name. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker or nominee who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker or nominee on how to vote your shares, and you are also invited to attend the Annual Meeting. However, since you are not a stockholder of record, you may not vote these shares in person at the Annual Meeting unless you bring with you a proxy, executed in your favor, from the stockholder of record. Your broker or nominee is obligated to provide you with a voting instruction card for you to use.

What am I voting on?

You are voting on:

1.	The election of three directors to serve for a one-year term: Eleazar de Carvalho Filho, Claire S. Farley and Joseph H. Netherland;

2.	The ratification of the appointment of KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2013;

3.	An advisory vote to approve our 2012 executive compensation;

4.	The reapproval of the material terms of the performance goals under our Incentive Plan;

5.	The consideration of a stockholder proposal concerning accelerated vesting of senior executive equity awards upon a change in control; and

6.	The transaction of any other business that may properly come before the Annual Meeting.

How does the Board recommend that I vote my shares?

If you properly submit a proxy without giving specific voting instructions, the individuals named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors as follows:

•	FOR the election of each of the nominees for director to serve for one-year terms;

•	FOR the ratification of the appointment of KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2013;

•	FOR the approval of our 2012 executive compensation;

•	FOR the reapproval of the material terms of the performance goals under our Incentive Plan; and

•	AGAINST the stockholder proposal concerning accelerated vesting of senior executive equity awards upon a change in control.

Our Board does not know of any other matters that are to be presented for action at the Annual Meeting. However, if any other matters are properly presented, the persons named as proxies will vote or refrain from voting on any matter in accordance with their best judgment.

How do I vote?

By Internet

You may vote via the Internet by going to www.proxyvote.com, which is available 24 hours a day, and following the instructions on the screen. Have your proxy card available when you access the web page.

By Telephone

You may vote by telephone by calling the toll-free telephone number on your proxy card (1-800-690-6903), which is available 24 hours a day, and following the pre-recorded instructions. Have your proxy card available when you call. If you hold your shares in street name, your broker, bank, trustee or other holder of record may provide additional instructions to you regarding voting your shares by telephone.

By Mail

You may vote by signing, dating and returning the enclosed proxy card by mail.

Time for Voting Your Shares By Internet, Telephone or Mail

You may vote via the Internet or by telephone up until 11:59 p.m. Eastern Time on May 2, 2013. If you vote by mail, your proxy card must be received by May 2, 2013. If you vote on the Internet or by telephone, you do not need to return your proxy card.

In Person

The Annual Meeting is open to all holders of our Common Stock and our invited guests. Registration begins at 10:00 a.m. Central Time. Each holder is permitted to bring one guest who will need to provide valid picture identification. Security measures will be in effect in order to ensure the safety of attendees. Use of cameras, recording devices and other electronic devices is not permitted at the Annual Meeting.

If you are a record holder of shares of our Common Stock and you plan to attend the Annual Meeting, please mark the appropriate box on your proxy card. Stockholders of record also may be represented by another person at the Annual Meeting by executing a legal proxy designating that person. A valid picture identification and proof of stock ownership as of the record date must be presented in order to attend the Annual Meeting.

If you hold your shares of our Common Stock in street name and you plan to attend the Annual Meeting, please send written notification to our Investor Relations Department, 5875 N. Sam Houston Parkway W., Houston, Texas 77086, and enclose evidence of your ownership (such as a letter from the broker, bank, trust or other holder of record confirming your ownership or a bank or brokerage firm account statement).

The names of all those indicating they plan to attend the Annual Meeting will be placed on an admission list held at the registration desk at the entrance to the Annual Meeting. You will need an admission ticket or proof of ownership of our Common Stock to enter the Annual Meeting. If your shares are registered in your name, you will find an admission ticket attached to the proxy card sent to you. If your shares are in the name of your broker, bank, trust or other holder of record or you received your materials electronically, you will need to bring evidence of your stock ownership, such as your most recent brokerage firm account statement. All stockholders will be required to present valid picture identification.

IF YOU DO NOT HAVE VALID PICTURE IDENTIFICATION AND EITHER AN ADMISSION TICKET OR PROOF THAT YOU OWN OUR COMMON STOCK, YOU WILL NOT BE ADMITTED INTO THE ANNUAL MEETING.

How do I vote my 401(k) shares?

If you participate in the FMC Technologies, Inc. Savings and Investment Plan and invest in the FMC Technologies, Inc. Stock Fund, you may vote the number of shares equivalent to your interest in the FMC Technologies, Inc. Stock Fund as credited to your account on the record date. You will receive instructions on how to vote your shares via e-mail from Broadridge, our proxy distributor.

Can I revoke a proxy after I submit it?

Yes. If you are a stockholder of record, you may revoke your proxy at any time before it is exercised by:

•	sending a written notice revoking your proxy to our Corporate Secretary at our principal executive offices at 5875 N. Sam Houston Parkway W., Houston, Texas 77086, by May 2, 2013;

•	delivering a properly executed, later-dated proxy by May 2, 2013;

•	voting again through the Internet or by telephone in accordance with the instructions provided to you for voting your shares; or

•	attending the Annual Meeting and voting in person.

Your new vote must be submitted in accordance with the time frames above.

If you are a street name stockholder and you vote by proxy, you may change your vote by submitting new voting instructions to your broker, bank, trust or other holder of record in accordance with that entity’s procedures.

How many votes must be present to hold the Annual Meeting?

Your shares are counted as present at the Annual Meeting if you attend the Annual Meeting and vote in person or if you properly return a proxy by Internet, telephone or mail. A quorum of stockholders is necessary to transact business at the Annual Meeting. A quorum exists if the holders of a majority of our outstanding shares entitled to vote as of March 11, 2013 are present in person or by proxy at the Annual Meeting, including proxies on which abstentions (withholding authority to vote) are indicated. Abstentions and broker non-votes will be counted for purposes of establishing a quorum at the Annual Meeting.

If less than a quorum is represented at the Annual Meeting, the presiding officer of the meeting or a majority of the shares so represented may adjourn the meeting from time to time, and the persons named as proxies will vote the proxies they have been authorized at the Annual Meeting in favor of such an adjournment. In the event a quorum is present at the Annual Meeting but sufficient votes to approve any of the items proposed by our Board have not been received, the presiding officer of the meeting or the persons named as proxies may propose one or more adjournments of the Annual Meeting to permit further solicitation of proxies. A stockholder vote may be taken on one or more of the proposals in this Proxy Statement prior to such adjournment if sufficient proxies have been received and it is otherwise appropriate.

What is a broker non-vote?

If a broker does not have discretion to vote shares held in street name on a particular proposal and does not receive instructions from the beneficial owner on how to vote the shares, the broker may return the proxy card without voting on that proposal. This is known as a broker non-vote.

If you do not furnish voting instructions, one of two things can happen, depending upon whether a proposal is “routine.” Under the New York Stock Exchange’s (the “NYSE”) rules, brokers have discretion to cast votes on routine matters, such as the ratification of the appointment of KPMG as our independent registered public accounting firm for 2013, without receiving voting instructions from their clients. Brokers are not permitted, however, to cast votes on “non-routine” matters without such voting instructions.

The election of directors, the proposal on executive compensation, the proposal to reapprove the material terms of the performance goals under our Incentive Plan and the stockholder proposal concerning accelerated vesting of senior executive equity awards upon a change in control are not considered “routine” matters, so if you are a beneficial owner, your broker, bank, trust or other holder of record is not permitted to vote your shares on these matters if the broker does not receive voting instructions from you. The ratification of auditors is considered a “routine” matter, so if you are a beneficial owner, your broker, bank, trust or other holder of record is permitted to vote your shares on the ratification of auditors even if the broker does not receive voting instructions from you.

In summary, if you hold your shares in street name, your broker, bank, trust or other holder of record will not have discretionary authority to vote your shares for Items 1, 3, 4 and 5 if you do not provide instructions. As such, we strongly encourage you to exercise your right to vote as a stockholder.

How many votes are needed to approve the proposals?

Election of Directors (Item 1)

With respect to the election of our directors, you may (a) vote FOR, (b) vote AGAINST or (c) ABSTAIN from voting as to one or more director nominees. Our Amended and Restated By-Laws (the “By-Laws”) provide that nominees for director are elected by a majority of the votes cast, which means that a nominee is elected only if the votes cast FOR his/her election exceed the votes cast AGAINST his/her election. A vote to ABSTAIN is not considered a vote FOR or AGAINST and thus will have no effect on the outcome of the vote. Broker non-votes are not entitled to vote on this matter, and therefore, will not be counted as votes cast on this matter. You may not cumulate your votes in the election of our directors. An incumbent director who fails to receive a majority of FOR votes will be required to tender his or her resignation to our Board for consideration.

Ratification of the Appointment of KPMG as Our Independent Registered Public Accounting Firm for 2013 (Item 2)

With respect to the ratification of the appointment of KPMG as our independent registered public accounting firm for 2013, you may (a) vote FOR, (b) vote AGAINST or (c) ABSTAIN from voting. A majority of the shares of Common Stock present in person or represented by proxy at our Annual Meeting and entitled to vote must be voted FOR ratification in order for it to pass. Votes cast FOR, AGAINST and ABSTENTIONS with respect to this matter will be counted as shares entitled to vote. A vote to ABSTAIN will have the effect of a vote AGAINST the approval of this item. The ratification of auditors is considered a “routine” matter, so if you are a beneficial owner, your broker, bank, trust or other holder of record is permitted to vote your shares on the ratification of auditors even if the broker does not receive voting instructions from you.

Advisory Vote to Approve Our 2012 Executive Compensation (Item 3)

With respect to the advisory vote to approve our 2012 executive compensation, you may (a) vote FOR, (b) vote AGAINST or (c) ABSTAIN from voting. A majority of the shares of Common Stock present in person or represented by proxy at our Annual Meeting and entitled to vote must be voted FOR approval in order for it to pass. Votes cast FOR, AGAINST and ABSTENTIONS with respect to this matter will be counted as shares entitled to vote. A vote to ABSTAIN will have the effect of a vote AGAINST the approval of this item. Broker non-votes are not entitled to vote on this matter, and therefore, will not be counted as votes cast on this matter. While this vote is required by law, it will neither be binding on the Company or our Board, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, us or our Board. However, the Compensation Committee, which is responsible for designing and administering our executive compensation program, values the opinions expressed by stockholders and will continue to consider the outcome of the vote when making future executive compensation decisions.

Reapproval of the Material Terms of the Performance Goals under Our Incentive Plan (Item 4)

With respect to the approval of the proposal to reapprove the material terms of the performance goals under our Incentive Plan, you may (a) vote FOR, (b) vote AGAINST or (c) ABSTAIN from voting. A majority of the shares of Common Stock present in person or represented by proxy at our Annual Meeting and entitled to vote must be voted FOR approval in order for it to pass. Votes cast FOR, AGAINST and ABSTENTIONS with respect to this matter will be counted as shares entitled to vote. A vote to ABSTAIN will have the effect of a vote AGAINST the approval of this item. Broker non-votes are not entitled to vote on this matter, and therefore, will not be counted as votes cast on this matter.

Stockholder Proposal Concerning Accelerated Vesting of Senior Executive Equity Awards upon a Change in Control Plan (Item 5)

With respect to the approval of the stockholder proposal concerning accelerated vesting of senior executive equity awards upon a change in control, you may (a) vote FOR, (b) vote AGAINST or (c) ABSTAIN from voting. A majority of the shares of Common Stock present in person or represented by proxy at our Annual Meeting and entitled to vote must be voted FOR approval in order for it to pass. Votes cast FOR, AGAINST and ABSTENTIONS with respect to this matter will be counted as shares entitled to vote. A vote to ABSTAIN will have the effect of a vote AGAINST the approval of this item. Broker non-votes are not entitled to vote on this matter, and therefore, will not be counted as votes cast on this matter.

Could other matters be decided at the Annual Meeting?

At the date this Proxy Statement went to press, we did not know of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement. No matters were brought to the attention of our Corporate Secretary in accordance with the required procedures listed in our By-Laws or under Rule 14a-8 and explained in our 2012 Proxy Statement under the section “Proposals for the 2013 Annual Meeting of Stockholders.” If any other matters arise, the named proxies will vote in accordance with their best judgment.

Election of Directors (Item 1 on the Proxy Card)

Our Board of Directors and stockholders approved an amendment to our Certificate of Incorporation last year that provides for the phased-in elimination of the classification of the Board and the annual election of all directors.

The size of our Board of Directors is currently at 12, divided into three classes, and members of each class are elected to serve for staggered three-year terms. Starting with the election of directors at the Annual Meeting, nominees for director will be elected to one-year terms unless his or her term is sooner terminated by death, resignation, retirement, disqualification, removal from office or other cause. Beginning with the 2015 Annual Meeting, the declassification of the Board will be complete and all directors will be subject to annual election.

The Board has authority under our By-Laws to fill vacancies and to increase or, upon the occurrence of a vacancy, decrease the Board’s size between annual stockholder meetings. The Board has established the size of the Board immediately after the Annual Meeting to be 11 directors.

Nominees for Director

The four directors whose terms are expiring at the Annual Meeting are Thorleif Enger, Eleazar de Carvalho Filho, Claire S. Farley and Joseph H. Netherland. Dr. Enger has decided not to stand for re-election to the Board of Directors. Based on the recommendations from the Nominating and Governance Committee, our Board of Directors has nominated Eleazar de Carvalho Filho, Claire S. Farley and Joseph H. Netherland for election to the Board. Information about the nominees is contained in the section of this Proxy Statement entitled “Our Board of Directors—Information about Our Nominees” and information about the Board of Directors as a whole is contained in the sections of this Proxy Statement entitled “Our Board of Directors—Information about Our Directors Continuing in Office.”

The Board of Directors expects that all of the nominees will be able and willing to serve as directors. If any nominee is unable to serve:

•	the proxies may be voted for another person nominated by the current Board of Directors to fill the vacancy;

•	the Board of Directors may decide to leave the vacancy temporarily unfilled; or

•	the size of the Board of Directors may be reduced.

What does the Board recommend?

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF ELEAZAR DE CARVALHO FILHO, CLAIRE S. FARLEY AND JOSEPH H. NETHERLAND.

Our Board of Directors

Information about Our Nominees

Eleazar de Carvalho Filho Age: 55 Director Since: 2010 (Independent)

Professional Experience:  Mr. de Carvalho Filho is a Founding Partner of STK Capital Gestora de Recursos Ltda. since April 2010 and is also a Founding Partner of Virtus BR Partners Assessoria Corporativa Ltda. since May 2009, both of which are investment and asset management firms. Mr. de Carvalho Filho served as Chief Executive Officer and Managing Partner of Unibanco Investment Bank, a Brazilian investment bank, from April 2008 to March 2009. Mr. de Carvalho Filho was a Consultant for BHP Billiton Metais S.A., a global natural resources company, from 2006 to 2011, and is a Founding Partner of Iposeira Capital Ltda., established in 2003 as an independent advisory and asset management company.

Board of Director Memberships:  In addition to serving on our Board, Mr. de Carvalho Filho also serves on the Board of Directors of the following public companies: Brookfield Renewable Energy Partners L.P. and Companhia Brasileira de Distribuicão—Grupo Pão de Acúcar (GPA). Mr. de Carvalho Filho is a former Board member of the following companies: Petrobras, BHP Billiton Brazil (non-executive Chairman), Libra Holding S.A., Rossi Residencial S.A. and Santista Téxtil S.A.

Why this Director is an Asset to Our Board:  Mr. Carvalho brings to our Board his (1) independence; (2) experience as a chief executive officer and founding/managing partner of international investment organizations; (3) financial expertise; (4) thorough understanding of different cultural, political and regulatory requirements through his international experience in countries where we have a significant presence; (5) prior and current experience as a board member of public and private companies with international operations and (6) contribution to the Board in a way that enhances perspective through diversity in geographic origin and experience.

Claire S. Farley Age: 54 Director Since: 2009 (Independent)

Professional Experience:  Ms. Farley is a member of KKR Management LLC, the general partner of KKR & Co. L.P., a global investment firm (“KKR”). She works in KKR’s Energy Group and began her affiliation with KKR in 2010 as a co-founder of RPM Energy, LLC, an oil and gas exploration and development company, which partnered with KKR. Prior to founding RPM Energy, Ms. Farley was an Advisory Director at Jefferies Randall & Dewey, a global oil and gas industry advisor, and was Co-President of Jefferies Randall & Dewey from February 2005 to July 2008. Prior to that, Ms. Farley served as Chief Executive Officer of Randall & Dewey, an oil and gas asset transaction advisory firm, from September 2002 until February 2005, when Randall and Dewey became the Oil and Gas Investment Banking Group of Jefferies & Company. Ms. Farley has extensive oil and gas exploration expertise, holding several positions within Texaco from 1981 to 1999, including President of Worldwide Exploration and New Ventures, President of North American Production and Chief Executive Officer of Hydro-Texaco, Inc. Ms. Farley also served as Chief Executive Officer of Intelligent Diagnostics Corporation from October 1999 to January 2001 and Trade-Ranger Inc. from January 2001 to May 2002.

Board of Director Memberships:  In addition to serving on our Board, Ms. Farley also serves on the Board of Directors of EnCana Corporation, a public company, and Samson Resources, a private company. Ms. Farley is a former Board member of the following public companies: Boise Cascade, Inc. (now known as OfficeMax Incorporated) and Newfield Exploration Company.

Why this Director is an Asset to Our Board:  Ms. Farley brings to our Board her (1) independence; (2) experience as a chief executive officer of several major organizations; (3) extensive oil and gas exploration and production experience; (4) financial expertise; (5) prior and current experience as a board member of public companies with international operations; (6) senior executive experience in financial accounting, financial reporting and corporate finance, and a familiarity with internal financial controls and (7) contribution to the Board in a way that enhances perspective through diversity of experience.

Joseph H. Netherland Age: 66 Director Since: 2001 (Independent)

Professional Experience:  Mr. Netherland served as our Chairman of the Board from December 2001 until his retirement in October 2008. Mr. Netherland also served as our Chief Executive Officer from 2001 to March 2007 and as President from 2001 to February 2006. Previously, Mr. Netherland served as a director of FMC Corporation from 1998 to 2001 and as Executive Vice President of FMC Corporation from 1998 until his appointment as its President in 2000. Mr. Netherland was the General Manager of FMC Corporation’s Energy and Transportation Group from 1992 to 2001. Mr. Netherland became General Manager of FMC Corporation’s former Petroleum Equipment Group and General Manager of its former Specialized Machinery Group in 1985 and 1989, respectively.

Board of Director Memberships:  In addition to serving on our Board, Mr. Netherland also serves on the Boards of Directors of the following public companies: Newfield Exploration Company, Spectra Energy Corp. and Tidewater Inc. Mr. Netherland is also a director of the Petroleum Equipment Suppliers Association, a non-public entity.

Why this Director is an Asset to Our Board:  Mr. Netherland brings to our Board his (1) experience as our prior Chairman, Chief Executive Officer and President and resulting extensive knowledge of our strategy, markets, competitors, financial and operational issues and regulatory concerns; (2) thorough understanding of industry regulations and public policy related to workplace health, safety, environment and social responsibility; (3) thorough understanding of different cultural, political and regulatory requirements through his international experience in countries where we have a significant presence; (4) extensive oil and gas experience, including skills gained as a board member of multinational corporations in the oil and gas industry and (5) prior and current experience as a board member of major U.S. organizations with international operations.

Information about Our Directors Continuing in Office

Term Expiring in 2014

C. Maury Devine Age: 62 Director Since: 2005 (Independent)

Professional Experience:  Ms. Devine served as President and Managing Director of ExxonMobil Corporation’s Norwegian affiliate, ExxonMobil Norway, Inc., from 1996 to 2000. Prior to the merger of ExxonMobil, she served as Corporate Secretary of Mobil Corporation from 1994 to 1996. From 1990 to 1994, Ms. Devine managed Mobil’s international government relations. From 2000 to 2003, Ms. Devine was a Fellow at Harvard University’s Belfer Center for Science and International Affairs. Prior to joining Mobil, Ms. Devine served 15 years in the United States government in positions at the White House, the American Embassy in Paris, France and the U.S. Department of Justice.

Board of Director Memberships:  In addition to serving on our Board, Ms. Devine serves on the Boards of Directors of the following public companies: John Bean Technologies Corporation and Technip. Ms. Devine is also a Board member of the following non-public companies: Washington Middle School for Girls, the Partnership for Educational Solutions and the Woodstock Theological Center at Georgetown University. She is also a member of the Council on Foreign Relations. Ms. Devine is a former director of Aquatic Energy, LLC and Det Norske Veritas.

Why this Director is an Asset to Our Board:  Ms. Devine brings to our Board her (1) independence; (2) financial expertise; (3) extensive corporate governance experience as corporate secretary of a major U.S. public company, the vice chairman of a major Norwegian energy company and prior and current experience as a member of the boards of both public and private companies; (4) international and U.S. governmental experience in various positions at the White House, the American Embassy in Paris, France, and the U.S. Department of Justice and as the manager of a major U.S. public company’s international government relations; (5) academic experience as a Fellow at Harvard University’s Belfer Center and (6) contribution to the Board in a way that enhances perspective through diversity of experience.

John T. Gremp Age: 61 Director Since: 2011

Professional Experience:  Mr. Gremp serves as our Chairman of the Board and Chief Executive Officer (our “CEO”), positions he has held since November 2011 and March 2011, respectively. From March 2011 to July 2012, Mr. Gremp also served as our President. Mr. Gremp served as our President and Chief Operating Officer from April 2010 to February 2011. Prior to this, Mr. Gremp served as our Executive Vice President—Energy Systems from January 2007 to March 2010 and as our Vice President—Energy Production Systems from March 2004 to December 2006.

Board of Director Memberships:  In addition to serving on our Board, Mr. Gremp serves on the Board of Directors of Joy Global Inc., a public company. Mr. Gremp also serves on the Boards of

Directors of the following non-public companies: the Petroleum Equipment Suppliers Association, the American Petroleum Institute and the Offshore Technology Conference. Mr. Gremp is a former director of Schilling Robotics, LLC and the Offshore Energy Center.

Why this Director is an Asset to Our Board:  Mr. Gremp brings to our Board his (1) experience as our Chairman and CEO; (2) experience as our former President, as well as his experience in leading each of our major business operations; (3) extensive knowledge of our strategy, markets, competitors, financial and operational issues and regulatory concerns; (4) thorough understanding of industry regulations and public policy related to workplace health, safety, environment and social responsibility and a demonstrated commitment to our health, safety, environment and social responsibility; (5) demonstrated ability to continually challenge us to sharpen our vision while achieving significant growth; (6) thorough understanding of different cultural, political and regulatory requirements through his international experience in countries where we have a significant presence and (7) extensive oil service industry experience.

Thomas M. Hamilton Age: 69 Director Since: 2001 (Independent)

Professional Experience:  Mr. Hamilton has been co-owner of Medora Investments, LLC, a private investment firm, since April 2003. Mr. Hamilton served as the Chairman, President and Chief Executive Officer of EEX Corporation, an oil and gas exploration company, from January 1997 until his retirement in November 2002. From 1992 to 1997, Mr. Hamilton served as Executive Vice President of Pennzoil Company and as President of Pennzoil Exploration and Production Company. Mr. Hamilton was a director of BP Exploration, where he served as Chief Executive Officer of the Frontier and International Operating Company of BP Exploration from 1989 to 1991 and as the General Manager for East Asia/Australia/Latin America from 1988 to 1989. From 1985 to 1988, he held the position of Senior Vice President of Exploration at Standard Oil Company, prior to its merger with BP.

Board of Director Memberships:  In addition to serving on our Board, Mr. Hamilton also serves on the Boards of Directors of the following public companies: Hercules Offshore, Inc., Methanex Corporation (non-executive Chairman of the Board) and HCC Insurance Holdings, Inc.

Why this Director is an Asset to Our Board:  Mr. Hamilton brings to our Board his (1) independence; (2) financial expertise; (3) experience as a chief executive officer and senior officer of major organizations with international operations in the oil and gas industry; (4) prior and current experience as a board member of public companies with international operations and (5) thorough understanding of different cultural, political and regulatory requirements through his international experience.

Richard A. Pattarozzi Age: 69 Director Since: 2002 (Independent)

Professional Experience:  Mr. Pattarozzi served as Vice President of Shell Oil Company from March 1999 until his retirement in January 2000. He previously served as President and Chief Executive Officer for both Shell Deepwater Development, Inc. and Shell Deepwater Production, Inc. from 1995 until 1999. In April 1991, he was appointed General Manager of Shell’s Deepwater Production Division and in October 1991, General Manager of Shell’s Deepwater Exploration and Production Division.

Board of Director Memberships:  In addition to serving on our Board, Mr. Pattarozzi serves on the Board of Directors of the following public companies: Stone Energy Corporation and Tidewater Inc. He also serves on the Board of Directors of Environmental Drilling Solutions, a private company. Mr. Pattarozzi is a former director of the following public companies: Superior Energy Services Inc. and Global Industries, Ltd., which merged with Technip in December 2011.

Why this Director is an Asset to Our Board:  Mr. Pattarozzi brings to our Board his (1) independence; (2) experience as a chief executive officer and senior officer of major organizations with international operations in the oil and gas industry; (3) prior and current experience as a board member of public companies with international operations and (4) thorough understanding of different cultural, political and regulatory requirements through his extensive oil and gas experience.

Term Expiring in 2015

Mike R. Bowlin Age: 70 Director Since: 2001 (Independent)

Professional Experience:  Mr. Bowlin served as Chairman of Atlantic Richfield Company (“ARCO”) from 1995 until his retirement in April 2000 and as its Chief Executive Officer from July 1994 until his retirement. From 1992 until his election to Chief Executive Officer of ARCO in 1994, Mr. Bowlin served as Executive Vice President and then as President and Chief Operating Officer of ARCO. Mr. Bowlin served as Senior Vice President and President of ARCO International Oil and Gas Company from 1986 to 1992. Mr. Bowlin joined ARCO in 1969 and became President of ARCO Coal Company in 1985.

Board of Director Memberships:  In addition to serving on our Board, Mr. Bowlin serves on the Board of Directors of Edwards Lifesciences Corporation, a public company. Mr. Bowlin is a former Chairman of the Board of the American Petroleum Institute and a former director of the University of North Texas Foundation, Inc.

Why this Director is an Asset to Our Board:  Mr. Bowlin brings to our Board his (1) independence; (2) experience as a chief executive officer and senior officer of a major U.S. organization with international operations in the oil and gas industry; (3) experience as a board member of another public company with international operations and (4) thorough understanding of different cultural, political and regulatory requirements through his international experience.

Philip J. Burguieres Age: 69 Director Since: 2007 (Independent)

Professional Experience:  Mr. Burguieres has been Chairman and Chief Executive Officer of EMC Holdings, LLC, an investment management company specializing in the energy industry, since 2000. Mr. Burguieres is Vice Chairman of the NFL Houston Texans, Chairman of The J.M. Burguieres Co., Ltd., a family-owned business, and Chairman Emeritus of Weatherford International, an oilfield production technology and services company. Mr. Burguieres served as Chairman, President and Chief Executive Officer of Weatherford International from 1991 to 1997. From 1981 to 1989, Mr. Burguieres served as Chairman and Chief Executive Officer of Cameron Iron Works, Inc.

Board of Director Memberships:  In addition to serving on our Board, Mr. Burguieres currently serves as a director of Newfield Exploration Company, a public company, and as Chairman Emeritus of Weatherford International, a public company. He also serves on the following non-public Boards of Directors: EMC Holdings, LLC, the Houston Texans and The J.M. Burguieres Co., Ltd.

Why this Director is an Asset to Our Board:  Mr. Burguieres brings to our Board his (1) independence; (2) experience as a chief executive officer and senior officer of two major U.S. organizations with international operations in the oil and gas industry; (3) experience as a board member of other public companies with international operations in the oil and gas industry and (4) thorough understanding of different cultural, political and regulatory requirements through his international experience.

Edward J. Mooney Age: 71 Director Since: 2001 (Independent)

Professional Experience:  Mr. Mooney served as Délégué Général—North America, Suez Lyonnaise des Eaux, a global provider of energy, water, waste and communications services, from March 2000 until his retirement in March 2001. From 1994 to 2000, Mr. Mooney was Chairman and Chief Executive Officer of Nalco Chemical Company.

Board of Director Memberships:  In addition to serving on our Board, Mr. Mooney serves on the Boards of Directors of the following public companies: FMC Corporation, The Northern Trust Corporation and Cabot Microelectronics Corporation. Mr. Mooney is a former director of Commonwealth Edison Company and PolyOne Corporation.

Why this Director is an Asset to Our Board:  Mr. Mooney brings to our Board his (1) independence; (2) financial expertise; (3) experience as a chief executive officer of a major U.S. organization with international operations in the oil and gas industry; (4) experience as a board member of several other public companies with international operations in a variety of industries; (5) thorough understanding of different cultural, political and regulatory requirements through his international experience and (6) contribution to the Board in a way that enhances perspective through diversity of experience.

James M. Ringler Age: 67 Director Since: 2001 (Independent)

Professional Experience:  Mr. Ringler has served as Chairman of the Board of Teradata Corporation, a provider of database software, data warehousing and analytics, since October 2007. Mr. Ringler served as Vice Chairman of Illinois Tool Works Inc. until his retirement in 2004. Prior to joining Illinois Tool Works, he was Chairman, President and Chief Executive Officer of Premark International, Inc. from October 1996 until Premark merged with Illinois Tool Works in November 1999. Mr. Ringler joined Premark in 1990 and served as Executive Vice President and Chief Operating Officer until 1996. From 1986 to 1990, he was President of White Consolidated Industries’ Major Appliance Group, and from 1982 to 1986, he was President and Chief Operating Officer of The Tappan Company.

Board of Director Memberships:  In addition to serving on our Board and as Chairman of the Board of Teradata Corporation, Mr. Ringler is also a member of the Boards of Directors of the following public companies: The Dow Chemical Company, Ingredion Incorporated (formerly Corn Products International, Inc.), Autoliv Inc. and John Bean Technologies Corporation.

Why this Director is an Asset to Our Board:  Mr. Ringler brings to our Board his (1) independence; (2) financial expertise; (3) experience as a chief executive officer and senior executive of several major U.S. organizations with international operations in a variety of industries; (4) experience as a board member of several other public companies with international operations in a variety of industries; (5) thorough understanding of different cultural, political and regulatory requirements through his international experience and (6) contribution to the Board in a way that enhances perspective through diversity of experience.

Corporate Governance

Our Board of Directors believes that the purpose of corporate governance is to ensure that we maximize stockholder value in a manner that is consistent with both the legal requirements applicable to us and a business model that requires our employees to conduct business with the highest standards of professional and personal conduct and integrity. The Board has adopted and adheres to our Statement of Governance Principles, Policies and Procedures (“Governance Principles”) that the Board and senior management believe promote this purpose, are sound and represent best practices. The Board reviews these governance practices, the corporate laws of the State of Delaware under which we were incorporated, the rules and listing standards of the NYSE and the regulations of the SEC, as well as best practices recognized by governance authorities, to benchmark the standards under which it operates.

The Board provides accountability, objectivity, perspective, judgment and in some cases, specific industry or technical knowledge or experience. In carrying out its responsibilities to the stockholders, the fundamental role of the Board of Directors is to ensure (1) continuity of leadership; (2) that a sound strategy for the success of the enterprise is in place, understood and pursued; and (3) that financial and management resources are available and control systems are in place to carry out that strategy. The Board also provides risk oversight and has delegated some of its oversight duties to the Audit Committee, the Compensation Committee and the Nominating and Governance Committee, as discussed in “Board Oversight of Risk Management” below. Our Governance Principles, our Code of Business Conduct and Ethics (“Code of Ethics”), the charters for our Audit Committee, Compensation Committee and Nominating and Governance Committee and other corporate governance information are available on our website at www.fmctechnologies.com under the heading “About Us > Corporate Governance.” These materials are also available in print, free of charge, to any stockholder upon written request submitted to our principal executive offices at 5875 N. Sam Houston Parkway W., Houston, Texas 77086, Attention: Senior Vice President, General Counsel and Secretary. The information on our website is not a part of this Proxy Statement and is not incorporated into any of our filings made with the SEC.

Code of Ethics

We are committed to establishing and maintaining an effective compliance program that is intended to increase the likelihood of preventing, detecting, and correcting violations of law or Company policy. We have adopted our Code of Ethics and an internal Principles of Integrity policy, which are applicable to all employees, officers and directors. We will disclose amendments to, or waivers of, our Code of Ethics that are required to be disclosed under the securities and NYSE rules. Any waiver of our Code of Ethics must be approved by the Board of Directors or a relevant Board committee. We have not made any such waivers and do not anticipate making any such waiver.

We have established a hotline for employees to report violations of our Code of Ethics or complaints regarding accounting and auditing practices on an anonymous basis. Reports of possible violations of financial or accounting policies made to the hotline are directed to our Director of Internal Audit and the chair of the Audit Committee.

Governance Principles

Our Governance Principles contain general principles and practices regarding the function of the Board of Directors and the Board Committees. The Governance Principles are reviewed regularly by the Nominating and Governance Committee and revised when appropriate. Our Governance Principles address many of the items discussed above, and also include, among other things, the following items concerning the Board:

•

Composition of the Board. Our Governance Principles require that a majority of our non-employee directors should be active or retired senior executives, preferably chief executive or chief operating officers of publicly-held companies, and that they should be selected based on integrity, successful business experience, stature in their own fields of endeavor and the diversity of perspectives they bring to the Board. In addition, the Governance Principles provide that our non-employee directors should also be chosen based on recognized experience in our lines of business and leadership in areas of government service, academia, finance and international trade.

•

Board, Committee and Individual Director Evaluations. Each year the Directors complete an evaluation process focusing on an assessment of Board operations as a whole. Additionally, each of the Audit, Compensation and Nominating and Governance Committees conducts a separate evaluation of its own performance and the adequacy of its charter. These evaluations assess the diversity of talents, expertise and occupational and personal backgrounds of the Board members. The Nominating and Governance Committee coordinates the evaluation of the Board and committee operations and reviews and reports the results to the Board.

•

New Director Orientation and Continuing Education. The Board works with management to schedule new director orientation programs and continuing education programs for directors. Orientation is designed to familiarize new directors with the Company and the oil and gas industry, as well as Company personnel, facilities, strategies and challenges.

•	Retirement Policy. The Board has adopted a retirement policy under which directors generally may not stand for election or be appointed after age 73.

•	Director Stock Ownership Requirements. We have ownership requirements for our non-employee directors that are based on a multiple of five times the amount of each director’s annual retainer.

Board Meetings, Annual Meeting of Stockholders and Attendance

Our Board of Directors met in person or by telephone conference seven times in 2012. All incumbent directors attended at least 75% of all meetings of the Board and all meetings of the Board committees on which they served, except for Mr. Burguieres due to health reasons. The Board of Directors has scheduled a meeting in the morning prior to the Annual Meeting, and the Board encourages its members to attend the Annual Meeting. All but one of our directors attended our 2012 Annual Meeting.

Committees of the Board of Directors

During 2012, the Board of Directors had three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Governance Committee.

Each of these committees operates pursuant to a written charter setting out the functions and responsibilities of the committee, each of which may be viewed on our website at www.fmctechnologies.com under the heading “About Us > Corporate Governance” and is also available in print, free of charge, to stockholders upon request submitted to our principal executive offices at 5875 N. Sam Houston Parkway W., Houston, Texas 77086, Attention: Senior Vice President, General Counsel and Secretary.

The table below provides 2012 meeting and membership information for each of our Board committees:

2012 Meetings and Membership	Audit		Compensation		Nominating and Governance

Number of Meetings	7	(1)	5		2
Mike R. Bowlin			X		X
Philip J. Burguieres			X	(2)	X
Eleazar de Carvalho Filho	X				X
C. Maury Devine	X				X
Thorleif Enger(3)			X		X
Claire S. Farley	X
Thomas M. Hamilton	X		X	(4)
Edward J. Mooney	X	(2)
Joseph H. Netherland	X	(5)			X	(5)
Richard A. Pattarozzi			X		X	(2)
James M. Ringler	X		X

(1)	One meeting included a training session for Audit Committee members that concentrated on our internal audit department.
(2)	Indicates committee chairman for the year ended December 31, 2012.
(3)	Dr. Enger has decided not to stand for re-election at our Annual Meeting.
(4)	Indicates committee chairman for the fourth quarter of 2012 due to Mr. Burguieres’ absence for health reasons.
(5)	Although Mr. Netherland was a member of our Audit Committee and Nominating and Governance Committee in 2012, he no longer serves as a member of any of our Board committees.

Audit Committee

The Audit Committee charter gives the Audit Committee the authority and responsibility for the engagement, compensation and oversight of our independent registered public accounting firm and the review and approval in advance of the scope of audit and non-audit assignments and the related fees of the independent registered public accounting firm. The Audit Committee charter also gives this committee authority to fulfill its obligations under SEC and NYSE requirements, which include:

•	oversight responsibilities relating to our accounting, auditing and financial reporting practices;

•	responsibilities associated with our external and internal audit staffing and planning;

•	accounting and financial reporting issues associated with our financial statements and filings with the SEC;

•	financial and accounting organization and internal controls;

•	auditor independence and approval of non-audit services;

•	reviewing and assessing the adequacy of policies and procedures with respect to major risk assessment and risk management in those specific areas as delegated by the Board of Directors; and

•	“whistle-blower” procedures for reporting questionable accounting and audit practices.

Audit Committee members meet privately in separate sessions with representatives of our senior management, our independent registered public accounting firm and our Director of Internal Audit after Audit Committee meetings (four such sessions were held in 2012). The Audit Committee also plays a key role in assisting the Board in overseeing our enterprise risk management (“ERM”) program by discussing with management our major areas with potential risk exposures.

The Board of Directors has determined that all of the members of the Audit Committee meet the NYSE standard of having accounting or related financial management expertise and meet the SEC criteria for an “audit committee financial expert.”

In general, our Board oversees our risk management. The Audit Committee also plays a key role in discussing with management our potential risk exposures in the areas of its responsibility discussed in more detail under “Board Oversight of Risk Management” below.

Compensation Committee

The principal duties of the Compensation Committee under its charter include:

•	evaluating the performance of and approving all elements of compensation for the CEO;

•	reviewing and approving compensation policies and practices for other executive officers, including all elements of their compensation;

•	reviewing our executive compensation proposals to stockholders, including advisory votes on executive compensation and the frequency of such votes;

•	reviewing and approving major changes in employee benefit plans;

•	reviewing short-term and long-term incentives and equity grants;

•	reviewing and approving any agreements between us and our executive officers;

•	reviewing and recommending to the Board of Directors the compensation of our independent directors;

•	ensuring that a succession plan for the CEO and any other key executive positions is in place;

•

reviewing our overall compensation philosophy to ensure that the policy appropriately links management interests with those of stockholders, rewards executives for their contributions and provides appropriate retention incentives;

•	reviewing and approving organizational changes and restructurings that have a significant impact on us or our business;

•	reviewing and assessing the adequacy of policies and procedures with respect to major risk assessment and risk management in those specific areas as delegated by the Board of Directors; and

•

reviewing the Compensation Discussion and Analysis to be included in our annual report or proxy statement and recommending, if appropriate, to the Board of Directors, its inclusion in our annual report or proxy statement.

The Compensation Committee may delegate to its chairman, any one of its members or any sub-committee it may form, the responsibility and authority for any particular matter, as it deems appropriate from time to time under the circumstances. The Compensation Committee has delegated certain responsibilities with respect to employee benefits plans to an Employee Benefits Committee and a Plan Investment Committee. Each sub-committee is required to keep minutes and regularly reports to the Compensation Committee.

The Compensation Committee annually reviews all elements of compensation for our officers, peer group practices and performance, both internally and relative to peers as part of its process to help ensure that our total compensation program is consistent with our compensation philosophies. In discharging its duties and responsibilities, the Compensation Committee has the sole authority to retain, manage and terminate outside consultants. For instance, in determining compensation levels for executive officers, the Compensation Committee reviews compensation survey data supplied by Meridian, an independent consultant retained by the Compensation Committee. Please see “Executive Compensation—Compensation Discussion and Analysis” for additional information on the Compensation Committee’s processes and procedures for the consideration and determination of executive officer compensation.

In general, our Board oversees our risk management. The Compensation Committee also plays a key role in discussing with management our potential risk exposures in the areas of its responsibility discussed in more detail under “Board Oversight of Risk Management” below.

Nominating and Governance Committee

The principal duties of the Nominating and Governance Committee under its charter include:

•	identifying and recommending to the Board of Directors qualified nominees for election to the Board of Directors;

•

making recommendations to the Board of Directors concerning the structure and membership of other Board committees and making annual recommendations for a member to serve as the lead independent director;

•	making recommendations to the Board of Directors from time to time regarding matters of corporate governance and compliance;

•	adopting and maintaining emergency procedures for management succession in the event of the unexpected disability of the CEO;

•	reviewing and assessing our Governance Principles and Code of Ethics, including the structure, implementation and effectiveness of our compliance program;

•	reviewing and assessing the adequacy of policies and procedures with respect to major risk assessment and risk management in those specific areas as delegated by the Board of Directors; and

•	annually assessing the performance of the Board of Directors and its committees, and reporting its assessment to the Board of Directors.

Stockholders may submit recommendations for future candidates for election to the Board of Directors for consideration by the Nominating and Governance Committee by writing to our principal executive offices at 5875 N. Sam Houston Parkway W., Houston, Texas 77086, Attention: Senior Vice President, General Counsel and Secretary. A letter recommending a director candidate must include the candidate’s name, biographical information and a summary of the candidate’s qualifications. In addition, the letter should be accompanied by a signed statement from the nominee indicating that the nominee is willing to serve as a member of the Board. To make a recommendation for the 2014 Annual

Meeting, please refer to the timing requirements specified in the section of this Proxy Statement entitled “Proposals for the 2014 Annual Meeting of Stockholders.” All submissions from stockholders satisfying these requirements will be reviewed by the Nominating and Governance Committee.

In connection with its role in recommending candidates for the Board, the Nominating and Governance Committee advises the Board with respect to the combination of skills, experience, perspective and diversity that its members believe are required for the effective functioning of the Board considering our current business strategies and regulatory, geographic and market environment. Our Governance Principles set forth minimum qualifications that must be met by a nominee recommended by the Nominating and Governance Committee. In addition, the Nominating and Governance Committee may consider, among other factors, diversity of experience, age, skill, independence qualifications and whether prospective nominees have relevant business and financial experience and have industry or other specialized expertise. The Nominating and Governance Committee assesses annually the effectiveness of our diversity policy in connection with the selection of nominees for election or re-election to the Board.

Nominees to be evaluated by the Nominating and Governance Committee for future vacancies on the Board will be selected by the Committee from candidates recommended by multiple sources, including business and personal contacts of the members of the Nominating and Governance Committee, recommendations by our senior management and candidates identified by independent search firms, stockholders and other sources, all of whom will be evaluated based on the same criteria.

In general, our Board oversees our risk management. The Nominating and Governance Committee also plays a key role in discussing with management our potential risk exposures in the areas of its responsibility discussed in more detail under “Board Oversight of Risk Management” below.

Board Oversight of Risk Management

Our Board believes that one of its most important roles is the oversight of our management of risk, which the Board accomplishes through our ERM program. On at least an annual basis, management presents to the Board the risk areas that it believes to be the most significant to us and the plan for the assessment, monitoring and management of those risks. The Board has ultimate responsibility for overall risk management oversight; however, it has designated each of the three Board committees with oversight of risk within their own areas of responsibility. Oversight of areas such as strategy and operational risk are the responsibility of the full Board.

For example, the Audit Committee discusses with management on a regular basis our major areas with potential risk exposures, including financial reporting, liquidity, contract management, legal and regulatory compliance, taxes and foreign exchange. The Audit Committee reviews the potential financial impacts of these risks, the steps we take to ensure that appropriate processes are in place to identify, manage and control financial and business risks and that we have adequate insurance coverage to mitigate these risks. In cases where a practice or procedure is identified or an operational incident occurs that could heighten the possibility of a negative impact on our operations or financial results, our management reports to the Board the steps to be taken to ensure that the risk is appropriately managed.

The Nominating and Governance Committee reviews risk related to the Board’s legal and regulatory corporate governance compliance requirements and also plays a key role in discussing with management its crisis management preparedness. The Nominating and Governance Committee adopts and maintains emergency procedures for management succession in the event of the unexpected disability or exit from the Company of the CEO or other senior executive officers.

With respect to risk related to compensation matters, the Compensation Committee is responsible for assessing the nature and degree of risk that may be created by our compensation policies and practices to ensure the appropriateness of risk-taking and their consistency with our business strategies. The Compensation Committee has determined that our compensation policies and practices do not encourage or create risk-taking that could be reasonably likely to have a material adverse impact on us. The Compensation Committee believes that our annual cash and long-term equity incentives provide an appropriate mix of incentives, performance metrics and payout caps to ensure performance is focused on long-term stockholder value.

Director Independence

The Nominating and Governance Committee conducted a review of the independence of the members of the Board of Directors and its committees and reported its findings to the full Board at its February 22, 2013 meeting. Currently, 11 of our 12 directors (including the three nominees presently standing for election) are non-employee directors. The Nominating and Governance Committee reviewed all of the commercial transactions, relationships and arrangements between us and our subsidiaries, affiliates and executive officers with companies with whom the 11 non-employee directors are affiliated or employed. The transactions, relationships and arrangements reviewed by the Committee consisted of the following:

•

Philip J. Burguieres is a member of the Board of Directors and compensation committee of Newfield Exploration Company, which is one of our customers. Mr. Burguieres is also Chairman Emeritus of Weatherford International Ltd., which is one of our customers and vendors.

•

C. Maury Devine is a member of the Board of Directors and audit committee of John Bean Technologies Corporation (“JBT”), which is one of our customers and vendors. We and JBT are parties to a separation and distribution agreement and a tax sharing agreement that relate to the spin-off of our FoodTech and Airport Systems businesses (now JBT) that occurred in July 2008. Ms. Devine is also a member of the Board of Directors of Technip, which is one of our customers and vendors. Ms. Devine also serves on Technip’s audit and compensation committees.

•	Claire S. Farley is a member of the Board of Directors of EnCana Corporation, which is one of our customers and vendors.

•	Thomas M. Hamilton is the non-executive Chairman of the Board of Directors of Methanex Corporation, which is one of our customers.

•

Edward J. Mooney is a member of the Board of Directors of FMC Corporation, our former parent company, which is also one of our customers and vendors. Mr. Mooney also serves on that Board’s audit committee and is the chairman of its compensation committee. We and FMC Corporation are parties to a separation and distribution agreement and a joint litigation defense agreement that relate to the separation of the companies’ businesses that occurred in 2001. Mr. Mooney is also a member of the Board of Directors of The Northern Trust Corporation. He serves as chairman of that Board’s audit committee and is a member of the compensation committee. The Northern Trust Corporation serves as trustee for our Pension Plan and provides administrative services related to such plan. The Northern Trust Corporation is also a lender under our $1.5 billion revolving credit facility that expires in March 2017.

•	Joseph H. Netherland is a member of the Board of Directors and compensation committee of Newfield Exploration Company, which is one of our customers.

•

James M. Ringler is a member of the Board of Directors and audit committee of The Dow Chemical Company, which is one of our customers. Mr. Ringler also serves as a member of the Board of Directors and compensation committee of JBT, which is one of our customers and vendors. We and JBT are parties to a separation and distribution agreement and a tax sharing agreement that relate to the spin-off of our FoodTech and Airport Systems businesses (now JBT) that occurred in July 2008.

Although the Board has not adopted categorical standards of materiality, none of these relationships was deemed to be material or as impacting the independence of our non-employee directors. Each of our directors completes an annual questionnaire, which is modeled after Section 303A.02 of the NYSE listed company manual, requiring disclosure of any relationships (including industrial, banking, consulting, legal, accounting, charitable or familial relationships) that could impair the independence of such director.

Based on the report and recommendation of the Nominating and Governance Committee, the Board has affirmatively determined that each of Mike R. Bowlin, Philip J. Burguieres, C. Maury Devine, Thorleif Enger, Eleazar de Carvalho Filho, Claire S. Farley, Thomas M. Hamilton, Edward J. Mooney, Joseph H. Netherland, Richard A. Pattarozzi and James M. Ringler has no material relationship with our Company, and therefore, is “independent” as defined under the NYSE listing standards. Mr. Gremp was determined not to be independent because he is our CEO. In addition, the Board has affirmatively determined that all of the members of the Audit Committee satisfy the enhanced independence criteria required for members of audit committees under regulations adopted by the SEC and the NYSE corporate governance listing standards. For information regarding each committee member’s business experience, please read “Our Board of Directors.”

Leadership Structure of the Board and Executive Sessions of Independent Directors

Our Board of Directors has determined that a leadership structure consisting of a combined principal executive officer and Chairman of our Board, together with a strong lead independent director who chairs the non-management sessions of the Board is the most appropriate structure for us. Our Board believes that combining the principal executive officer and Chairman positions is currently the most effective leadership structure for our Company given Mr. Gremp’s in-depth knowledge of our Company’s business and industry, his ability to formulate and implement strategic initiatives and his extensive contact with, and knowledge of, the industry. As CEO, Mr. Gremp bears the primary responsibility for managing our day-to-day business, and our Board believes that he is the person who is best suited to chair Board meetings and ensure that key business issues and stockholder interests are brought to the attention of our Board. By combining the positions of Chairman and principal executive officer, the Board gains valuable perspective that combines the operating experience of a member of management with the oversight focus of a member of the Board; and by maintaining a lead independent director, as discussed below, the Board can provide strong independent risk oversight. In addition, our Board believes that this structure facilitates communications between the Board, its committees and management, creates the most efficient and productive relationship between the Board’s strategic role and management’s control of daily operations, utilizes Mr. Gremp’s knowledge of our business and the industry to our benefit and provides an effective balance for the management of our Company in the best interests of our stockholders.

The Chairman is responsible for setting the agenda for the Board meetings and for presiding at such meetings. Additionally, the Board of Directors annually appoints one independent member to act as its lead independent director. Mr. Bowlin has been selected by the Board of Directors to continue to serve as the lead independent director for executive sessions during 2013.

The lead independent director is authorized to call meetings of the non-employee directors, and he is responsible for the following:

•	setting the agenda for executive sessions of non-employee directors after regularly scheduled Board of Directors meetings and for presiding at such sessions;

•	acting as principal liaison between the non-employee directors and the Chairman;

•

advising the Chairman as to the quality, quantity and timeliness of the flow of information from management necessary for the non-employee directors to effectively and responsibly perform their duties;

•	providing feedback from executive sessions of the non-employee directors to the Chairman and other senior management; and

•	advising the Chairman on potential agenda items for Board meetings.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

In 2012, the members of the Compensation Committee of the Board were Messrs. Bowlin, Burguieres, Enger, Hamilton, Pattarozzi and Ringler, none of whom has ever been an officer or employee of FMC Technologies or any of our subsidiaries or had any relationships requiring disclosure with us or any of our subsidiaries. None of our executive officers has ever served on the Board of Directors or the compensation committee of any other entity that has had any executive officer serving as a member of our Board of Directors or Compensation Committee.

Communications with Directors

To provide our stockholders and other interested parties with a direct and open line of communication to our Board of Directors, a process has been established for communications with any member of the Board of Directors, including our lead independent director, the Chair of any of our committees or with our non-employee directors as a group, by sending such written communication to c/o Lead Independent Director, FMC Technologies, Inc., 5875 N. Sam Houston Parkway W., Houston, Texas 77086, or an email to our lead independent director at lead.director@fmcti.com. We will forward all correspondence directly to our lead independent director. However, communications that do not relate to the responsibilities of the intended recipients as directors of our Company (such as communications that are commercial or frivolous in nature) will not be forwarded. In addition, communications that appear to be unduly hostile, intimidating, threatening, illegal or similarly inappropriate will not be forwarded. The lead independent director will review any such communication with the parties to whom the communication is addressed at the next regularly scheduled Board meeting unless, in his judgment, earlier communication is warranted.

Director Compensation

Our compensation plan for non-employee members of our Board of Directors is included in our Incentive Plan. The Incentive Plan grants the Board of Directors the authority to modify the terms of the Board of Directors’ compensation plan pursuant to a recommendation from our Compensation Committee.

Our non-employee director compensation program consists of cash consideration and restricted stock unit awards. Compensation for directors is recommended annually by the Compensation Committee with the assistance of Meridian and approved by the Board of Directors. The Board’s goal in designing directors’ compensation is to provide a competitive package that enables us to attract and retain highly skilled individuals with relevant experience. Directors’ compensation also is designed to reward the time and talent required to serve on the board of a company of our size and complexity. The Board seeks to provide sufficient flexibility in the form of compensation delivered to meet the needs of different individuals while ensuring that a substantial portion of directors’ compensation is linked to the long-term success of the Company.

Director Fees and Annual Grant of Restricted Stock Units

For 2012, each non-employee director received an annual retainer of $60,000, paid in cash and/or as restricted stock units as elected by the non-employee director. Our non-employee directors also received an annual non-retainer equity grant of restricted stock units. For 2012, we awarded each of our non-employee directors restricted stock units on May 1, 2012, with a value of $250,000, which is included in the amount contained in the “Stock Awards” column of the Director Compensation Table below. These awards will not vest until May 1, 2013.

The “Fees Earned or Paid in Cash” column in the Director Compensation Table also includes cash remuneration in the amount of $2,000 for each Board of Directors committee meeting attended, including telephonic meetings. Our lead independent director received an additional fee of $20,000, the chair of the Nominating and Governance Committee received an additional fee of $10,000, the chair of the Compensation Committee received an additional fee of $15,000 and the chair of the Audit Committee received an additional fee of $20,000 during 2012, which are also included in the “Fees Earned or Paid in Cash” column.

The following table shows all compensation awarded or earned by the non-employee members of our Board of Directors from all sources for services rendered in all of their capacities to us during 2012. John T. Gremp, our current Chairman and CEO, is not included in the table as he was our employee during 2012 and did not receive any additional compensation for his service as a director. The compensation paid to Mr. Gremp is shown in the Summary Compensation Table.

Director Compensation Table

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Mike R. Bowlin	$32,000	$309,946	$–	$341,946
Philip J. Burguieres	85,000	249,992	10,000	344,992
Eleazar de Carvalho Filho	78,000	249,992	–	327,992
C. Maury Devine	78,000	249,992	6,500	334,492
Thorleif Enger	72,000	249,992	–	321,992
Claire S. Farley	74,000	249,992	–	323,992
Thomas M. Hamilton	82,000	249,992	10,000	341,992
Edward J. Mooney	94,000	249,992	–	343,992
Joseph H. Netherland	78,000	249,992	11,244	339,236
Richard A. Pattarozzi	86,000	249,992	8,000	343,992
James M. Ringler	26,000	309,946	9,000	344,946

(1)	Includes the amount of the director’s annual retainer, fees paid for attendance at committee meetings and additional fees paid to the chairman of each Board committee and to the lead independent director.
(2)	Restricted stock unit grants were made on May 1, 2012, valued at $47.32 per share, the closing price of our Common Stock on May 1, 2012, reflecting an aggregate grant date fair value, which was computed in accordance with the SEC proxy disclosure rules and Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, for all of our non-employee directors of $2,869,816. The number of the aggregate outstanding restricted stock units held by each of our non-employee directors on December 31, 2012 was: Mr. Bowlin 142,706.812; Mr. Burguieres 43,935.888; Mr. de Carvalho Filho 15,820.000; Ms. Devine 62,144.780; Dr. Enger 31,320.000; Ms. Farley 31,320.000; Mr. Hamilton 146,384.700; Mr. Mooney 125,163.556; Mr. Netherland 32,658.434; Mr. Pattarozzi 105,198.676; and Mr. Ringler 142,706.812. Dividends will not be paid on any of the restricted stock units unless we pay dividends on our Common Stock.
(3)	Amounts in this column reflect reimbursed costs for travel for an out-of-town spouse to our Board of Directors meeting in San Antonio, Texas and charitable contributions made by us in the name of directors pursuant to our matching charitable contribution program available to all employees and directors. The numbers shown reflect the matching charitable contribution amounts that were paid during the 2012 plan year. A portion of the amounts shown reflect matching contributions attributable to director contributions made in the prior fiscal year. For additional information regarding charitable contributions, see “Other Benefits” below.

Stock Ownership Requirements

We have ownership requirements for our non-employee directors that are based on a multiple of five times the amount of each director’s annual retainer. Non-employee directors have the opportunity to elect the year in which they will take receipt of the equity grants from either (a) a period of 1 to 15 years from the grant date or (b) upon their separation from Board service. The elections are made prior to the beginning of the grant year and are irrevocable after December 31st of the year prior to grant. In addition, our non-employee directors can now elect to defer some or all of their cash retainer payments and receive the deferred value in equity grants that have the same election options as the non-retainer equity grant. Beginning in 2012, the receipt of the annual non-retainer restricted stock unit grant is deferred for at least one year. These restricted stock units granted to directors are settled in Common Stock based upon the election of the non-employee directors prior to the beginning of the grant year and are irrevocable after December 31st of the year prior to grant. These restricted stock units are also forfeited if a director ceases service on the Board of Directors prior to the vesting date of the restricted stock units, except in the event of death or disability. Unvested restricted stock units will be settled and are payable in Common Stock upon the death or disability of a director or in the event of a change in control of our Company. Awards granted to non-employee directors will vest on the May 1st following the grant date unless otherwise determined by the Board.

Other Benefits

Each non-employee director receives reimbursement for reasonable incidental expenses incurred in connection with the attendance of Board and committee meetings. In addition, directors are eligible to participate in our matching charitable contribution program on the same terms as employees. Pursuant to this program, we match 100% of the charitable contributions of our employees and directors up to an aggregate of $10,000 in any year, although we exercise discretion to approve matching contributions in excess of that amount from time to time. Directors who are not our employees do not participate in our employee benefit plans other than our matching program for charitable contributions.

Executive Compensation

Compensation Discussion and Analysis

This section explains our executive compensation program as it relates to the following “named executive officers” whose compensation information is presented in the tables following this discussion in accordance with SEC rules:

Named Executive Officer	Position(s) Held in 2012

John T. Gremp	Chairman and Chief Executive Officer from August 1, 2012 to present Chairman, President and Chief Executive Officer until August 1, 2012
Maryann T. Seaman	Senior Vice President and Chief Financial Officer
Robert L. Potter	President from August 1, 2012 to present Executive Vice President until August 1, 2012
Douglas J. Pferdehirt	Executive Vice President and Chief Operating Officer from August 1, 2012
Tore Halvorsen	Senior Vice President

Executive Summary

Our goal for our executive compensation program is to attract, motivate and retain an exceptionally talented team of executives who deliver superior operational performance and provide leadership for our success in delivering technological innovation in a dynamic and competitive market. We seek to accomplish this goal in a way that both rewards performance and enhances stockholder long-term value. The Compensation Committee oversees our executive compensation program and determines the compensation for our executive officers. We believe the compensation program for the named executive officers was instrumental in helping us achieve strong financial performance in 2012.

In 2012, our revenue was $6.2 billion. Net income grew to $430.0 million in 2012, an increase of 7.6% over the prior year. Our full year diluted earnings per share of $1.78 resulted in the eleventh consecutive year of earnings growth. Our total stockholder return over the prior 1-year, 3-year and 5-year periods were -18.0%, 48.1% and 59.2%, respectively.

Compensation for the named executive officers consists of three major elements designed to reward performance in a straightforward manner: long-term equity awards, annual non-equity incentive awards and base salaries. Long-term equity awards consist of performance-based and time-based restricted stock unit awards. These awards provide incentives for our executives to both remain employed by us, as well as to create and maintain value for stockholders since the value of such awards depends on the executive’s continued employment and the value of our stock on the vesting date. The annual non-equity incentive program provides incentives for executives to help achieve our annual financial and operational goals. These components of the program are directly linked to the principle that executive compensation should be based on performance.

Our executive compensation program is also intended to promote and retain stability within the executive team. Our named executive officers have been our employees for an average of 27 years. Because our executive officers operate as a team, the Compensation Committee’s decisions on executive compensation in 2012 were also driven by considerations of internal pay equity as to the named executive officers.

In general, the compensation structure for our named executive officers has consisted of the same three elements since 2001. As a result, the compensation elements reported for each named executive officer in the Summary Compensation Table below will be comparatively similar each year. The actual compensation paid each year may vary based on individual and Company performance. In light of this fact, we believe the compensation of the named executive officers in the Summary Compensation Table should be viewed on a multi-year basis in order to assess the relative mixture of each officer’s equity and cash compensation.

We believe our executive compensation program is straightforward in design and serves us and our stockholders well. In that regard, we have not entered into individual employment agreements with any of our named executive officers, nor do we provide excessive perquisites, severance or change in control benefits to these officers. In 2011, we eliminated all tax gross-ups under our existing change of control agreements.

Consideration of 2012 Stockholder Advisory Vote to Approve Executive Compensation

The stockholder advisory vote to approve our executive compensation at our 2012 Annual Meeting of Stockholders was approved by 98.6% of votes cast. The Compensation Committee considers the results of the advisory vote as it completes its annual review of each pay element and the compensation packages provided to our named executive officers and other executives. Due to the significant vote in favor of our executive compensation at our 2012 Annual Meeting of Stockholders, we believe that our stockholders view our executive compensation as robust and effective in achieving our objectives. Thus, after considering the outcome of the votes, we decided to continue our current compensation philosophy and programs, while continuously monitoring developments in executive compensation, especially among our peer companies. We have not made any significant changes to our executive compensation program as a result of our stockholder advisory vote last year.

In addition, at our 2011 Annual Meeting of Stockholders, our stockholders approved, on an advisory basis, holding future advisory votes on our executive compensation on an annual basis. In consideration of the stockholder vote on the frequency of future advisory votes, our Board of Directors has determined to hold the stockholder advisory vote to approve executive compensation on an annual basis until the next required advisory vote on the frequency of future advisory votes on executive compensation or until the Board of Directors determines otherwise. We are required to hold advisory votes on the frequency of future advisory votes on executive compensation every six years.

Executive Compensation Philosophy and Core Principles

We have a peer-based executive compensation program that includes variable performance elements. Our executive management compensation program is designed (a) to motivate our officers and other key employees to achieve short-term and long-term corporate goals that should enhance stockholder value and (b) to attract and retain exceptionally talented individuals who deliver superior operational performance in our businesses and create an environment that fosters the technological innovation we believe is necessary for continued growth of our revenue, earnings and stockholder returns.

Our compensation philosophy links an executive’s total earnings opportunity with our short-term and long-term goals and objectives through the achievement of financial targets established and measured objectively by the Compensation Committee of our Board of Directors, and to a lesser extent, the executive’s performance against specific individual objectives.

Our ability to develop and retain successful executive managers for long periods of employment has provided us with stability and prolific industry experience. Low turnover at the executive management level provides continuity and minimizes the disruption that management change can cause. We believe this continuity has contributed to our successful growth and helped us avoid costs associated with recruiting experienced management talent outside of our Company.

The core principles underlying our executive compensation philosophy are as follows:

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Executive compensation is structured to be competitive and to provide appropriate retention incentives in order to attract, motivate and retain qualified managerial talent over the long term. The potential compensation for executives is targeted at median levels paid at comparable peer companies who would likely compete for our executive talent.

•

Executives are compensated for their contributions to our results. A significant portion of our executive non-equity compensation is performance-based and considered short-term since it is based on annual performance. A portion of an executive’s compensation is directly linked to his or her achievement of specific corporate and individual results that we believe create both short-term and long-term stockholder value.

•

Equity compensation provides motivation to attain long-term objectives and to increase stockholder value. Equity compensation represents a significant portion of executive total compensation. We believe at-risk equity compensation such as time-based and performance-based restricted stock unit grants, together with stock ownership and retention guidelines, align executive and stockholder interests and provide proper motivation for enhancing both short-term and long-term stockholder value.

Long-Tenured Management Team and Internal Development

The majority of our named executive officers are individuals who have devoted most of their professional careers to our Company and our former parent company. With their long tenure, our executive management team has a long-term personal and financial interest in our success. We are strong advocates of promoting from within and developing our own talent. Internal talent development and promotion from within our Company is a central element of our philosophy.

We believe that a critical element of our business success is our ability to develop and retain executive management talent. Our executive officers do not have individual employment contracts and serve at the discretion of the Board of Directors.

Role of the Compensation Committee’s Independent Consultant

For 2012, the Compensation Committee retained Meridian as its principal compensation consultant to review our executive compensation program design and assess our compensation approach relative to our performance and the market. Services performed by Meridian for the Compensation Committee during 2012 included evaluation of levels of executive officer and director compensation as compared to general market compensation data and peer group data, evaluation of proposed compensation programs or changes to existing programs, provision of information on current executive compensation trends and updates regarding applicable legislative and governance activity. Meridian’s 2012 services were limited to providing the Compensation Committee with advice and information solely on executive and director compensation and related governance matters. Meridian did not provide any other consulting services to the Compensation Committee in 2012 and it has no direct or indirect business relationships with us.

In October 2012, the Compensation Committee considered the independence of Meridian in light of new SEC rules and proposed NYSE listing standards. The Compensation Committee requested and received a letter from Meridian addressing Meridian’s independence, including the following factors: (1) other services provided to us by Meridian; (2) fees paid by us as a percentage of Meridian’s total revenue; (3) policies or procedures maintained by Meridian that are designed to prevent a conflict of interest; (4) any business or personal relationships between the individual consultants involved in the engagement and a member of the Compensation Committee; (5) any of our Common Stock owned by the individual consultants involved in the engagement; and (6) any business or personal relationships between our executive officers and Meridian or the individual consultants involved in the engagement. The Compensation Committee discussed these considerations, among other things, and concluded that the work of Meridian did not raise any conflict of interest.

The Compensation Committee’s engagement agreement with Meridian for 2012 provided for a scope of work that included ensuring that the Compensation Committee’s compensation recommendations were consistent with our business strategy, pay philosophy, prevailing market practices and relevant regulatory mandates and assisting the Committee’s efforts to make compensation decisions that are representative of the interests of our stockholders. A group of peer companies, recommended by our management and approved by the Compensation Committee, is used as part of the external benchmarking process. In approving the companies to be included in the peer group, the Compensation Committee reviews the size and financial performance of the proposed companies to determine whether the group is appropriate. Meridian collects, analyzes and reports back to the Compensation Committee on the amounts and components of compensation paid by the peer group. Since the companies surveyed by Meridian are of varying revenue size and market capitalization, its survey utilizes regression analysis to develop size-adjusted values to provide relevant comparisons for each component of compensation.

Based on the survey market data provided by Meridian, the Compensation Committee reviews the appropriateness of management’s recommendations for each executive’s base pay, annual non-equity incentive bonus and annual equity award. The Committee allocates total annual compensation to our executive officers among the various elements of short-term cash (base pay and non-equity incentive bonus) and long-term compensation (equity awards), including the allocation between performance-based and time-based equity to approximate the market allocation identified in Meridian’s survey results. While the Compensation Committee considers input from Meridian, ultimately the Compensation Committee’s decisions reflect many factors and considerations, including scope of responsibility, individual performance and tenure.

Establishing Competitive Pay Levels

The Board has delegated the authority to the Compensation Committee to decide whether or not to accept, reject or modify our management’s proposals for annual compensation awards to our executive officers. In determining compensation levels for our executive officers, the Compensation Committee reviews compensation survey data supplied by Meridian. The companies in the Meridian peer group survey were selected by our management and approved by the Compensation Committee for peer group comparison. The list of peer group companies is reviewed on an annual basis by the Compensation Committee to ensure continuing relevancy.

Our Vice President of Administration, working with Meridian, provided recommendations for each executive officer’s base pay, annual non-equity incentive bonus and annual equity award for the Compensation Committee’s review. Our Chief Financial Officer also provided the Compensation Committee with information related to our financial performance against our objectives and our peer companies’ financial performance. The Compensation Committee considered these factors in setting annual targets and ratings associated with incentive compensation awards, selecting appropriate structures for performance-based restricted stock units and ensuring that our total compensation program is consistent with our compensation philosophies.

Our CEO is the only executive officer whose compensation is disclosed in the Summary Compensation Table in this Proxy Statement who also participates each year in the compensation decisions for other named executive officers. Our CEO does not have a role in setting his own base pay, annual non-equity incentive bonus amount or the size of his annual equity compensation award. Accordingly, the Compensation Committee also reviews the specific corporate goals and objectives relevant to the compensation of our CEO and evaluates the CEO’s performance in light of those goals and objectives.

Based on the Compensation Committee’s annual review and evaluation for 2012, the Committee determined and approved the CEO’s total compensation level, including salary range, base pay, non-equity incentive compensation and long-term incentive awards.

For 2012, our peer group included the 25 industrial companies listed below (the “Benchmark Peer Group”). Ten of the 25 companies in our peer group are oilfield service and equipment companies that would likely compete with us for executive talent (the “Industry Peer Group”). The Industry Peer Group companies also are likely to compete with us for customers, suppliers, and ultimately, investors. For these reasons, we use the Industry Peer Group as the relevant comparison point for measuring our own financial performance for purposes of our performance-based restricted stock unit awards, as discussed below. We also use the Industry Peer Group for comparison purposes when determining the compensation of our named executive officers. We use the Benchmark Peer Group companies to benchmark the compensation of other senior management positions.

In considering companies to be included in the Benchmark Peer Group, the Compensation Committee reviewed revenues and market capitalization of each company, as well as available industry segment and performance data, to determine whether it would be appropriate to include the company in the group. The Industry Peer Group companies are marked with an asterisk (*).

Baker Hughes Incorporated*	McDermott International, Inc.*
BorgWarner Inc.	National Oilwell Varco, Inc.*
Cameron International Corporation*	Noble Corporation*
Chicago Bridge & Iron Company N.V.	Oceaneering International, Inc.*
Cooper Industries plc	Oil States International, Inc. *
Cummins Inc.	Stanley Black & Decker, Inc.
Dover Corporation	Tidewater Inc.*
Eaton Corporation plc	The Timken Company
Flowserve Corporation	URS Corporation
Foster Wheeler AG	Weatherford International Ltd.*
Halliburton Company*	The Williams Companies, Inc.
Ingersoll-Rand Co. PLC	Worthington Industries, Inc.
Lennox International Inc.

For 2013 compensation comparisons, Cooper Industries plc will be removed due to its acquisition by Eaton Corporation plc on November 30, 2012. Eaton Corporation plc will remain in the Benchmark Peer Group for 2013.

Although the companies included in the survey may vary in revenue size and market capitalization, the survey utilizes regression analysis to develop size-adjusted market values for each element of compensation. Additionally, for equity-based compensation, Meridian uses Black-Scholes based option models to value stock options and other economic pricing models for other equity-based compensation. Using the survey market data provided by Meridian, the Compensation Committee reviewed the appropriateness of each executive officer’s base pay, annual non-equity incentive bonus and annual equity award. The Compensation Committee allocates total annual compensation to our executives among the various elements of short-term cash (base pay and annual non-equity incentive compensation) and long-term compensation (equity awards) to approximate the market allocation identified in the survey results.

The chart below shows the comparison of total compensation mix for our named executive officers to the Meridian compensation survey for our Industry Peer Group. The target compensation mix for our named executive officers is comparable to the Industry Peer Group for the surveyed period.

The actual compensation of our named executive officers (on an aggregate basis) in 2012 was 19% base pay, 13% annual non-equity incentive compensation and 68% long-term equity compensation, which is allocated between time-based and performance-based restricted stock units. Our actual allocation of total compensation differed somewhat from that of the target due to a lower than target payout of the non-equity incentive component paid in 2012.

When making compensation comparisons between our named executive officers and the market data, we use the Industry Peer Group as the appropriate comparison group. For each of our named executive officers, the Compensation Committee compared each element of the executive’s compensation, as well as the executive’s total compensation, to his or her counterparts at the Industry Peer Group companies. To evaluate internal pay equity, the Compensation Committee also evaluated the ratio of our CEO’s compensation to the compensation of each of our other named executive officers in comparison to these ratios in the Industry Peer Group.

The Compensation Committee uses tally sheets to summarize all of the elements of each named executive officer’s actual and potential future compensation. The tally sheets provide our Compensation Committee with the information necessary to evaluate the total compensation of a named executive officer. The tally sheets present the dollar amount of each component of the named executive officer’s compensation, including cash compensation, accumulated deferred compensation balances, outstanding equity awards, retirement benefits, perquisites and any other compensation. With regard to performance scenarios, the tally sheets demonstrate the amounts of compensation that would be payable under minimum, target and maximum payouts under our cash and equity incentive compensation plans.

Components of Compensation

In order to attract and retain the needed level of executive talent for the Company, compensation for the named executive officers consists of three elements designed to reward performance in a straightforward manner: long-term equity awards, annual non-equity incentive awards and base salaries. We allocate these elements between short-term and long-term compensation.

Allocation of Pay Between Short-Term and Long-Term Compensation

In accordance with our compensation philosophy, our compensation programs are intended to provide incentives to our executive officers to achieve short-term and long-term operating goals as well as strategic objectives. Certain elements of our compensation programs are weighted toward long-term incentives in the form of equity compensation with a three-year vesting requirement and a variable performance-based component. We determine the size of each named executive officer’s equity grant based on a calculated theoretical value of the grant. The ultimate actual value of an equity grant will depend upon our relative performance to our Industry Peer Group and the share price of our Common Stock after the end of the applicable vesting and retention periods. Our share price will be largely dependent upon our long-term performance, as well as general market dynamics.

Short-Term Compensation

The annual cash pay elements that our executive officers receive include base pay and an opportunity to earn annual non-equity incentive compensation. We target our executive base pay and annual non-equity incentive compensation opportunities at the median level of our Industry Peer Group companies on a size-adjusted basis.

•	Cash Compensation—Base Pay

Base pay compensates our employees for services provided during the year and is the fixed element of an executive’s annual compensation. Our goal is to target base salaries for our named executive officers at approximately the size-adjusted 50th percentile of the Industry Peer Group companies. Variations may result from the Compensation Committee’s and management’s consideration of such factors as job performance, time in position, prior experience and business conditions. We use the annual survey to review median base pay values for comparable employees to set employees’ base pay.

A performance rating for each executive officer is established based on an assessment of the executive’s performance of his or her primary responsibilities. In addition to establishing a performance rating, the Compensation Committee may also evaluate market movement of salaries in our Industry Peer Group. A base pay change, or merit increase, for an executive officer, other than the CEO, is both recommended by the CEO and approved by the Compensation Committee. Merit increase guidelines are established annually for all employees by the Compensation Committee, based on annual market surveys. In 2012, our merit increase pool was 3.5%, and the average merit increase for all officers was approximately 3.5%.

•	Cash Compensation—Annual Non-Equity Incentive Compensation

Our annual non-equity incentive compensation plan is a variable cash-based incentive plan designed to focus management on performance factors important to the continued success of their business units and in our overall performance in a particular year. In 2012, our annual non-equity incentive target bonus percentages for our named executive officers ranged from 70% to 110% of base pay, the highest percentage being assigned to our CEO. The annual non-equity incentive compensation is weighted primarily toward business performance (70%), which we refer to as the Business Performance Incentive or “BPI” component, and secondarily to individual performance (30%), which we refer to as the Annual Performance Incentive, or “API” component.

The BPI Component:

The Compensation Committee annually establishes BPI targets and reviews the performance measures to be used for our annual non-equity incentive program annually at its February meeting. In 2012, the three equally weighted measures used by the Compensation Committee were based upon our combined results and included the following components:

•	Net Contribution is measured as net income plus after tax interest expense minus a 10.5% charge for capital, thus encouraging our executives to grow the business while efficiently using capital;

•

EBIT Growth is measured as annual growth in earnings before interest and taxes, which measures our ability to generate profit, and the use of this metric facilitates comparison with peer companies by excluding the effect of different capital structures and tax rates; and

•	EBIT Percentage of Sales is measured as earnings before interest and taxes generated from each dollar of sales, which measures our operating leverage and cost control.

All of these measures are adjusted for the cumulative effect of changes in accounting principles, significant acquisitions and divestitures and foreign exchange movements versus the assumptions of those movements at the time the targets were set.

A range of results for these measures are established along a 0.0 to 2.0 multiple continuum. For instance, the Compensation Committee established one value for a targeted EBIT Growth at 1.0. If our actual EBIT Growth results are less than the target, the BPI multiple for that measure will fall between 0.0 and 1.0. If our EBIT Growth exceeds the target, the BPI multiple would fall between 1.0 and 2.0. The resulting BPI multiple of the three equally-weighted measures is then multiplied by the individual executive officer’s non-equity incentive compensation percentage to determine non-equity incentive compensation payout to that executive.

For 2012, in order to achieve the 2.0 performance in each measure, Net Contribution must have improved by 19.2% over target, EBIT Growth must have increased 12.5% above target and EBIT Percentage of Sales must have increased 7.5% above target. To reach target of 1.0 for 2012, Net Contribution must have improved by more than 60% over 2011 performance, EBIT Growth must have increased by more than 30% over 2011 performance and EBIT Percentage of Sales must have increased 10% over 2011 performance. All of our named executive officers were given a corporate BPI target, which was based on our consolidated results on the three measures.

Our actual 2012 performance was below all three of the targets:

Performance Measure	Weighting	% Above (Below) Target	Rating
Net Contribution	1/3	(31)%	0.35
EBIT Growth	1/3	(9)%	0.79
EBIT Percentage of Sales	1/3	(9)%	0.51

Average BPI			0.55

Our performance resulted in below target ratings based on the scale established at the beginning of the year and our performance relative to the targets established.

The API Component:

A review of the named executive officers’ individual performance is conducted to determine the API component of the non-equity incentive compensation. Each executive officer’s performance against objectives, established in the beginning of the year, is evaluated annually by the Compensation Committee with input from the CEO. The API objectives for the CEO are set by the Compensation Committee without the CEO being present in the Compensation Committee session. These performance objectives vary depending on the roles and responsibilities of the particular executive and may, in part, be subjective. These individual objectives may include, as examples, goals for acquisitions or divestitures, safety performance, achieving recruiting targets, building management depth, technological innovations and improving market positions through profitable growth and new product introductions.

The API rating is based on the achievement by a named executive officer of both quantifiable performance objectives as well as other, more subjective objectives. If a named executive officer failed to achieve all of his or her objectives, the API multiple would likely be 0.00. If the executive met some, but not all of the objectives, the API multiple would fall between the range of 0.0 to 2.0 depending upon the number of objectives accomplished, their relative importance and difficulty and the factors that may have prevented achievement of certain objectives. An executive achieving all objectives could potentially receive an API of 2.0, although this would be unusual due to our efforts to establish stretch objectives that may be extremely difficult to achieve. For 2012, our named executive officers received API ratings ranging from 1.20 to 1.30 for the year, with an average rating of 1.26. For 2011, the named executive officers received API ratings ranging from 1.0 to 1.25 for the year, with an average rating of 1.09.

Thus, assuming a named executive officer has a base pay of $500,000, a 70% target bonus, a BPI rating of 0.55 and an API rating of 1.26, the executive’s annual non-equity incentive compensation payment would be calculated in the following manner:

BPI: $500,000 x 0.70 (BPI weighting) x 0.70 (target bonus) x 0.55 (corporate BPI achievement)	$134,750
API: $500,000 x 0.30 (API weighting) x 0.70 (target bonus) x 1.26 (individual API rating)	132,300

Total Non-Equity Incentive Compensation	$267,050

The following describes certain 2012 API objectives of our named executive officers that were evaluated to determine, in part, their performance for purposes of calculating their API measure.

Certain API objectives that we consider commercially sensitive and believe will provide proprietary data to our competitors and would cause us competitive harm have been omitted.

John T. Gremp – Chairman, Chief Executive Officer and Former President

Mr. Gremp’s 2012 objectives were focused on executing growth plans, achieving financial objectives, improving operational execution and strengthening our senior leadership team. Mr. Gremp continued to grow the Company by strengthening relationships and market position with major deepwater operators. This strength was reflected in expanded frame agreements and receipt of the largest subsea industry contract during the year. Significant progress was made on key growth strategies; the comprehensive approach to subsea services resulted in, among other things, a joint venture with Edison Chouest Offshore LLC, advancing our vessel strategy. Our focus on subsea processing drove the successful delivery and installation of Petrobras’ Marlim separation and boosting system and led to the successful qualification of the Sulzer Pumps helico-axial multiphase subsea boosting unit. Flowback services were identified as a key element of shale strategy, and consequently, Pure Energy Services Ltd. was acquired in October 2012. Finally, regarding growth, we closed the acquisitions of Schilling Robotics, LLC and Control Systems International, Inc. With respect to achieving financial objectives, revenue grew 21% over 2011 and EBIT (earnings before interest and taxes) as a percent of sales improved to 12.7%. Despite the year over year improvement, we did not meet our own aggressive earnings per share target. Working capital reduction will be a key focus in 2013 in light of increasing working capital during 2012. Improved operational execution was seen in world class safety performance. Our quality performance metric improved 20% over the prior year. We executed our growth plan successfully by completing all major capacity additions; improving the supply chain; and recruiting the talent necessary to meet customers’ demands. Finally, the senior leadership team was strengthened by the successful recruitment of our Chief Operating Officer and Vice President of the Energy Infrastructure segment.

Maryann T. Seaman – Senior Vice President and Chief Financial Officer

Ms. Seaman’s 2012 objectives as Senior Vice President and Chief Financial Officer focused on enterprise risk management, improving cash management, improving the corporate tax position and talent development. Ms. Seaman led our risk management activities, making particular progress by expanding comprehensive risk management practices throughout the organization. Ms. Seaman successfully led the credit facility financing project by securing ideal rates, exceeding cash targets and negotiating improved terms. We also benefitted from a successful public offering of senior notes, which was executed at better-than-market rates. Ms. Seaman also implemented a new global transfer pricing policy and process and supervised a new debt structure for Norway, resulting in significant savings. Ms. Seaman has maintained investor confidence through her leadership of the investor relations function. Finally, the senior financial team has been strengthened by the addition of key talent and promotion of internal candidates.

Robert L. Potter – President and Former Executive Vice President

Mr. Potter started 2012 as Executive Vice President, Energy Systems. In this position Mr. Potter primarily focused on improved execution and assuring that all business segments were prepared for growth. Record product shipments were achieved, and operations in Brazil continued to improve in all functional areas. Mr. Potter was named President on August 1, 2012. In addition to carrying over some of his prior responsibilities, Mr. Potter added emphasis on leading strategic initiatives related to improving customer focus and expanding global frame agreements with major customers. He also took the lead role in our quality transformation and led all three business segments through strategic acquisitions.

Douglas J. Pferdehirt – Executive Vice President and Chief Operating Officer

Mr. Pferdehirt joined the Company on August 1, 2012 when he was named Executive Vice President and Chief Operating Officer. In his first five months with us, Mr. Pferdehirt focused on improving execution and working on selected growth plans. He personally was responsible for negotiating our position in the long-term agreement with Sulzer Pumps Ltd. This strategic alliance assures a source of supply for boosting systems critical to the strategic growth of our subsea processing business. In addition, he provided leadership to the Surface Technologies segment on its acquisition of Pure Energy Services Ltd. Finally, Mr. Pferdehirt was critical to the closing and ongoing management of the vessel joint venture with Edison Chouest Offshore LLC.

Tore Halvorsen – Senior Vice President

Mr. Halvorsen’s 2012 performance objectives emphasized improved execution and assuring that our Subsea Technologies segment is adequately prepared to successfully meet the segment’s growth plans. His teams successfully integrated the Schilling Robotics, LLC acquisition; negotiated and launched the vessel joint venture with Edison Chouest Offshore LLC; and completed key new product development platforms. The starting backlog was executed in large part according to budget plans, safety performance improved and all facility expansion projects were completed in line with plans.

•	Perquisites

We provide limited perquisites to our executive officers in order to facilitate the performance of their managerial and external marketing roles and to ensure a competitive total compensation package. The perquisites we provide to our executives include financial planning and personal tax assistance, personal use of company automobiles, dining club memberships and country club memberships, executive physicals and other minor expenses associated with their business responsibilities. Our executives’ use of company vehicles and dining and country club membership benefits is primarily for business-related travel and entertainment. We require our executives to report personal use of company vehicles and club memberships. We also pay certain travel expenses such as airfare and meals for spouses of our executive officers when they accompany their spouses and when such expenses are considered to be related to the business travel purpose. If a named executive officer’s perquisites exceed $10,000 in cost to us, the total amount of the perquisites provided by us to that named executive officer is included in the “All Other Compensation” column of the Summary Compensation Table and the nature of those perquisites are described in a footnote to the table. We do not gross up for the taxes due on the value of perquisites deemed to be personal.

Long-Term Compensation

•	Equity Compensation

The long-term component of our executive compensation consists of equity awards, which ensures that a significant portion of total compensation remains at risk and is tied to the creation of stockholder value, as well as provides our executive officers the opportunity to benefit if our stock price appreciates over the long term. We use the Meridian survey data noted previously to establish a value for the equity compensation granted to each of our executive officers. To determine the appropriate amount of equity-based compensation awards for our executive officers, we determine the size-adjusted median value of comparable equity compensation awards issued by the Industry Peer Group companies surveyed by Meridian to each named executive officer’s peers within the surveyed companies, along with other evaluations of the executive.

We currently use restricted stock unit awards. For 2012, the Compensation Committee reviewed competitive market pay practices and considered individual performance in determining the economic value of restricted stock unit awards to our named executive officers. The grant size of restricted stock units for each of our named executive officers was set by dividing the economic value set for that officer by the face value of our Common Stock on the date of grant to determine the number of shares delivered to each officer.

Although our incentive compensation program permits the Compensation Committee to approve equity compensation awards to our executive officers in a variety of forms, only stock options and restricted stock unit grants with both time-based and performance-based elements have been awarded since our initial public offering in 2001. In addition, we have not granted stock options to any of our employees since 2005. We believe the combination of time-based and performance-based incentives provides performance incentives consistent with our stockholders’ interests and serves as an effective retention vehicle for our named executive officers.

Our equity awards normally have vesting periods of three years. The grant date of the annual equity awards is the date of the annual Compensation Committee meeting in February. As long as an executive remains employed with us through the age of 62, any unvested equity awards remain outstanding after retirement and are settled on the originally scheduled vesting date. Executives will forfeit unvested awards if they retire prior to age 62. Awards vest immediately in the event of death, disability (as defined in our Incentive Plan) or a qualifying change in control. Performance-based restricted stock unit awards vest at 100% of target if death, disability or a change in control occurs during the performance period.

Since the end of 2001 through December 31, 2012, our share price compounded annual growth rate has averaged 26.9%. The market value of vested and unvested restricted stock unit awards shown in the Outstanding Equity Awards at Fiscal Year-End Table and the realized value of exercised options and restricted stock unit awards shown in the Option Exercises and Stock Vested Table demonstrate both the potential and realized value of equity awards we have issued to our named executive officers and the alignment of our executive officers’ personal financial interests with those of our stockholders.

•	Time-Based Restricted Stock Unit Awards

We issue grants of time-based restricted stock units to our executive officers and other key employees under our Incentive Plan. All restricted stock units awards granted to our executive officers require a minimum of an additional three years of service by the executive before the restricted stock units vest and the executive receives ownership and voting rights. We utilize vesting periods as a retention incentive.

•	Performance-Based Restricted Stock Unit Awards

Based on the comparison to our Industry Peer Group allocation of performance-based compensation, the Compensation Committee determined that two-thirds of the economic value of the restricted stock units awarded to our officers and three other senior managers be based on meeting certain performance criteria. Our performance-based equity compensation links the award of restricted stock units to the achievement of performance targets relative to the performance of our peers. The linking of our executive’s performance-based awards to our achievement of performance targets relative to the performance of the Industry Peer Group companies puts a meaningful portion of our named executive’s targeted equity award at risk. The percentage of the total performance-based restricted stock unit award an executive officer will ultimately receive will be determined at the end of the one-year measurement period and will be dependent upon our performance relative to the Industry Peer Group with respect to the following three measures for that period:

•

EBITDA Growth is measured as annual growth in earnings before interest and taxes, excluding depreciation and amortization, which measures our ability to generate profit, and the use of this metric facilitates comparison with peer companies by excluding the effect of different capital structures and tax rates;

•	Return on Investment (“ROI”) is both a measure of profitability, equal to annual net income divided by equity plus long-term debt, as well as how effectively we use capital; and

•	Total Stockholder Return (“TSR”) is measured as the total returns that an investor receives based on the volume-weighted average price and the reinvestment of dividends issued.

The performance results of these three measures for the Industry Peer Group are publicly available and provide us with externally available references against which our performance is measured.

The amount of the performance-based restricted stock unit award earned by our executive officers can vary between 0 and 200% of the performance-based award amount granted. This is determined by our full-year performance of the three defined measures relative to the performance of the Industry Peer Group.

Each of the three performance measures are weighted equally in the compilation of the award. EBITDA Growth and ROI are measures for performance-based awards and TSR is a measure for market-based performance awards. A determination of below average, average or above-average performance is made based on actual full-year results. The following table illustrates the percentage of the target award that could be earned for each of the three measures for 2012 based on our performance relative to that of our Industry Peer Group.

Performance Measure	Weighting	Below Average (0% of Target Grant)	Average (100% of Target Grant)	Above Average (200% of Target Grant)
EBITDA Growth	1/3	0%	33%	67%
Return on Investment (ROI)	1/3	0%	33%	67%
Total Stockholder Return (TSR)	1/3	0%	33%	67%

For below-average performance against any of the three performance measures, an executive officer receives 0% of the one-third portion of the grant tied to such performance measures; for average performance, 100% of one-third of the grant; and for above-average performance, an executive would receive 200% of one-third of the grant. The payout for the TSR metric is determined based on our performance relative to the Industry Peer Group. However, if our TSR for the year is not positive, then the payout for the TSR metric cannot exceed the target as established by the Compensation Committee, regardless of our performance relative to our Industry Peer Group.

We define our performance for each of the three performance measures as follows:

Above Average – Our performance exceeds the performance of the midpoint between the third and fourth ranked Industry Peer Group companies;

Average – Our performance is between the midpoint of the third and fourth ranked Industry Peer Group companies and the midpoint between the sixth and seventh ranked Industry Peer Group companies; and

Below Average – Our performance is below the midpoint between the sixth and seventh ranked Industry Peer Group companies.

In 2012, we ranked above average for ROI, average for EBITDA Growth and below average for TSR measures. As a result of our financial performance relative to our Industry Peer Group for 2012, our named executive officers will receive 100% of the target performance-based portion of the restricted stock unit grants awarded on February 23, 2012 and these awards will vest on January 2, 2015. The final performance-based restricted stock unit award each named executive officer received for 2012 are included in the “Number of Shares or Units of Stock that have Not Vested” and “Market Value of Shares or Units of Stock that have Not Vested” columns of the Outstanding Equity Awards at Fiscal Year-End Table.

The vesting period for performance-based restricted stock unit awards is the same as the vesting period for time-based restricted stock unit awards, which is three years from the grant date, meaning that although the performance period considered is one year, the awards do not vest for three years from the date of grant. None of our executive officers have the ability to adjust the performance measures approved by the Compensation Committee or to waive any conditions established for the performance-based awards once established by the Compensation Committee.

“Clawback” Provision

Pursuant to our Incentive Plan, our Compensation Committee has the discretion to “clawback” and cancel previously earned performance-based compensation. Approximately two-thirds of the restricted stock units based on achieving performance goals and 70% of the annual non-equity incentive awards have been designed to qualify as “performance-based” compensation. In the event our financial statements are restated as a result of errors, omissions or fraud, our Compensation Committee may, in good faith and to the extent an award exceeds what would otherwise have been awarded based on the restated financial results: (a) cancel any outstanding award granted, in whole or in part, whether or not vested or deferred, to our officers who are identified as being subject to Section 16 of the Exchange Act (“Section 16 Officers”); and (b) if such restatement occurs after the exercise or payment of an award, require the Section 16 Officers to repay to us any gain realized or payment received upon the exercise or payment of the award valued as of the date of exercise or payment. The Compensation Committee expects to approve any necessary revisions to our Incentive Plan to comply with Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) when the SEC approves final rules implementing the requirement.

Stock Ownership and Retention Requirements

The Compensation Committee established executive officer stock ownership guidelines to ensure a continuing alignment of executive and stockholder interests. Under these guidelines, an executive officer is required to retain ownership of shares in an amount equal in value to a multiple of the individual’s midpoint of salary grade and target annual non-equity incentive bonus. Qualifying awards include directly-held stock, restricted stock unit awards not subject to performance, shares held in the U.S. Qualified Savings Plan (as defined below in “Savings Plans”) and shares held in the U.S. Non-Qualified Savings Plan (as defined below in “Savings Plans”). Under our program, ownership requirements are determined by a multiple of base pay only. Further, shares underlying options will not be considered as qualifying awards.

Upon becoming a Section 16 Officer, an executive has five years to satisfy a new or increased retention multiple, pro-rated 20% each year. The multiple for each of the named executive officers is provided in the following table. Each named executive officer satisfied the ownership guidelines applicable to him or her in 2012.

Named Executive Officer	Multiple of Base Pay
John T. Gremp	6.0
Maryann T. Seaman	4.0
Robert L. Potter	5.0
Douglas J. Pferdehirt	5.0
Tore Halvorsen	4.0

In addition, stock retention guidelines adopted by our Compensation Committee require our executive officers to retain, for a period of at least one year after the vesting date, shares equivalent to at least one-half of the net after-tax number of shares deposited in their account for restricted stock unit and stock option awards. The purpose of this additional policy is to impose a holding period during which our executives must retain ownership of a significant portion of vested equity compensation awards. We believe that the combination of the stock ownership guidelines and the stock retention rules focus our executives on our long-term value by aligning their interests with the long-term interest of our stockholders.

We regularly evaluate and monitor compliance with these guidelines, and the Board reviews compliance on at least an annual basis. All executive officers met their ownership requirements under our ownership guidelines in 2012.

Insider Trading and Speculation in Company Stock

We have established policies that prohibit our officers, directors and certain employees from engaging in discretionary transactions involving our securities while in possession of material, non-public information or otherwise using such information in any manner that would violate applicable laws and regulations.

To align the economic risk of ownership of management and stockholders, our ownership guidelines also prohibit all officers and their immediate families from directly or indirectly speculating in Company stock, including derivative transactions, hedging and pledging activities, short selling, the sale or purchase of options in Company stock and borrowing against Company stock.

Deductibility of Executive Compensation under Section 162(m) of the Internal Revenue Code

Section 162(m) of the IRC generally disallows a tax deduction to public corporations for non-performance-based compensation in excess of $1 million paid for any fiscal year to certain named executive officers. In its review and establishment of compensation programs and awards for executive officers, the Compensation Committee considers the anticipated deductibility or non-deductibility of the compensation as a factor in assessing whether a particular compensatory arrangement is appropriate. See “Proposal to Reapprove the Material Terms of Our Performance Goals under Our Incentive Plan, as Required by Section 162(m) of the Internal Revenue Code (Item 4 on the Proxy Card)” for a further description of the Section 162(m) requirements and our request for stockholder reapproval of the material terms of the performance goals under our Incentive Plan. However, the Compensation Committee reserves the right to approve compensation paid to our executive officers that is not tax deductible if the Compensation Committee determines that it is in our best interest.

Defined Benefit Pension Plans

U.S. Defined Benefit Plan

A longer term element of compensation for our executive officers is our retirement programs. All of our U.S.-based executive officers with more than five years of service as of December 31, 2009 participate in the pension plan (the “U.S. Pension Plan”) that provides income replacement retirement benefits. We believe our pension plan design is an effective retention vehicle and that it has been a significant factor in the long tenure of our executive management team and, consequently, the depth of our management team’s experience with our businesses. The same benefit calculation formula is used for our executive officers as is used for all of our U.S.-non-bargaining unit employees. The U.S. Pension Plan is designed to provide retirement income to all of our current employees who meet the minimum service requirement of five years or who retire on or after age 65. The pension payment is based on “final average pay,” which is calculated for the period that includes the employee’s highest 60 consecutive months of pay in the final 120 months of service, and includes base pay and annual non-equity incentive bonus in the calculation. Eligible earnings under the provisions of the U.S. Pension Plan do not include the value of the equity grants (stock options or restricted stock unit awards), matching contributions to our U.S. Qualified Savings Plan (as defined below in “Savings Plans”) and/or deferrals or Company contributions to our U.S. Non-Qualified Savings Plan (as defined below in “Savings Plans”) or perquisites.

The U.S. Pension Plan is qualified under the IRC. The U.S. Internal Revenue Service (the “IRS”) limits the amount of compensation on which retirement benefits can be earned and the amounts payable by a tax qualified defined benefit pension plan.

We also have a U.S. non-qualified defined benefit pension plan (the “U.S. Non-Qualified Pension Plan)” to provide the benefits based on earnings above the IRS limits as well as benefits based upon deferrals made to the U.S. Non-Qualified Savings Plan that are not permitted under the U.S. Pension Plan. All of our U.S.-based executive officers with more than five years of service as of December 31, 2009 participate in the U.S. Non-Qualified Pension Plan. The U.S. Non-Qualified Pension Plan uses the same pension benefit formula as the tax-qualified U.S. Pension Plan. The benefits under this plan are our general obligations and are not protected by the IRC.

Effective January 1, 2010, the U.S. Pension Plan and the U.S. Non-Qualified Pension Plan were closed to new entrants and frozen for employees, including executive officers, with less than five years of vesting service as of December 31, 2009. Accordingly, executive officers hired after January 1, 2010 do not participate in the U.S. Pension Plan or the U.S. Non-Qualified Pension Plan.

Norwegian Pension Program

Mr. Halvorsen is our only named executive officer who is not U.S.-based and he is covered under the Norwegian Pension Program (the “Norwegian Pension Program”). The Norwegian Pension Program is designed to provide employees based in Norway with targeted total pension payment of 65% of their final salary based on 30 years of service. For service less than 30 years, the payment is reduced proportionately. This benefit is offset by any state or government provided social security benefits. The salary included in the benefit calculation is limited to 12 times the National Insurance Base Amount, which was NOK82,122 ($14,203), effective May 1, 2012 through the end of 2012. The amount in U.S. dollars is based on an average currency exchange rate at month-end over the full year.

In addition, a supplementary pension program (the “Norwegian Supplementary Program”) was established in Norway, effective January 1, 2007, to provide benefits for salary in excess of 12 times the National Insurance Base Amount, which is not covered under the Norwegian Pension Program. The Norwegian Supplementary Program provides a pension payment of 49% of final salary exceeding 12 times the National Insurance Base Amount for 30 years of service beginning on or after January 1, 2007. For service less than 30 years, the pension payment is reduced proportionately.

Savings Plans

U.S. Savings Plan

All of our U.S.-based employees, including our executives, are eligible to participate in our tax-qualified savings and investment plan (the “U.S. Qualified Savings Plan”). This plan provides an opportunity for employees to save for retirement on both a pre-tax and after-tax basis. Employees exceeding the IRS compensation limit for highly compensated employees can contribute between 2% and 20% of base pay and eligible incentives through pre-tax and after-tax contributions up to the maximum amount prescribed by law and our limits, and employees not considered highly compensated under IRS regulations can contribute up to 75% of base pay and eligible incentives. For non-bargaining unit employees, we match 100% up to the first 5% of each employee’s contributions. Participants are 100% vested in their contributions and the employer matching contributions. For annual compensation that exceeds the maximum compensation limit required by the IRC for our U.S. Qualified Savings Plan, we contribute 5% of such excess to that employee’s non-qualified savings plan account discussed below.

In addition, effective January 1, 2010, a 4% non-elective contribution will be made for all eligible non-union employees hired or rehired on or after January 1, 2010, and current non-union participants with less than five years of vesting service as of December 31, 2009. Eligible participants will become vested in their non-elective contributions upon three years of service.

Our U.S.-based executives are eligible to participate in a pre-tax non-qualified defined contribution plan (the “U.S. Non-Qualified Savings Plan”), which provides our executives and other eligible employees with the opportunity to participate in a tax advantaged savings plan comparable to the U.S. Qualified Savings Plan. The investment options offered to participants in the U.S. Non-Qualified Savings Plan are similar to those offered in our U.S. Qualified Savings Plan. Participants may elect to defer up to 90% of their base pay or annual non-equity incentive bonus into the U.S. Non-Qualified Savings Plan. We contribute 5% of the employee’s contributions to the U.S. Non-Qualified Savings Plan. Participants are 100% vested in their contributions and the employer matching contributions. All vested funds must be distributed upon an employee’s termination or retirement from the Company. For those eligible participants in the U.S. Non-Qualified Savings Plan eligible to receive the non-elective contribution, we will contribute an additional 4% of the employee’s contributions to the U.S. Non-Qualified Savings Plan. In addition, for these eligible participants, we will contribute 4% of the annual compensation that exceeds the maximum compensation limit required by the IRC for our U.S. Qualified Savings Plan to the U.S. Non-Qualified Savings Plan.

International Savings Plan

Mr. Halvorsen is eligible to participate in a non-qualified defined contribution plan administered in the United Kingdom (the “International Savings Plan”). Participation in this plan is generally restricted to key employees with a salary grade of 20 or above, who are not subject to U.S. taxes, and not citizens of the United States, Canada or the Cayman Islands. Exceptions to the salary grade for eligibility can be made by the Company. Participants can contribute up to 75% of base pay and eligible incentives. We match up to the first 5% of each employee’s contributions. Both the contributions to the International Savings Plan and the distributions from the International Savings Plan are made in U.S. dollars. Participants are vested on a five-year graded vesting schedule for employer contributions. All vested funds must be distributed upon an employee’s termination or retirement from the Company.

Executive Severance Benefits

General Benefits

It is our policy to offer severance benefits to our executive officers because we believe that severance benefits provide important financial protection to our executive officers in the event of involuntary job loss, are consistent with the practices of peer companies and are appropriate for the retention of executive talent.

Under our executive severance plan, executive officers who are terminated without cause are entitled to receive 15 months of severance pay (limited to base pay and the executive’s target annual non-equity incentive bonus), their pro-rated target annual non-equity incentive bonus through the date of termination, the continuation of medical and dental benefits for 15 months at the employee premium rate, outplacement assistance, and financial planning and tax preparation assistance for the last calendar year of employment. See “Potential Payments Upon Termination” for a further description of the terms and potential amounts payable under the executive severance plan. The availability of these severance benefits is conditioned on the executive’s compliance with non-disclosure, non-compete and non-solicitation covenants.

In the event of a termination without cause, termination for good reason or voluntary retirement, any performance-based incentive payments are subject to our actual attainment of performance goals. The terms of our executive severance plan are based on the results of a survey of publicly-traded companies conducted by Meridian. Change in control severance benefits, as described below, and severance benefits are exclusive of one another, and in no circumstance would any named executive officer receive benefits under both a change in control and the executive severance plan.

Change in Control Benefits

It is our policy to offer a change in control benefit to our executive officers to ensure that they have an incentive to continue to work in our best interests during the period of time when a change in control transaction is taking place and in order to ensure we have the ability to maintain continuity of management. It is also our policy to provide this benefit in order to provide our executives with the assurance they will not be adversely affected by a change in control transaction without fair compensation, provided their termination is not required for cause. Finally, we believe an executive severance agreement is necessary to remain competitive in the market for skilled and experienced executive talent. See “Potential Payments Upon Change in Control” for a further description of the terms and potential amounts payable under these agreements.

The benefits payable upon a change in control are comparable to benefits executives in similar positions at peer companies are eligible for under their change in control agreements. The competitive nature of these benefits is annually reviewed and analyzed by the Compensation Committee with the assistance of the Committee’s compensation consultant, Meridian.

All executive severance agreements entered into with our executive officers contain what is commonly referred to as “double triggers.” Under these agreements, the severance benefits are only payable if, in addition to the qualifying change in control, the executive officer’s position is terminated, his or her responsibilities are materially changed, his or her salary and/or benefits are materially reduced and/or his or her location is significantly changed. In such circumstances, executive officers are entitled to receive three times their annual base pay and three times the executive’s annual target non-equity incentive bonus; a pro-rated payment equal to the amount of the executive’s annual target non-equity incentive bonus for the year the executive is terminated; accrued but unpaid base pay and unused paid time off pay; elimination of ownership and retention guidelines; three years of additional age and service credit for purposes of benefit determination in the U.S. Non-Qualified retirement plans or the Norwegian Pension Program; health care, life, accidental death and dismemberment insurance and long-term disability insurance coverage for 18 months at employee premium rates; and outplacement services.

Effective March 2011, these agreements were revised to calculate severance payable under the agreement based on target, not actual, non-equity incentive. Additionally, the new agreements include stricter terms for a qualifying termination and all tax gross-ups have been eliminated.

Compensation Committee Report

The Compensation Committee establishes and oversees the design and functioning of FMC Technologies’ executive compensation program. We have reviewed and discussed the foregoing Compensation Discussion and Analysis with the management of the Company. Based on this review and discussion, we recommend to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement for the Annual Meeting.

Submitted by the Compensation Committee of the Board of Directors:

Thomas M. Hamilton, Chairman
Mike R. Bowlin
Philip J. Burguieres
Thorleif Enger
Richard A. Pattarozzi
James M. Ringler

Summary Compensation Table for the Year Ended December 31, 2012

The following table summarizes the compensation earned by each of our named executive officers from all sources for services rendered in all of their capacities to us during the fiscal year ended December 31, 2012. Mr. Gremp was Chairman, CEO and President until August 1, 2012 and continued as Chairman and CEO beginning on August 1, 2012. Mr. Potter was Executive Vice President until August 1, 2012 and was appointed President effective August 1, 2012. Mr. Pferdehirt joined the Company on August 1, 2012 as Executive Vice President and Chief Operating Officer.

Name and Principal Position in 2012	Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)		Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings ($)(2)	All Other Compensation ($)(3)	Total ($)(1)(2)
John T. Gremp	2012	$887,500	–		$4,416,639		$756,594	$2,347,748	$157,306	$8,565,787
Chairman, Chief Executive Officer and Former President	2011	783,333	–		3,644,019		752,773	2,434,491	165,176	7,779,792
	2010	560,850	–		1,196,788		947,255	1,789,817	102,024	4,596,734
Maryann T. Seaman	2012	$507,500	–		$1,413,276		$275,319	$774,475	$69,610	$3,040,180
Senior Vice President and Chief Financial Officer	2011	378,267	–		780,842		205,452	532,259	57,291	1,954,111

Robert L. Potter	2012	$596,733	–		$1,413,276		$407,147	$1,618,679	$106,882	$4,142,717
President and Former Executive Vice President	2011	510,000	–		1,353,424		343,103	1,528,820	90,074	3,825,421
	2010	488,000	–		909,574		730,355	1,304,252	85,511	3,517,692
Douglas J. Pferdehirt	2012	$291,667	$1,625,000	(4)	$5,706,742	(4)	$217,292	–	$30,061	$7,870,762
Executive Vice President and Chief Operating Officer

Tore Halvorsen(5)	2012	$535,843	–		$1,192,483		$305,430	$107,055	$45,389	$2,186,200
Senior Vice President	2011	534,456	–		1,197,273		335,585	118,764	29,521	2,215,599
	2010	478,788	–		1,477,880		681,243	132,168	11,263	2,781,342

(1)	Amounts disclosed in the “Stock Awards” column represent the sum of the aggregate grant date fair value of time-based restricted stock units and performance-based restricted stock units subject to performance conditions and subject to market conditions. Determination of fair value was made in accordance with the SEC proxy disclosure rules and FASB ASC Topic 718. With respect to time-based restricted stock units and performance-based restricted stock units subject to performance conditions, the aggregate grant date fair value of such awards was based on our share price on the grant date of the awards. For performance-based restricted stock units subject to performance conditions, the grant date fair value was based on the assumption that target performance is probable to occur, determined as of the date of grant. With respect to performance-based restricted stock units subject to market conditions, the aggregate grant date fair value was determined utilizing a Monte Carlo simulation as disclosed in our Annual Report on Form 10-K filed on February 22, 2013.
The maximum award value of performance-based restricted stock units subject to both performance conditions and market-based conditions is shown in the table below. The methodology used in this table is the same as in the Summary Compensation Table for the performance-based restricted stock units. The performance-based restricted stock units achieved the maximum award value (i.e., 200%) in 2010, 167% in 2011 and 100% in 2012 based upon our stated performance measures.

Name	Year	Maximum Award Value
John T. Gremp	2012	$5,500,024
	2011	4,954,772
	2010	1,560,272
Maryann T. Seaman	2012	$1,759,960
	2011	1,061,736
Robert L. Potter	2012	$1,759,960
	2011	1,840,308
	2010	1,185,824
Douglas J. Pferdehirt	2012	$1,045,470
Tore Halvorsen	2012	$1,484,990
	2011	1,627,888
	2010	1,154,530

(2)	The amounts in the “Change in Pension Value and Non-Qualified Deferred Compensation Earnings” column reflect the actuarial increase in the present value of the named executive officer’s benefits at the first retirement date with unreduced benefits (age 62 for U.S. Pension programs and age 67 for the Norwegian pension programs) under all of our pension plans. These amounts are determined using interest rates and mortality rate assumptions consistent with those used in our audited consolidated financial statements for the fiscal year ended December 31, 2012, included in our Annual Report on Form 10-K filed with the SEC on February 22, 2013. All non-qualified deferred compensation earnings are market-based investments, and therefore, are not included in this column.
(3)	The amounts reflected in the “All Other Compensation” column for the fiscal year ended December 31, 2012 for Mr. Gremp include a Company-paid life insurance premium of $2,148, contributions to the U.S. Qualified Savings Plan and U.S. Non-Qualified Savings Plan of $86,682, payments for personal use of club membership, financial planning and personal tax assistance, an executive physical, personal use of automobiles and reimbursed costs for spouse travel for certain business functions.

The amounts reflected in the “All Other Compensation” column for the fiscal year ended December 31, 2012 for Ms. Seaman include a Company-paid life insurance premium of $970, contributions to the U.S. Qualified Savings Plan and U.S. Non-Qualified Savings Plan of $39,446 and payments for personal use of club membership and financial planning and personal tax assistance.

The amounts reflected in the “All Other Compensation” column for the fiscal year ended December 31, 2012 for Mr. Potter include a Company-paid life insurance premium of $1,319, contributions to the U.S. Qualified Savings Plan and U.S. Non-Qualified Savings Plan of $62,311, payments for personal use of club membership, financial planning and personal tax assistance, an executive physical, personal use of automobiles and reimbursed costs for spouse travel for certain business functions.

The amounts reflected in the “All Other Compensation” column for the fiscal year ended December 31, 2012 for Mr. Pferdehirt include a Company-paid life insurance premium of $371, contributions to the U.S. Qualified Savings Plan of $22,500 and payments for personal use of club membership, financial planning and personal tax assistance and personal use of automobiles.

The amounts reflected in the “All Other Compensation” column for the fiscal year ended December 31, 2012 for Mr. Halvorsen include a Company-paid life insurance premium of $657, contributions to the International Savings Plan of $26,462, payments for personal use of automobiles and reimbursed costs for spouse travel for certain business functions.

(4)	In order to attract Mr. Pferdehirt to join the Company and to make him whole for forfeited compensation at his prior company, he received the following one-time payments: (i) a cash bonus of $1,625,000 and (ii) an additional equity grant in the form of time-based restricted stock units valued at $4,875,000 that will vest proportionately over three years from his start date, August 1, 2012, with the first third vesting on August 1, 2013.
(5)	The amounts reported as salary, non-equity incentive compensation and all other compensation for Mr. Halvorsen were paid in Norwegian Kroner. These amounts were converted to U.S. dollars in the Summary Compensation Table. The conversion rate was derived from an average of the Norwegian Kroner to U.S. dollar exchange rates on the last day of each month during 2012. The monthly salary amount paid to Mr. Halvorsen for each month in 2012 was equal for each such month.

Grants of Plan-Based Awards Table

Shown below is information with respect to plan-based awards made in 2012 to each named executive officer.

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Possible Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(1)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
John T. Gremp	2012	$0	$976,250	$1,952,500					0	$0
	2/23/2012 TB							31,989			$1,666,627
	2/23/2012 PB				0	42,652	85,304				2,222,169
	2/23/2012 PB-m				0	21,327	42,654				527,843
Maryann T. Seaman	2012	$0	$355,250	$710,500					0	$0
	2/23/2012 TB							10,236			$533,296
	2/23/2012 PB				0	13,648	27,296				711,061
	2/23/2012 PB-m				0	6,825	13,650				168,919
Robert L. Potter	2012	$0	$535,720	$1,071,440					0	$0
	2/23/2012 TB							10,236			$533,296
	2/23/2012 PB				0	13,648	27,296				711,061
	2/23/2012 PB-m				0	6,825	13,650				168,919
Douglas J. Pferdehirt	2012	$0	$291,667	$583,334					0	$0
	8/01/2012 TB							105,840			$4,874,990
	8/01/2012 TB							6,709			309,017
	8/01/2012 PB				0	8,946	17,892				412,053
	8/01/2012 PB-m				0	4,472	8,944				110,682
Tore Halvorsen	2012	$0	$401,882	$803,764					0	$0
	2/23/2012 TB							8,637			$449,988
	2/23/2012 PB				0	11,516	23,032				599,984
	2/23/2012 PB-m				0	5,758	11,516				142,511

(1)	The amounts disclosed in the “Grant Date Fair Value of Stock and Option Awards” column represent the grant date fair value of time-based restricted stock units, performance-based restricted stock units subject to performance conditions and subject to market conditions. The determination of fair value was made in accordance with the SEC proxy disclosure rules and FASB ASC Topic 718. The time-based awards are represented in the first amount in the Stock Awards (TB), the performance-based stock subject to performance conditions are reflected in the second amount of the Stock Awards in the same column (PB) and the performance-based restricted stock units subject to market conditions is shown in the third line of Stock Awards (PB-m). With respect to time-based restricted stock units and performance-based stock subject to performance conditions, the grant date fair value of such awards was based on our share price on the grant date of the awards. For performance-based restricted stock units subject to performance conditions, the grant date fair value was based on the assumption that target performance is probable to occur, determined as of the date of grant. With respect to performance-based restricted stock units subject to market conditions, the grant date fair value of such award was determined utilizing a Monte Carlo simulation as disclosed in our Annual Report on Form 10-K filed on February 22, 2013.

We did not make any grants of stock options or stock appreciation rights in 2012 under the Incentive Plan for services rendered during 2012 to any of the named executive officers. For a description of the material terms of the restricted stock unit awards, including the vesting schedules and a description of the performance targets and potential award amounts for those restricted shares subject to performance-based conditions, see the descriptions set forth in “Compensation Discussion and Analysis.” Dividends would be payable on restricted stock unit awards that we issued only if and when dividends are declared and paid on our Common Stock.

Outstanding Equity Awards at Fiscal Year-End Table

	OPTION AWARDS					STOCK AWARDS(2)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have Not Vested (#)	Market Value of Shares or Units of Stock that have Not Vested ($)(1)	Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights that have Not Vested (#)	Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units or Other Rights that have Not Vested ($)
John T. Gremp	–	–	–	–	–	281,307	12,048,378	–	–
Maryann T. Seaman	–	–	–	–	–	88,178	3,776,663	–	–
Robert L. Potter	–	–	–	–	–	125,512	5,375,678	–	–
Douglas J. Pferdehirt	–	–	–	–	–	125,968	5,395,209	–	–
Tore Halvorsen	32,084	–	–	$4.6035	2/20/2013	134,299	5,752,026	–	–

(1)	The market value of shares that have not vested is calculated using the closing price of $42.83 of our Common Stock on December 31, 2012.
(2)	The outstanding restricted stock unit awards presented above include awards in the amounts and with the vesting dates in the table below. Note that the individual grant awards have been rounded to the nearest full share and do not reflect any partial shares. (TB–time based; PB–performance based; PB-m–performance, market based).

Executive Officer	Restricted Stock Unit Grant Date	Restricted Stock Unit Grant Amount	Restricted Stock Unit Vesting Date

John T. Gremp	2/25/2010 TB	14,676	1/2/2013
	2/25/2010 PB	31,332	1/2/2013
	2/25/2010 PB-m	20,816	1/2/2013
	2/24/2011 TB	26,070	1/2/2014
	2/24/2011 PB	55,470	1/2/2014
	2/24/2011 PB-m	36,976	1/2/2014
	2/23/2012 TB	31,989	1/2/2015
	2/23/2012 PB	63,978	1/2/2015
	2/23/2012 PB-m	–	1/2/2015
Maryann T. Seaman	2/25/2010 TB	7,044	1/2/2013
	2/25/2010 PB	15,038	1/2/2013
	2/25/2010 PB-m	9,992	1/2/2013
	2/24/2011 TB	5,586	1/2/2014
	2/24/2011 PB	11,886	1/2/2014
	2/24/2011 PB-m	7,924	1/2/2014
	2/23/2012 TB	10,236	1/2/2015
	2/23/2012 PB	20,472	1/2/2015
	2/23/2012 PB-m	–	1/2/2015
Robert L. Potter	2/25/2010 TB	11,154	1/2/2013
	2/25/2010 PB	23,812	1/2/2013
	2/25/2010 PB-m	15,820	1/2/2013
	2/24/2011 TB	9,682	1/2/2014
	2/24/2011 PB	20,604	1/2/2014
	2/24/2011 PB-m	13,732	1/2/2014
	2/23/2012 TB	10,236	1/2/2015
	2/23/2012 PB	20,472	1/2/2015
	2/23/2012 PB-m	–	1/2/2015
Douglas J. Pferdehirt	8/1/2012 TB	35,280	8/1/2013
	8/1/2012 TB	35,280	8/1/2014
	8/1/2012 TB	35,280	8/1/2015
	8/1/2012 TB	6,709	1/2/2015
	8/1/2012 PB	13,419	1/2/2015
	8/1/2012 PB-m	–	1/2/2015
Tore Halvorsen	1/1/2010 TB	20,000	1/1/2014
	2/25/2010 TB	10,860	1/2/2013
	2/25/2010 PB	23,184	1/2/2013
	2/25/2010 PB-m	15,404	1/2/2013
	2/24/2011 TB	8,566	1/2/2014
	2/24/2011 PB	18,222	1/2/2014
	2/24/2011 PB-m	12,152	1/2/2014
	2/23/2012 TB	8,637	1/2/2015
	2/23/2012 PB	17,274	1/2/2015
	2/23/2012 PB-m	–	1/2/2015

Option Exercises and Stock Vested Table

Shown below is information for each of the named executive officers with respect to options to purchase Common Stock exercised in 2012 and restricted stock unit awards vested in 2012.

	OPTION AWARDS		STOCK AWARDS
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
John T. Gremp	–	–	131,988	$6,908,252
Maryann T. Seaman	–	–	48,890	2,558,903
Robert L. Potter	–	–	103,938	5,440,115
Douglas J. Pferdehirt	–	–	–	–
Tore Halvorsen	30,000	1,426,287	121,372	6,352,610

Pension Benefits Table

The table below shows the present value of accumulated benefits payable to each of the named executive officers, including the number of years of service credited to each such named executive officer, under each of our pension plans determined using interest rate and mortality rate assumptions consistent with those used in our financial statements. Credited years of service for each of the named executive officers under the pension plans include years of service with our former parent company. The U.S. Pension Plan and the Norwegian Pension Program values are the present value of accrued benefits at the first retirement date for unreduced benefits. The U.S. Non-Qualified Pension Plan value is the present value at December 31, 2012 of the lump sum payable at the first retirement date for unreduced benefits.

Name	Plan Name	Number of Years of Credited Service as of 12/31/2012	Present Value of Accumulated Benefit as of 12/31/2012(2)	Payments During Last Fiscal Year
John T. Gremp	U.S. Pension Plan	37.4	$1,696,340	$0
	U.S. Non-Qualified Pension Plan		9,530,687	0
Maryann T. Seaman	U.S. Pension Plan	26.7	772,485	0
	U.S. Non-Qualified Pension Plan		1,561,018	0
Robert L. Potter	U.S. Pension Plan	39.6	1,847,280	0
	U.S. Non-Qualified Pension Plan		6,895,283	0
Douglas J. Pferdehirt(1)	U.S. Pension Plan	N/A	N/A	N/A
	U.S. Non-Qualified Pension Plan	N/A	N/A	N/A
Tore Halvorsen	Norwegian Pension Program	32.2	383,104	0
	Norwegian Supplementary Program		350,230	0

(1)	Effective January 1, 2010, the U.S. Pension Plan and the U.S. Non-Qualified Pension Plan were closed to new entrants and frozen for employees, including executive officers, with less than five years of vesting service as of December 31, 2009. Accordingly, since Mr. Pferdehirt was hired after January 1, 2010, he does not participate in the U.S. Pension Plan or the U.S. Non-Qualified Pension Plan.
(2)	Assumptions in Pension Benefits Table:

Present value of accumulated benefit as of December 31, 2012 reflects (for all but Messrs. Pferdehirt and Halvorsen):

•

Present value of U.S. Pension Plan benefit calculated as amount payable at first unreduced age using December 31, 2012 FASB ASC Topic 715 disclosure assumptions (3.9%, RP2000CH projected to 2018) and reflecting discounting of present value back to December 31, 2012 using FASB ASC Topic 715 interest only (3.9%);

•

Present value of U.S. Non-Qualified Pension Plan benefit calculated as amount payable at first unreduced age using December 31, 2012 FASB ASC Topic 715 assumptions (2.82%, 417(e) 2013 for lump sums and 3.9% for five-year certain annuity) and reflecting discounting of present value back to December 31, 2012 using FASB ASC Topic 715 interest only (3.9%); and

•	Unreduced benefits are first available at age 62 under the U.S. Pension Plan and the U.S. Non-Qualified Pension Plan.

Present value of benefits as of December 31, 2012 reflects (for Mr. Halvorsen):

•	Present value of Norwegian Pension Program and Norwegian Supplementary Program benefits accrued through December 31, 2012;
•

Present value of benefits calculated as amount payable at first unreduced age using December 31, 2012 FASB ASC Topic 715 disclosure assumptions (4.2% discount rate, K2005 mortality, 0.10% pension increase rate); and

•	Unreduced benefits are first available at age 67 under the Norwegian Pension Program and the Norwegian Supplementary Program.

U.S. Pension Plan

Benefit Formula

Our U.S. Pension Plan is a defined benefit plan that provides eligible employees having five or more years of service a pension benefit for retirement. Years of credited service and final average yearly earnings are used to calculate the pension benefit. The final average yearly earnings are based on the highest 60 consecutive months out of the final 120 months of compensation. The normal annual retirement benefit is the product of (a) and (b) below:

(a)	the sum of:

(i)	1% of the participant’s final average yearly earnings up to the Social Security Covered Compensation Base (defined as the average of the maximum Social Security taxable wages bases for the 35-year period ending in the year in which Social Security retirement age is reached) plus 1.5% of the participant’s final average yearly earnings in excess of the Social Security covered compensation base multiplied by the participant’s expected years of credited service at age 65 up to 35 years of credited service; and

(ii)	1.5% of the participant’s final average yearly earnings multiplied by the participant’s expected years of credited service at age 65 in excess of 35 years of credited service; and

(b)	the ratio of actual years of credited service to expected years of credited service at age 65.

Eligible Earnings

Eligible earnings under the U.S. Pension Plan for the named executive officers (excluding Mr. Pferdehirt and Mr. Halvorsen) include the base pay and annual non-equity incentive bonus paid by us to the executives for each plan year. Equity compensation, such as restricted stock unit and stock option awards, and deferrals to the U.S. Non-Qualified Savings Plan, are not included. The IRS limits the annual amount of earnings that may be taken into account for the U.S. Pension Plan to remain qualified under the IRC. Since all of the named executive officers’ eligible earnings exceed that limit, the eligible earnings for each of the named executive officers (except Mr. Pferdehirt and Mr. Halvorsen) under the U.S. Pension Plan is the same amount, which was $250,000 for 2012.

The Pension Plan limits annual pension benefits to IRS requirements for tax-qualified retirement plans. This amount was $200,000 in 2012.

Early Retirement

The U.S. Pension Plan’s “early retirement date” is the participant’s 55th birthday for those who became a participant in our former parent company’s pension plan before January 1, 1984. Participants hired on or after January 1, 1984, are eligible for early retirement on or after age 55 with ten years of service. All named executive officers, except Mr. Pferdehirt and Mr. Halvorsen, were participants in the former parent company’s pension plan before January 1, 1984. All of the named executive officers in the U.S. Pension Plan who are age 55 or older are eligible to receive early retirement benefits under the U.S. Pension Plan.

A participant in the U.S. Pension Plan who retires on or after their “early retirement date” is entitled to receive the early retirement benefit, which is equal to the normal retirement benefit reduced by  1/3 of 1% for each month by which the commencement of the participant’s early retirement benefit precedes the participant’s 62nd birthday. A participant in the U.S. Pension Plan whose employment terminates prior to their early retirement date is entitled to receive an early retirement benefit payable after the attainment of age 55, which is equal to the normal retirement benefit reduced by  1/2 of 1% for each month by which the commencement of the participant’s early retirement benefit precedes the participant’s 65th birthday.

Payment of Pension Benefit

The normal retirement benefit is an individual life annuity for single retirees and 50% joint and survivor annuity for married retirees. The U.S. Pension Plan also provides for a variety of other methods for receiving pension benefits such as 75% and 100% joint and survivor annuities, level income and lump sum for benefits with lump sum values of $1,000 or less. The levels of annuities are actuarially determined based on the age of the participant and the age of the participant’s spouse for joint and survivor annuities. The actuarial reduction for a participant and spouse who are both age 62 is 7.9% from the normal retirement benefit for the 50% joint and survivor annuity, 11.4% from the normal retirement benefit for the 75% joint and survivor annuity and 14.7% from the normal retirement benefit for the 100% joint and survivor annuity. The level income annuity pays increased benefits to the retiree until Social Security benefits begin at age 62 and reduces the benefit after age 62 so that the total of the retirement benefit and Social Security benefits is approximately equal before and after age 62.

U.S. Non-Qualified Pension Plan

We have also established a U.S. Non-Qualified Pension Plan that provides employees with a “mirror” pension benefit under a non-qualified retirement plan for benefits limited under the U.S. Pension Plan for (1) limitations due to the IRS maximum annual pension benefit limit, (2) earnings that exceed the IRS limitations on earnings eligible for the tax-qualified U.S. Pension Plan and (3) deferred compensation not included in the pensionable earnings definition in the U.S. Pension Plan. The normal form of payment for the U.S. Non-Qualified Pension Plan is a lump sum distribution. In addition, a participant may elect to receive his benefit in monthly installments payable over five years. The actuarial equivalence assumption for interest rates is based on the lesser of the 30-year Treasury Rate in effect for October of the year prior to termination and 6%. Distributions will be made upon separation from service. Distributions for “key employees” as defined by the IRC will be paid no sooner than six months after separation from service. All of the named executive officers are key employees. However, neither Mr. Halvorsen nor Mr. Pferdehirt participates in the U.S. Non-Qualified Pension Plan.

Norwegian Pension Program

The Norwegian Pension Program is designed to provide Norwegian employees with a targeted total pension payment of 65% of final salary based on 30 years of service. For service less than 30 years, the pension payment is reduced proportionately. This pension payment is offset by any state or government provided social security benefits. The salary included in the benefit calculation is limited to 12 times the National Insurance Base Amount, which is NOK82,122 ($14,203), effective May 1, 2012 through the end of 2012. The amount in U.S. dollars is based on an average currency exchange rate at month end over the full year. Normal retirement age for Norwegian employees is age 67. Pension payments are payable at normal retirement, disability or pre-retirement death in the form of an individual life annuity.

Norwegian Supplementary Program

In addition, our pension plan in Norway, effective January 1, 2007, provides benefits above the salary limit. This supplemental plan provides a pension payment of 49% of final salary in excess of 12 times the Base Amount based on 30 years of service. Years of credited service for a Norwegian employee under the supplemental plan is calculated from the later of date of commencement of employment and

January 1, 2007. For service less than 30 years, the pension payment is reduced proportionately. Normal retirement age for Norwegian employees is age 67. Benefits are payable at normal retirement, disability or pre-retirement death in the form of individual life annuities.

Non-Qualified Deferred Compensation Table

Pursuant to our U.S. Non-Qualified Savings Plan, certain of our employees, including our named executive officers (excluding Mr. Pferdehirt and Mr. Halvorsen), may defer up to 90% of base pay and annual non-equity incentive bonuses after exceeding IRS limits on contributions to the U.S. Qualified Savings Plan. Mr. Pferdehirt will be eligible to participate in the U.S. Non-Qualified Savings Plan beginning January 1, 2013. Mr. Halvorsen is eligible to participate in the International Savings Plan and may defer up to 75% of base pay and annual non-equity incentive compensation. For the U.S. Non-Qualified Savings Plan, deferral elections are made by eligible employees in November or December of each year for amounts earned (or granted with regard to incentive compensation awards) in the following year. The investment options are publicly available mutual funds and our Common Stock. Our matching contribution will be made in the same investment allocations that the participant selects for his or her contributions to the plan. In addition, the named executive officers who participate in the U.S. Non-Qualified Savings Plan may elect to defer all or any portion of their base pay and annual non-equity incentive bonus payments for the current year under the U.S. Non-Qualified Savings Plan, and the deferred amounts will be deemed as being invested in any funds available under the U.S. Non-Qualified Savings Plan. Participants in the International Savings Plan can change their deferral elections throughout the year.

Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)(2)(3)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(4)
John T. Gremp	$7,528	$74,182	$(63,681)	$0	$1,047,043
Maryann T. Seaman	5,075	26,946	(76,045)	0	356,788
Robert L. Potter	5,967	49,811	69,980	0	1,207,360
Douglas J. Pferdehirt	N/A	N/A	N/A	N/A	N/A
Tore Halvorsen	26,462	26,462	(232,216)	0	1,128,476

(1)	All of the executive officers’ contributions reported in the “Executive Contributions in Last Fiscal Year” column are included in salary and non-equity incentive plan compensation reported for the executive officers in the Summary Compensation Table.
(2)	All of the contributions made by us for the executive officers reported in the “Registrant Contributions in Last Fiscal Year” column are included in “All Other Compensation” for the executive officers in the Summary Compensation Table.
(3)	The total amount includes a contribution made on March 9, 2012 attributable to the 2011 plan year and excludes a contribution made on March 15, 2013 attributable to the 2012 plan year.
(4)	The portion of the “Aggregate Balance at Last Fiscal Year End” reported in the Summary Compensation Table appearing in our Proxy Statements for fiscal years prior to the year ending December 31, 2012 for the following named executive officers were: Mr. Gremp, $310,930; Ms. Seaman, $16,565; Mr. Potter, $138,312; and Mr. Halvorsen, $187,694.

Potential Payments upon Termination

The compensation benefits payable to each of the named executive officers in the event of a voluntary termination are the same as those available to all other salaried employees in those situations. Our named executive officers receive additional compensation benefits either in the event of their death or disability, retirement or involuntary not-for-cause termination discussed in this section, or, alternatively, in the event of a change in control, discussed in the section “Potential Payments Upon Change in Control.” Termination payments and change in control payments are mutually exclusive and our named executive officers are not entitled to receive both forms of payment.

Payments in the Event of Death, Disability or Retirement

In the event of the death or disability of a named executive officer during active employment with us, all outstanding equity awards vest on the first business day following death or disability. This same death or disability benefit exists for any of our employees who hold an unvested equity award at the time of their death or disability. In the event of a named executive officer’s retirement after reaching the age of 62, all outstanding equity awards are retained and vest in accordance with their pre-retirement normal vesting schedule. All outstanding equity awards are forfeited in the event of retirement prior to reaching the age of 62. Since none of the named executive officers was age 62 as of December 31, 2012, the equity awards of all named executive officers would be forfeited in the event of retirement.

The following table shows the value to each of the named executive officers if death or disability had occurred on December 31, 2012.

Executive Benefits and Payments in the Event of Death or Disability on December 31, 2012

LONG-TERM INCENTIVE COMPENSATION ($)
Name	Performance- Based Restricted Stock(1)	Stock Options/SARs	Restricted Stock Units Unvested and Accelerated(1)	Total(2)
John T. Gremp	$8,933,182	–	$3,115,240	$12,048,422
Maryann T. Seaman	2,797,356	–	979,351	3,776,707
Robert L. Potter	4,044,908	–	1,330,814	5,375,722
Douglas J. Pferdehirt	574,693	–	4,820,474	5,395,167
Tore Halvorsen	3,693,488	–	2,058,538	5,752,026

(1)	A portion of the total value of the restricted stock units shown above, resulting from accelerated vesting upon death or disability on December 31, 2012, would have vested without accelerating on January 2, 2013, which is the awards’ normal vesting date, pursuant to the terms of those awards that were granted on February 25, 2010. The portion of the value is:

John T. Gremp	$2,862,072
Maryann T. Seaman	1,373,729
Robert L. Potter	2,175,164
Douglas J. Pferdehirt	–
Tore Halvorsen	2,117,858

(2)	Assumes performance units are paid at target (1.0).

Payments Made in an Involuntary Termination

Named executive officers will receive payments pursuant to our executive severance plan described in “Compensation Discussion and Analysis—General Executive Severance Benefits” above in the event their employment is terminated by us for reasons other than cause or a change in control. This plan provides certain enhanced benefits in addition to those provided under our general severance plan for all non-union employees. These include:

•	a severance payment equal to 15 months of base pay and target annual non-equity incentive bonus;

•	pro-rated payment of target annual non-equity incentive plan compensation, subject to the actual attainment of performance goals, as approved, by the Compensation Committee;

•	continuing medical and dental benefits for the executive, his or her spouse and dependents for the severance period of 15 months at employee premiums;

•	outplacement assistance;

•	financial planning and tax preparation assistance for the last calendar year of employment; and

•

in the event of an involuntary termination, the treatment of an executive officer’s outstanding equity awards is at the discretion of our CEO and the Compensation Committee, is subject to the attainment of performance goals, if any, approved by the Compensation Committee for the executive’s compensation and is subject to Section 162(m) of the IRC.

Benefits under the executive severance plan are contingent upon continuing compliance by the terminated executive with non-disclosure, non-compete and non-solicitation covenants.

The amounts shown in the table below are calculated using the assumption that an involuntary not-for-cause termination was effective as of December 31, 2012, and as a result are based on amounts earned through such time and are only estimates of amounts that would be paid out to the named executive officers in the event of such a termination. The actual amounts that would be paid out if such a termination were to occur can only be determined at the time of such executive officer’s actual termination.

Executive Benefits and Payments for Involuntary Termination Occurring on December 31, 2012

	COMPENSATION				BENEFITS AND PERQUISITES			TOTAL
	Severance Payment	Pro-Rated Target Annual Non-Equity Incentive Compensation(1)	Restricted Stock (Accelerated)		Medical and Dental Benefit(2)	Financial Planning and Tax Preparation Assistance	Outplacement Services
John T. Gremp	$2,362,500	$668,731	–		$15,629	$20,448	$50,000	$3,117,308
Maryann T. Seaman	1,094,375	243,346	–		11,271	20,440	50,000	1,419,432
Robert L. Potter	1,750,000	366,969	–		10,971	20,887	50,000	2,198,827
Douglas J. Pferdehirt	1,750,000	199,792	$2,266,564	(3)	15,701	20,400	50,000	4,302,457
Tore Halvorsen	1,192,316	275,289	–		260	20,400	50,000	1,538,265

(1)	Assumes a BPI rating of 0.55, as determined by the Board of Directors at its February 2013 meeting, and an API rating of 1.0.
(2)	Assumes no change in the coverage by such named executive officer for medical and dental benefits.
(3)	At hire, Mr. Pferdehirt received an additional equity grant in the form of time-based restricted stock units (the “Additional Restricted Stock Award”) that will vest proportionately over three years from his start date, August 1, 2012, with the first third vesting on August 1, 2013. Upon Mr. Pferdehirt’s involuntary not-for-cause termination prior to August 1, 2015, which is the date on which the last third of the Additional Restricted Stock Award will vest, 50% of the then unvested portion of the Additional Restricted Stock Award will immediately vest and be paid to him. The market value of shares that have not vested is calculated using the closing price of $42.83 of our Common Stock on December 31, 2012.

In the event of an involuntary termination, the treatment of an executive officer’s outstanding equity awards is at the discretion of our CEO and the Compensation Committee. An executive officer may be permitted to retain all or a portion of these awards subject to their existing vesting schedule. For the valuation of these awards at December  31, 2012, see the Outstanding Equity Awards at Fiscal Year-End Table.

Potential Payments upon Change in Control

We have entered into executive severance agreements with each of our named executive officers. Pursuant to these agreements, in the event of a qualifying change in control and a qualifying adverse change in employment circumstances, our named executive officers will be entitled to the following benefits:

•	three times their annual base pay and three times the executive’s annual target non-equity incentive bonus;

•	a pro-rated payment equal to the amount of the executive’s annual target non-equity incentive bonus for the year the executive is terminated;

•	accrued but unpaid base pay and unused paid time off (“PTO”) pay;

•	elimination of ownership and retention guidelines;

•	awards granted under our Incentive Plan and other incentive arrangements adopted by us will be treated pursuant to the terms of the applicable plan;

•	three years of additional age and service credit for purposes of benefit determination in the U.S. Non-Qualified retirement plans or the Norwegian Pension Program;

•

health care, life, accidental death and dismemberment insurance and long-term disability insurance coverage for 18 months for the executive and the executive’s spouse and dependents, provided the executive continues to pay employee premiums for such insurance coverage then in effect, and we will make available for purchase by the executive continued health care, life and accidental death and dismemberment, and disability insurance coverage at the same coverage level as in effect as of the date of the change in control;

•

reimbursement for the costs of all outplacement services obtained by the executive within 18 months of the termination date (limited to the lesser of 15% of the executive’s base pay on termination and $50,000); and

•

reimbursement for legal fees and other litigation costs incurred in good faith by an executive officer as a result of our refusal to provide severance benefits under the executive severance agreement, contesting the validity, enforceability or interpretation of the agreement or as a result of any conflict between the parties pertaining to the agreement.

The severance payment is required to be paid in a single lump sum payment no later than 30 days after the date of termination.

If a named executive officer’s employment is terminated due to a disability subsequent to a change in control, the executive will receive base pay through the effective date of termination and any disability benefits payable to the executive under our short-term and long-term disability programs, but will not be entitled to the severance benefits under the executive severance agreement. The named executive officer’s disability benefits will be the same as are available to all other employees under our disability benefit plans.

If a named executive officer’s employment is terminated due to death subsequent to a change in control, the benefits paid to the executive’s estate will be determined under our retirement, survivor’s benefits, insurance and other programs, but the executive officer’s estate will not be entitled to severance benefits under the executive severance agreement.

Executive officers are not obligated to seek other employment to mitigate the amounts payable under the executive severance agreements, and their subsequent re-employment will not impact our obligation to make the severance payments provided for under the executive severance agreements.

Executive officers receiving severance benefits under the executive severance agreements are not entitled to receive additional severance benefits under our general executive severance plan described under “Payments Made in an Involuntary Termination” and in “Compensation Discussion and Analysis—General Executive Severance Benefit.”

Under our executive severance agreements, our named executive officers would be entitled to payments and other benefits upon the occurrence of any of the following “change in control” events, provided a “qualifying termination” occurs:

•	A “change in ownership” of the Company occurs on the date that any one person, or more than one person acting as a group (as described below), acquires ownership of our stock that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of our stock. However, if any one person or more than one person acting as a group, is considered to own more than 50% of the total fair market value or total voting power of our stock, the acquisition of additional stock by the same person or persons is not considered to cause a change in ownership of the Company (or to cause a change in effective control of the Company). An increase in the percentage of stock owned by any one person, or persons acting as a group, as a result of a transaction in which we acquire our stock in exchange for property will be treated as an acquisition of stock. This applies only when there is a transfer of our stock (or issuance of our stock) and our stock remains outstanding after the transaction.

•

Persons are not considered to be “persons acting as a group” solely because they either (i) purchase or own stock of the same corporation at the same time, or as a result of the same public offering, or (ii) purchase assets of the same corporation at the same time. However, persons are considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock or assets, or similar business transaction with the Company. If a person, including an entity, owns stock in both corporations that enter into a merger, consolidation, purchase or acquisition of stock or assets, or similar transaction, such stockholder is considered to be acting as a group with other stockholders in a corporation only with respect to the ownership in that corporation prior to the transaction giving rise to the change and not with respect to the ownership interest in the other corporation.

•

A “change in effective control” of the Company occurs on the date that either (i) any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of our stock possessing 30% or more of the total voting power of our stock; or (ii) a majority of members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election.

A change in effective control will have occurred only if the named executive officer is employed by us upon the date of the change in effective control or we are liable for the payment of the benefits hereunder and no other corporation is a majority stockholder of the Company. Further, in the absence of an event described in (i) or (ii) of the preceding paragraph, a change in effective control of the Company will not have occurred.

If any one person, or more than one person acting as a group, is considered to effectively control us, the acquisition of additional control of the Company by the same person or persons is not considered to cause a change in effective control of the Company (or to cause a change in ownership of the Company).

•

A “change in ownership of a substantial portion of the assets” of the Company occurs on the date that any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from us that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of our assets immediately prior to such acquisition or acquisitions. For this purpose, gross fair market value means the value of our assets, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

A “qualifying termination” includes (a) an involuntary termination of the named executive officer’s employment by us for reasons other than “cause,” disability or death within 24 months of the change in control, (b) a voluntary termination by the named executive officer for “good reason” within 24 months of the change in control or (c) a breach by us or any successor of any provision in the executive severance agreement.

Under the executive severance agreements, a named executive officer will be considered terminated for “cause” for:

•

willful and continued failure to substantially perform the executive officer’s employment duties in any material respect (other than any such failure resulting from physical or mental incapacity or occurring after an executive officer has provided notification to us of a voluntary termination for a “good reason”) after proper written demand has been provided to the executive officer and the executive officer fails to resume substantial performance of the executive officer’s duties on a continuous basis within 30 days of receipt of such demand;

•	willfully engaging in conduct which is demonstrably and materially injurious to us or an affiliate; or

•	conviction for, or pleading guilty or not contesting, a felony charge under federal or state law.

A named executive officer’s voluntary termination will be considered to be for “good reason” for purposes of the executive severance agreements if, without the executive’s express written consent, any one or more of the following events occurs:

•

assignment to duties materially inconsistent with the executive officer’s authorities, duties, responsibilities and status (including, without limitation, offices, titles and reporting requirements) as our employee (including, without limitation, any material adverse change in duties or status as a result of our stock ceasing to be publicly traded or of us becoming a subsidiary of another entity, or any material adverse change in the executive’s reporting relationship, such as the chairman or chief executive officer ceasing to report to the Board of Directors of a publicly traded company), or a reduction or alteration in the nature or status of the executive’s authorities, duties or responsibilities from the greatest of those in effect: (i) on the effective date of the executive severance agreement; (ii) during the fiscal year immediately preceding the year of the change in control; and (iii) on the date immediately preceding the change in control;

•

requiring the executive officer to be based at a location which is at least 100 miles further from the executive’s then current primary residence than is such residence from the office where the executive is located at the time of the change in control, except for required travel on our business to an extent substantially consistent with the executive officer’s business obligations as of the effective date of such executive’s executive severance agreement or as the same may have been subsequently changed prior to a change in control;

•	a material reduction of the executive officer’s base pay as in effect on the effective date of the executive severance agreement or as the same may have been subsequently increased;

•

a material reduction in the executive officer’s level of participation in any of our short-term and/or long-term incentive compensation plans, employee benefit or retirement plans, policies, practices, or arrangements in which the executive officer participates from the greatest of the levels in place: (i) on the effective date of the executive severance agreement; (ii) during the fiscal year immediately preceding the fiscal year of the change in control; and (iii) on the date immediately preceding the date of the change in control;

•	our failure to obtain a satisfactory agreement from any successor to assume our obligations under the executive severance agreement; or

•

any termination of the executive officer’s employment that is not effected pursuant to a written notice of termination satisfying the requirements for such a notice under the executive severance agreement.

The existence of “good reason” for a voluntary termination is not affected by an executive officer’s temporary incapacity due to physical or mental illness not constituting a disability. The executive officer’s continued employment does not constitute a waiver of the executive’s rights with respect to any circumstance constituting “good reason.”

The amounts shown in the table below are calculated using the assumption that a change in control and qualifying termination was effective under the executive severance agreements as of December 31, 2012, and as a result are based on amounts earned through such time and are only estimates of the amounts that would be paid out to the named executive officers in the event of such a termination. The actual amounts that would be paid out if such a termination were to occur can only be determined at the time of such executive officer’s actual termination. Following a change in control, if a named executive officer is terminated either: (a) by us for “cause,” or (b) by the executive officer (other than for retirement, “good reason” or other circumstances that constitute a “qualifying termination”), the benefit under the executive’s executive severance agreement will not apply, and we will pay the executive an amount equal to the executive’s accrued and unpaid base pay, unused PTO and any other amounts the executive is entitled to receive under pension and other benefit plans.

Effective March 2011, these agreements have been changed to calculate severance payable under the agreement based on target, not actual, non-equity incentive. Additionally, the new agreements include stricter terms for a qualifying termination and all tax gross-ups have been eliminated.

Executive Benefits and Payments for Change in Control Termination Occurring on December 31, 2012

	John T. Gremp	Maryann T. Seaman	Robert L. Potter	Douglas J. Pferdehirt	Tore Halvorsen
Compensation
Base Pay Multiple	$2,700,000	$1,545,000	$2,100,000	$2,100,000	$1,635,176
Annual Non-Equity Incentive Compensation	2,970,000	1,081,500	2,100,000	2,100,000	1,226,382
Pro-Rated Annual Target Non-Equity Incentive Compensation	976,250	355,250	535,720	291,667	401,882
Long-Term Incentive Compensation Performance-Based Restricted Stock Units	8,933,182	2,797,356	4,044,908	574,693	3,693,488
Stock Options / SARs Unvested and Accelerated	–	–	–	–	–
Restricted Stock Units Unvested and Accelerated(1)	3,115,240	979,351	1,330,814	4,820,474	2,058,538
Benefits and Perquisites
Service Credit for the U.S. Non-Qualified Pension Plan(2)	1,103,616	159,012	549,562	10,170	258,876
Medical, Dental, Life Insurance and Disability Benefits(3)	21,977	14,981	15,144	20,178	1,298
Outplacement Services	50,000	50,000	50,000	50,000	50,000
IRC 280G Tax Gross-up	N/A	N/A	N/A	N/A	N/A

Total	$19,870,265	$6,982,450	$10,726,148	$9,967,182	$9,325,640

(1)	A portion of the total value of the restricted stock units shown above, resulting from accelerated vesting upon a change in control taking place on December 31, 2012 would have vested without accelerating on January 2, 2013, the awards’ normal vesting date, pursuant to the terms of those awards that were granted on February 25, 2010. The portion of the value is:

John T. Gremp	$2,862,072
Maryann T. Seaman	1,373,729
Robert L. Potter	2,175,164
Douglas J. Pferdehirt	–
Tore Halvorsen	2,117,858

(2)	The amount representing the value of additional years of age and service credit for the U.S. Non-Qualified Pension Plan is based on the assumptions of a lump sum payment calculated as the present value of benefits immediately payable on December 31, 2012, reduced by the U.S. Non-Qualified Pension Plan’s early retirement factor using the named executive officer’s age at December 31, 2012, plus the three years of additional credited service granted under the executive severance agreement. For Mr. Pferdehirt, the amount represents an additional three years of service credit for the U.S. Non-Qualified Savings Plan. For Mr. Halvorsen, the amount represents an additional three years of service in the Norwegian Pension Program and the Norwegian Supplementary Program.
(3)	Assumes no change in current premium cost paid for such named executive officer’s medical, dental, life insurance and disability benefits.

Audit Committee Report

Management is responsible for the preparation of our financial statements and our financial reporting processes, including the systems of internal controls and disclosure controls and procedures. KPMG, our independent registered public accounting firm, is responsible for performing an independent audit of our financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

The Audit Committee of the Board of Directors has:

•

Reviewed and discussed with management and KPMG, FMC Technologies’ independent registered public accounting firm, the audited financial statements for the year ended December 31, 2012, and KPMG’s evaluation of our internal control over financial reporting;

•

Discussed with KPMG the matters that are required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board (the “PCAOB”) in Rule 3200T; and

•

Received the written disclosures and the letter from KPMG required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, and discussed with KPMG its independence from the Company.

In reliance upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2012.

Submitted by the Audit Committee of the Board of Directors:

Edward J. Mooney, Chairman

C. Maury Devine

Eleazar de Carvalho Filho

Claire S. Farley

Thomas M. Hamilton

James M. Ringler

Proposal to Ratify the Appointment of KPMG LLP as Our Independent Registered Public Accounting Firm for 2013 (Item 2 on the Proxy Card)

What am I voting on?

You are voting on a proposal to ratify the appointment of KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2013. The Audit Committee has appointed KPMG to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2013.

What services does the independent registered public accounting firm provide?

Audit services of KPMG for fiscal year 2012 included an audit of our consolidated financial statements, an audit of the effectiveness of our internal control over financial reporting and services related to periodic filings made with the SEC. Additionally, KPMG provided certain other services as described in the response to the next question. In connection with the audit of the 2012 financial statements, we entered into an engagement agreement with KPMG that sets forth the terms by which KPMG performs audit services for us. That agreement is subject to alternative dispute resolution procedures.

How much was the independent registered public accounting firm paid for 2012 and 2011?

Set forth below is summary information with respect to KPMG’s fees for services provided in 2012 and 2011.

Type of Fees	2012	2011
	(in millions)
Audit Fees	$5.840	$4.799
Audit-Related Fees	0.040	0.021
Tax Fees	0.094	0.172
Other Fees	–	0.004

Total	$5.974	$4.996

“Audit Fees” includes fees for audit services, which relate to the annual integrated audit of our consolidated financial statements, foreign statutory audits, reviews of interim financial statements in our Quarterly Reports on Form 10-Q and review of our financial statements related to our senior notes offering. “Audit-Related Fees” includes fees for audit-related services, which primarily consisted of consultation on financial reporting standards. “Tax Fees” includes fees for tax services, consisting of tax compliance services and tax planning and consultation with respect to various corporate tax matters. “Other Fees” includes fees for other services, including fees for services of expatriates and miscellaneous services.

The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy generally provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee. The Audit Committee’s practice is to consider for approval, at its regularly scheduled meetings, all audit and non-audit services proposed to be provided by our independent registered public accounting firm. The Audit Committee reviews all relationships between our independent registered public accounting firm and us that may relate to the independent registered public accounting firm’s independence.

The Audit Committee considered the effect of KPMG’s non-audit services in assessing KPMG’s independence and concluded that the provision of such services by KPMG was compatible with the maintenance of KPMG’s independence in the conduct of its auditing functions. The fees for all of the services summarized above not constituting Audit Fees were pre-approved by the Audit Committee in 2012 and 2011.

Will a representative of KPMG LLP be present at the meeting?

Yes, we have been advised that one or more representatives of KPMG will be present at the meeting. The representatives will have an opportunity to make a statement if they desire and will be available to respond to appropriate questions from stockholders.

What vote is required to approve this proposal?

Approval of this proposal requires the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal. Although ratification is not required by our By-Laws or otherwise, the Board is submitting the appointment of KPMG to our stockholders for ratification as a matter of good corporate practice. If the appointment of KPMG is not ratified, the Audit Committee will reconsider whether it is appropriate to select another independent registered public accounting firm.

What does the Board recommend?

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2013.

Advisory Vote to Approve Our 2012 Executive Compensation (Item 3 on the Proxy Card)

What am I voting on?

Pursuant to Section 14A of the Exchange Act, we are asking you to cast a non-binding, advisory vote to approve our executive compensation as described below. Although the Dodd-Frank Act and related SEC regulations require that we seek a non-binding advisory vote from our stockholders to approve the compensation awarded to our named executive officers during 2012, we also believe that it is appropriate to seek the views of stockholders on the design and effectiveness of our executive compensation program, and we value your opinion. Based on the stockholder advisory vote on the frequency of an advisory vote on executive compensation that took place at our 2011 Annual Meeting, the Board determined to hold the vote on executive compensation annually until the next stockholder vote on the frequency of such advisory vote. Thus, our stockholder advisory vote to approve executive compensation currently takes place annually, and the next such vote will take place at our 2014 Annual Meeting of Stockholders.

Our goal for executive compensation is to attract, motivate and retain a talented and creative team of executives who will provide leadership for our success in competitive markets. We seek to accomplish this goal in a way that both rewards performance and at the same time is aligned with our stockholders’ long-term interests. We believe that our executive compensation program, which emphasizes long-term equity awards, satisfies this goal and is strongly aligned with the long-term interests of our stockholders. Due to the 98.6% vote in favor of our executive compensation program at our 2012 Annual Meeting of Stockholders, we believe that our stockholders view our executive compensation program as robust and effective in achieving our objectives. Thus, after considering the outcome of the votes, we decided to continue our current compensation philosophy and programs, while continuously monitoring developments in executive compensation, especially among our peer companies. We have not made any specific changes to our executive compensation program as a result of our stockholder advisory vote last year.

The Board strongly endorses our executive compensation program and recommends that the stockholders vote in favor of the following resolution:

RESOLVED, that the stockholders approve the 2012 compensation of our named executive officers as described in this Proxy Statement under “Executive Compensation,” including the Compensation Discussion and Analysis and the tabular and narrative disclosure contained in this Proxy Statement.

What are some of Our Executive Compensation Program Highlights?

The Compensation Discussion and Analysis of this Proxy Statement describes in detail our executive compensation program and decisions made by our Compensation Committee in 2012. Highlights of the program include the following:

•

Total compensation (base pay, non-equity incentive and long-term incentive in the form of equity) is annually compared to pay practices at the Industry Peer Group companies. The results of the annual survey are reviewed by the Compensation Committee. For 2012, total compensation for our named executive officers was generally at or below median levels identified in the survey.

•

The named executives receive regular long-term equity awards in the form of restricted stock units approximately every year and no shares vest prior to the end of a three-year vesting period. The restricted stock units constitute a significant portion of each named executive’s total compensation opportunity. We believe these awards ensure that a significant portion of the officers’ compensation is tied to long-term stock value.

•	We review perquisite policies on an annual basis against the Industry Peer Group, and we believe that our perquisites are reasonable relative to the Industry Peer Group.

•

None of the named executive officers has an individual employment agreement and all are expected to demonstrate exceptional personal performance in order to continue serving as a member of the executive team.

•

As of March 1, 2013, the named executive officers, as a group, held shares of restricted and unrestricted company stock valued in excess of $64 million, which significantly aligns their interest with our stockholders’ interests.

We believe our executive compensation program serves us and our stockholders well and is instrumental in helping us achieve our strong financial performance. In 2012, our revenue was $6.2 billion. Net income grew to $430.0 million in 2012, an increase of 7.6% over the prior year. Our full year diluted earnings per share were at an all-time high, resulting in the eleventh consecutive year of earnings growth. Our total stockholder return over the prior 1-year, 3-year and 5-year periods were -18.0%, 48.1% and 59.2%, respectively.

What vote is required to approve this proposal?

Approval of this proposal requires the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal.

While this vote is required by law, it will neither be binding on us or our Board, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, us or our Board. However, the Compensation Committee, which is responsible for designing and administering our executive compensation program, values the opinions expressed by stockholders and will continue to consider the outcome of the vote when making future executive compensation decisions.

What does the Board recommend?

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF OUR EXECUTIVE COMPENSATION.

Proposal to Reapprove the Material Terms of the Performance Goals under Our Amended and Restated Incentive Compensation and Stock Plan, as Required by Section 162(m) of the Internal Revenue Code (Item 4 on the Proxy Card)

What is the purpose of the proposal?

Our Board of Directors originally adopted the FMC Technologies, Inc. Incentive Compensation and Stock Plan on February 16, 2001, and FMC Corporation, as our sole stockholder, originally approved such plan on May 1, 2001. Our Board of Directors subsequently amended such plan in certain respects (as so amended, the “Incentive Plan”), and our stockholders last approved the material terms of the performance goals under the Incentive Plan at our 2008 Annual Meeting of Stockholders. At the Annual Meeting, stockholders will be asked to reapprove the material terms of the performance goals for performance-based awards that may be made under the Incentive Plan so that awards granted under the Incentive Plan that are intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the IRC will be fully deductible by us.

The purpose of the Incentive Plan is to provide us with a competitive advantage in attracting, retaining and motivating our officers, employees, directors and consultants. To achieve this purpose, the Incentive Plan provides for grants of (1) stock options (“Stock Options”), (2) stock appreciation rights (“Stock Appreciation Rights”), (3) restricted stock awards (“Restricted Stock Awards”), (4) management incentive awards (“Management Incentive Awards”), (5) performance units (“Performance Units”), (6) stock units or restricted stock units (“Stock Units” or “Restricted Stock Units”), and (7) awards of cash or Common stock and awards that are valued in whole or in part by reference to, or are otherwise based upon, Common Stock (collectively referred to as “Awards”).

Under Section 162(m) of the IRC, the federal income tax deductibility of compensation paid to our CEO and three other most highly compensated officers (other than our CEO and CFO) (collectively, the “Covered Employees”) may be limited to the extent such compensation exceeds $1,000,000 in any taxable year. However, we may deduct compensation paid to our Covered Employees in excess of that amount if it qualifies as “performance-based compensation” as defined in Section 162(m) of the IRC. In order for awards under the Incentive Plan to constitute “performance-based compensation,” the award must, among other things, be subject to performance measures established by a committee comprised solely of two or more of our outside directors (in our case, the Compensation Committee). In addition, the material terms of the performance goals must be disclosed to, and reapproved by, our stockholders no later than the first meeting of stockholders that occurs in the fifth year following the year in which stockholders previously approved such terms. As the material terms of the performance goals under the Incentive Plan were last approved by our stockholders in 2008, such terms must be reapproved at our Annual Meeting in order for the Incentive Plan to remain in compliance with Section 162(m) of the IRC.

Submission of the material terms of the performance goals for performance-based awards should not be viewed as a guarantee that we and our subsidiaries can deduct all compensation under the Incentive Plan. Nothing in the proposal precludes us from making any payment or granting Awards that do not qualify for tax deductibility under Section 162(m) of the IRC.

We are not asking stockholders to approve any additional shares of Common Stock for issuance under the Incentive Plan, to approve any other amendments to the Incentive Plan or to reapprove the Incentive Plan.

The descriptions below summarize certain provisions of the Incentive Plan. The full text of the Incentive Plan is attached as Appendix A to this Proxy Statement and the following description is qualified in its entirety by reference to Appendix A. Defined terms used below but not otherwise defined in this Proxy Statement have the meanings attributed to them in the Incentive Plan.

What am I voting on?

We are asking stockholders to reapprove the material terms of the performance goals for performance-based awards that may be awarded under our Incentive Plan. Under the Section 162(m) regulations, the material terms of the performance goals for performance-based awards that may be awarded under our Incentive Plan are (A) the class of eligible persons who may receive compensation under the Incentive Plan, (B) the business criteria on which the performance goals are based and (C) the maximum amount of compensation that may be paid to a participant under the Incentive Plan.

A.	Class of Eligible Persons. Awards may be made to our officers, employees, directors and consultants or any of our Affiliates, and prospective employees, directors and consultants who have accepted offers of employment, membership on a board or consultancy, who are or will be responsible for or contribute to the management, growth or profitability of our business. The Compensation Committee generally determines in its discretion which eligible persons will receive Awards under the Incentive Plan; however, Awards to our non-employee directors are determined by our full Board of Directors. As of March 20, 2013, approximately 18,400 employees and 11 outside directors were eligible to participate in the Incentive Plan. Of the 18,400 employees, approximately 700 employees are eligible to receive performance-based awards under the Incentive Plan.

B.	Business Criteria on Which Performance Goals are Based. The business criteria on which the performance goals are based shall be limited to one or more of the following performance measures (each of which may be established on a corporate-wide basis or established with respect to one or more operating units, divisions, acquired businesses, minority investments, partnerships or joint ventures):

• net revenue;	• gross, operating or net margins;
• net earnings (before or after taxes);	• revenue growth;
• operating earnings or income;	• book value per share;

•   absolute and/or relative return measures (including, but not limited to, return on assets, capital, invested capital, net contribution (as defined in the Incentive Plan), quality performance metrics, equity, sales or revenue);

•   stock price (including, but not limited to, growth measures and total stockholder return);

•   economic value added;

•   customer satisfaction;

•   market share;

•   working capital;

•   productivity ratios;

•   operating goals (including, but not limited to, safety, reliability, maintenance expenses, capital expenses, customer satisfaction, operating efficiency and employee satisfaction); and

•   performance relative to peer companies.

• earnings per share;
• cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity and cash flow return on investment);
• net operating profits;
• earnings before or after taxes, interest, depreciation, and/or amortization;
• earnings as a percentage of sales;
• earnings growth before or after taxes, interest, depreciation, and/or amortization;

C.	Maximum Amount of Compensation that May be Paid to a Participant. No participant may be granted Stock Options and Stock Appreciation Rights covering in excess of 4,800,000 shares of Common Stock in any calendar year. The maximum aggregate amount with respect to each Management Incentive Award, Award of Performance Units, Restricted Stock Award, Award of Stock Units or Award of Restricted Stock Units that may be granted, or, that may vest, as applicable, in any calendar year for any individual participant is 4,800,000 shares of Common Stock, or the dollar value equivalent of 4,800,000 shares of Common Stock.

What are the other material terms of the Incentive Plan?

Administration. The Incentive Plan is administered by the Compensation Committee of our Board of Directors, except that the Board of Directors is the administrator of the portion of the Incentive Plan applicable to non-employee directors. Any authority granted to our Compensation Committee is also vested in our full Board of Directors. Subject to the terms of the Incentive Plan, the Compensation Committee has broad authority to, among other things, select participants to receive Awards, determine whether and to what extent Awards are granted, determine the amount of each Award, determine the terms and conditions of Awards and interpret the terms and provisions of the Incentive Plan.

Shares Subject to the Incentive Plan. The aggregate number of shares of Common Stock that may be delivered under the Incentive Plan is limited to 48,000,000 shares. The Incentive Plan provides that the maximum number of shares that may be subject to Management Incentive Awards, Restricted Stock Awards, Performance Units, Stock Units or Restricted Stock Units is 32,000,000 shares of Common Stock. Awards that are forfeited, or Stock Options or Stock Appreciation Rights that terminate, expire, or lapse without being exercised, or Stock Appreciation Rights settled in cash, will again be available for delivery under the Incentive Plan. If any shares of Common Stock are not delivered because the shares are used to satisfy an applicable tax withholding obligation, those shares will not be deemed delivered under the Incentive Plan. The aggregate number of shares, kind, price of shares and the maximum limitation upon any Awards shall be adjusted by the Compensation Committee in the event of certain corporate events or transactions, including, but not limited to, stock splits, mergers, consolidations, separations, including spin-off or other distribution of our stock or property, reorganization, or liquidation, whether or not such transaction results in a change in the number of shares of our outstanding Common Stock. As of March 1, 2013, 25,735,114 shares available for issuance under the Incentive Plan had been issued, 18,962,621 shares were available for future Awards, and 3,302,265 shares were subject to outstanding Awards under the Incentive Plan.

Awards Under the Incentive Plan.

Qualified Performance-Based Awards. The Compensation Committee may designate a Management Incentive Award, a Restricted Stock Award, an Award of Performance Units or an Award of Stock Units or Restricted Stock Units as a “Qualified Performance-Based Award” based upon a determination that the recipient is or may be a Covered Employee and the Compensation Committee’s decision that such Award qualify as performance-based compensation for purposes of Section 162(m) of the IRC. In such case, the Award will be contingent upon the attainment of one or more of the performance measures established by the Compensation Committee in connection with the grant of the Award, as noted above in “What am I voting on?—Business Criteria on Which Performance Goals are Based.”

Stock Options. All Stock Options that may currently be granted under the Incentive Plan will be non-statutory stock options, and such options will not qualify as incentive stock options within the meaning of Section 422 of the IRC. The term of any Stock Options that we may grant under the Incentive Plan may not exceed 10 years. Our Compensation Committee would provide vesting schedules and any other applicable restrictions in each Award agreement. Stock Options under the Incentive Plan, if any were granted, would have an exercise price at least equal to the fair market value of the Common

Stock on the date of grant. A participant exercising a Stock Option may pay the exercise price with cash, through a cashless exercise and sell transaction, through an exercise and sell to cover transaction, with previously acquired shares of Common Stock or in a combination of cash and Common Stock.

Stock Appreciation Rights. We may grant Stock Appreciation Rights under the Incentive Plan either in tandem with Stock Options or as stand-alone Awards. The term of Stock Appreciation Rights to be granted under the Incentive Plan may not exceed 10 years. Tandem Stock Appreciation Rights will be subject to the same vesting terms as the Stock Options to which they relate. The grant of a Stock Appreciation Right shall be at an exercise price that is at least equal to the fair market value of a share of Common Stock on the date of grant. The Stock Appreciation Rights will permit a participant to receive cash or shares of Common Stock, or a combination thereof, as determined by our Compensation Committee. The amount of cash or the value of the shares to be received by a participant will be equal to the excess of the fair market value of a share of our Common Stock on the date of exercise over the Stock Appreciation Right exercise price, multiplied by the number of shares with respect to which the Stock Appreciation Right is exercised.

Restricted Stock Award. We may grant shares as a Restricted Stock Award that may be subject to performance- and/or service-based goals upon which restrictions will lapse, as determined by the Compensation Committee.

Management Incentive Awards. We may grant Management Incentive Awards that may be subject to performance- or service-based goals. Management Incentive Awards are an Award of cash, Common Stock, restricted stock or a combination thereof, as determined by the Compensation Committee. Award agreements will designate the fiscal years (or portions thereof) over which the Management Incentive Awards are to be earned, any applicable performance goals and the form of payment of the Award.

Performance Units, Stock Units and Restricted Stock Units. We may grant Performance Units, Stock Units or Restricted Stock Units. Award notices for Performance Units will indicate any applicable performance goals and the form of payment. Restricted Stock Units may be subject to performance- and/or service-based restrictions. Performance Units, Stock Units and Restricted Stock Units will be payable in cash or shares of Common Stock or a combination of the two as determined by our Compensation Committee.

Dividend Equivalents. We may grant dividend equivalents with respect to Stock Options, Restricted Stock Awards, Performance Units, Stock Units or Restricted Stock Units, except that dividend equivalents on Stock Options cannot be conditioned on the grantee exercising the underlying Stock Option.

Non-Employee Director Awards. Each non-employee director receives an annual retainer in such amount as determined by our Board of Directors. At the election of the non-employee director, all or a portion of the annual retainer may be paid in the form of Stock Units or Restricted Stock Units on the date of grant, provided that the non-employee director makes an irrevocable election to receive such Stock Units or Restricted Stock Units in lieu of cash on or before December 31st of the year prior to the fiscal year in which the annual retainer is to be earned. In addition to the annual retainer, our Board of Directors has the authority to grant Stock Options, Restricted Stock Awards, Stock Units or Restricted Stock Units to non-employee directors. Each non-employee director will receive a meeting fee for attending Board and committee meetings, and each non-employee director who serves as chairman of a committee of the Board will receive a committee chairman fee. Except in the case of death or disability, if a non-employee director has a separation from service prior to any established vesting date, any unvested Stock Units or Restricted Stock Units are forfeited and all further rights of the non-employee director to or with respect to such Stock Units or Restricted Stock Units terminate. Upon a Change in Control, as defined below, any unvested Stock Units and Restricted Stock Units will vest.

Transferability. Unless otherwise provided by the Compensation Committee, Awards under the Incentive Plan are not transferable except by will or by laws of descent and distribution. The Incentive Plan provides that the Compensation Committee may permit Stock Options and Stock Appreciation Rights to be transferred in connection with a gift to a holder’s spouse or lineal descendants. The gift may be made directly or indirectly or by means of a trust, partnership or limited liability company.

Change in Control. In the event we undergo a Change in Control, any Stock Option or Stock Appreciation Right that is not then exercisable and vested will become fully exercisable and vested, restrictions on Restricted Stock Awards will lapse, Stock Units and Restricted Stock Units will be deemed earned and Management Incentive Awards will become vested. Solely for purposes of vesting these Awards, a Change in Control of our Company means generally:

•	The acquisition by a person, or more than one Person Acting as a Group, of an amount of Common Stock representing at least 50% of our outstanding Common Stock or voting securities;

•

The acquisition by a person, or more than one Person Acting as a Group, of an amount of Common Stock during the 12-month period ending on the date of the most recent acquisition by such person of 30% or more of the outstanding voting power of the stock;

•	A majority of the members of our Board of Directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the incumbent directors; or

•

Acquisition by a person, or more than one Person Acting as a Group, during the 12-month period ending on the date of the most recent acquisition of 40% or more of the total gross fair market value of all of our assets.

Amendment and Termination. Our Compensation Committee may at any time amend or terminate the Incentive Plan, except that no termination or amendment may impair the rights of participants as they relate to outstanding Awards without the participant’s consent. No amendment to the Incentive Plan will be made without the approval of our stockholders to the extent such approval is required by applicable law or stock exchange rules, or, to the extent such amendment increases the number of shares available for issuance or changes the exercise price of a Stock Option after the date of grant. With respect to any Awards granted to an individual who is employed or providing services outside the United States and who is not compensated from a payroll maintained in the United States, the Compensation Committee may, in its sole discretion, modify the provisions of the Incentive Plan as they pertain to the individual to comply with applicable foreign law, accounting rules or practices.

New Plan Benefits and Previously Awarded Stock Options. The Awards, if any, that will be made to eligible persons under the Incentive Plan are subject to the discretion of the Compensation Committee and, therefore, we cannot currently determine the benefits or number of shares subject to Awards that may be granted in the future to our executive officers, employees and directors under the Incentive Plan. Therefore, a New Plan Benefits Table is not provided.

We made Awards under the Incentive Plan in 2012 to the named executive officers, outside directors and to other eligible employees. The 2012 grants to the named executive officers are reflected in the “Grants of Plan-Based Awards Table” of this Proxy Statement. The 2012 grants to outside directors are reflected in the “Director Compensation Table” of this Proxy Statement. On March 27, 2013, the closing price of our Common Stock was $54.08 per share.

We have not granted Stock Options to any of our employees since 2005 and there are currently no outstanding Stock Options awarded under the Incentive Plan.

Federal Income Tax Consequences

The following is intended to summarize briefly the United States federal income tax consequences to participants arising from participation in the Incentive Plan. This description is based on current law, which is subject to change (possibly retroactively). The tax treatment of participants in the Incentive Plan may vary depending on the particular situation and therefore may be subject to special rules not discussed below. No attempt has been made to discuss any potential foreign, state or local tax consequences.

Nonqualified Stock Options; Stock Appreciation Rights. Participants will not realize taxable income upon the grant of a nonqualified Stock Option or a Stock Appreciation Right. Upon the exercise of a nonqualified Stock Option or a Stock Appreciation Right, a participant will recognize ordinary compensation income (subject to any applicable withholding) in an amount equal to the excess of (i) the amount of cash and the fair market value of the Common Stock received, over (ii) the exercise price paid. A participant will generally have a tax basis in any shares of Common Stock received pursuant to the exercise of a Stock Appreciation Right, or pursuant to the cash exercise of a nonqualified Stock Option, that equals the fair market value of such shares on the date of exercise. Subject to the discussion under “Federal Income Tax Consequences—Limitations on Deductibility” below, we or one of our subsidiaries (as applicable) will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a participant under the rules described above.

Restricted Stock Awards; Restricted Stock Units; Cash Awards. A participant will recognize ordinary compensation income upon receipt of cash pursuant to a cash award or, if earlier, at the time the cash is otherwise made available for the participant to draw upon. A participant will not have taxable income at the time of grant of a stock award in the form of Restricted Stock Units denominated in Common Stock, but rather, will generally recognize ordinary compensation income at the time he receives cash or Common Stock in settlement of the Restricted Stock Units in an amount equal to the cash or the fair market value of the Common Stock received. In general, a participant will recognize ordinary compensation income as a result of the receipt of Common Stock pursuant to a Restricted Stock Award in an amount equal to the fair market value of the Common Stock when such stock is received over the amount, if any, paid for such stock; provided that, if the stock is not transferable and is subject to a substantial risk of forfeiture when received, a participant will recognize ordinary compensation income in an amount equal to such excess based upon the fair market value of the Common Stock (i) when the Common Stock first becomes transferable or is no longer subject to a substantial risk of forfeiture, in cases where a participant does not make a valid election under Section 83(b) of the IRC, or (ii) when the Common Stock is received, in cases where a participant makes a valid election under Section 83(b) of the IRC. Subject to the discussion immediately below, we or one of our subsidiaries (as applicable) will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a participant under the rules described above.

Limitations on Deductibility. In general, we should receive a federal income tax deduction with respect to compensation amounts earned by Award recipients pursuant to the Incentive Plan provided that such amounts constitute reasonable compensation for services rendered or to be rendered, are ordinary and necessary business expenses, and the amount of the deduction is not limited by the deduction limitations of Section 162(m) of the IRC. Our ability to obtain a deduction for future payments under the Incentive Plan could also be limited by the golden parachute payment rules of Section 280G of the IRC, which prevent the deductibility of certain excess parachute payments made in connection with a change in control of an employer-corporation.

What vote is required to approve this proposal?

Approval of this proposal requires the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal.

What does the Board recommend?

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE REAPPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE GOALS UNDER OUR INCENTIVE PLAN.

Stockholder Proposal Concerning Accelerated Vesting of Senior Executive Equity Awards upon a Change in Control (Item 5 on the Proxy Card)

What am I voting on?

You are voting on a proposal submitted on behalf of the United Association S&P 500 Index Fund (the “Fund”), Three Park Place, Annapolis, Maryland 21401, a beneficial owner of 1,460 shares of our Common Stock. The text of the resolution and the supporting statement of the Fund are printed below verbatim from its submission.

What is the Proposal?

RESOLVED: The shareholders of FMC Technologies, Inc. (“FMC Technologies” or the Company) ask the board of directors to adopt a policy that in the event of a change in control (as defined under any applicable employment agreement, equity incentive plan or other plan), there shall be no acceleration of vesting of any equity award(s) granted to any senior executive, provided, however, that the board’s Compensation Committee may provide in an application grant or purchase agreement that any unvested award(s) will vest on a partial, basis up to the time of the senior executive’s termination, with such qualifications for an award as the Committee may determine.

For purposes of this Policy, “Equity award” means an award granted under an equity incentive plan as defined in Item 402 of the SEC’s Regulation S-K, which addresses executive compensation. This resolution shall be implemented so as not to affect any contractual rights in existence on the date this proposal is adopted.

SUPPORTING STATEMENT

FMC Technologies allows senior executives to receive an accelerated award of unearned equity under certain conditions after a change of control of the Company. We do not question that some form of severance payments may be appropriate in that situation. We are concerned, however, that current practices at FMC Technologies may permit windfall awards that have nothing to do with a senior executive’s performance.

The Company’s 2012 proxy statement provides, “Our equity awards … vest immediately in the event of death, disability … or a qualifying change in control. Performance-based restricted stock unit awards vest at 100% of target if death, disability or a change in control occurs during the performance period.”

The proxy statement also includes a chart labeled “Executive Benefits and Payments for Change in Control Termination Occurring on December 31, 2011,” which includes listings for Restricted Stock Units and Performance-Based Restricted Stock Units. The total amount of these long-term equity awards which would have accelerated for the Company’s seven senior executives is over $102 million, with Mr. Kinnear, the former CEO, entitled to almost $40 million, and Mr. Gremp, the current CEO, entitled to $14.6 million out of a total package of almost $22 million.

We are not persuaded by the argument that executives somehow “deserve” to receive unvested awards. To accelerate the vesting of unearned equity on the theory that an executive was denied the opportunity to earn those shares seems inconsistent with a “pay for performance” philosophy worthy of the name.

We do believe, however, that an affected executive should be eligible to receive an accelerated vesting of equity awards on a pro rata basis as of his or her termination date, with the details of any pro rata award to be determined by the Compensation Committee.

Other major corporations, including Apple, Chevron, Dell, Exxon Mobil, IBM, Intel, Microsoft, and Occidental Petroleum, have limitations on accelerated vesting of unearned equity, such as providing pro rata awards or simply forfeiting unearned awards.

What vote is required to approve this proposal?

Approval of this proposal requires the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal.

What does the Board recommend?

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “AGAINST” THIS PROPOSAL FOR THE FOLLOWING REASONS:

The proposal would create potential conflicts of interest by disrupting the alignment of the interests of our management with the interests of our stockholders.

Our goal for our executive compensation program is to attract, motivate and retain an exceptionally talented team of executives who deliver superior operational performance and provide leadership for our success in delivering technological innovation in a dynamic and competitive market. We seek to accomplish this goal in a way that both rewards performance and enhances stockholder long-term value. The Compensation Committee oversees our executive compensation program and determines the compensation for our executive officers. The Compensation Committee believes that the most effective executive compensation program is one that is designed to reward the achievement of annual and long-term Company performance goals and aligns executives’ interests with those of stockholders, with the ultimate objective of increasing stockholder value.

One of the essential purposes of providing executives with equity-based awards is to align their interests with those of our stockholders. As described elsewhere in this Proxy Statement, a significant percentage of each executive’s compensation opportunity is provided in the form of an equity award that will vest over time and that will have value only if vesting occurs. Equity awards include restricted stock units that vest three years after grant. These equity awards, which have both time-based and performance-based elements, work together to incentivize the achievement of our long-term strategic objectives, align financial rewards with the economic interests of stockholders and promote retention of the leadership talent that is critical to our success.

The proposal, if implemented, would have the effect of depriving executives of the full value of their awards upon a change in control and therefore would conflict with the objectives of our executive compensation program. At any particular time, our executives hold significant unvested equity awards representing a significant portion of the compensation they will receive if they remain with us through the specified vesting dates and, in the case of performance shares, if the performance goals are met. The proposal would eliminate our ability to provide reasonable assurance to key executives that they will realize the expected value of their equity awards even if we experience a change in control. Putting key executives’ compensation at risk if we were to experience a change in control could create a conflict of interest if we were pursuing a merger or similar transaction that the Board of Directors believes is in the best interests of our stockholders. Accelerating the vesting of equity awards upon a change in control eliminates this potential misalignment of the interests of executives and our stockholders by ensuring that executives, who are implementing strategic actions in the best interest of the stockholders, are not at the same time penalized with a loss of their incentive compensation.

The proposal could put us at a competitive disadvantage in attracting and retaining key executives.

Adoption of the proposal could significantly disadvantage us from a competitive standpoint, jeopardizing our long-term performance and ability to create and deliver maximum value to our stockholders because a majority of our peers provide for the accelerated vesting of equity if a senior executive is terminated in connection with a change in control. Unless the prohibition on accelerated vesting of equity awards advocated by the proposal is implemented by every company with which we compete for executive talent, the proposal could adversely affect our ability to attract and retain highly qualified executive management personnel, thus jeopardizing our performance and ability to create and deliver maximum value to shareholders.

The proposal also could make it more difficult for us to retain key executives during a potential change in control, which could make it difficult for the potential transaction to advance in a manner that would serve the best interests of our stockholders. Moreover, the risk of job loss, coupled with a loss of significant equity awards, in connection with a change in control may present an unnecessary distraction for key executives. The prospect of a change in control might, for example, lead key executives whose positions might be eliminated after consummation of the transaction to begin seeking new employment. The search for new employment while our Board of Directors is negotiating a change in control transaction, or during the critical post-closing integration period, could be distracting to management and the Board and create a potential conflict with our goal of protecting our stockholders’ interests and maximizing stockholder value. Retaining key executives while a change in control transaction is pending can be particularly important, since the loss of key executives could adversely affect our business or operations if the transaction is not completed. Accelerated vesting provisions therefore help provide stability, ensure continuity of executive management and keep executive management’s objective input available to the Board of Directors during a potential change in control transaction.

Allowing executives to retain the full value of their awards helps foster the retention value of our equity compensation awards by incentivizing our executives to remain with us through consummation of a merger or similar change in control transaction. Acceleration of vesting therefore helps incentivize management to maximize stockholder value, further aligning the interests of management with our stockholders.

The proposal would unduly restrict the ability of the Compensation Committee to structure executive compensation.

Our Board of Directors believes that the Compensation Committee, which comprises six independent, non-management directors, needs to be in a position to develop executive compensation principles and practices that reflect market conditions and are in the best interests of our stockholders. To do that, the Compensation Committee must have the flexibility to structure effective and competitive compensation programs.

Our executive severance agreements provide for the vesting of any unvested awards only at the finalization and transfer of control to another party, not upon the execution of an agreement or the announcement of a possible arrangement. Other provisions of our executive severance agreements provide for a “double trigger” of events whereby there is a change in control and the executive is terminated within a specified time period. We believe that these arrangements are fair and equitable arrangements and incentivize both the executives and the stockholders to maximize the value to the stockholders. Except in connection with a change in control, we do not provide for acceleration of vesting of equity nor do we pay compensation to executives simply upon termination. We do not currently have any employment agreements with any executives, and thus, there are no contractual rights to accelerated vesting of equity in the event of a termination unrelated to a change in control. Any such arrangements for accelerated vesting upon a termination unrelated to a change in control would be agreed to only in unique circumstances and would be specifically reviewed and approved by the Compensation Committee on a case-by-case basis.

The proposal’s restrictions on the Compensation Committee’s ability to permit executives to realize the full value of their equity awards upon a change in control could, as discussed above, hinder our ability to attract and retain executive talent. The Board of Directors believes that the Compensation

Committee must be given latitude to develop an executive compensation program that is competitive and that is designed to foster achievement of our strategic, operational and financial goals. A rigid policy such as the one advocated by the proposal would limit the Compensation Committee’s ability to design effective and competitive compensation programs and therefore would place us at a competitive disadvantage in recruiting, retaining and motivating executive officers.

For these reasons, the Board of Directors recommends that you vote “AGAINST” the Fund’s proposal concerning accelerated vesting of senior executive equity awards upon a change in control.

Transactions with Related Persons

We have, and strictly follow, formalized policies and procedures for identifying potential related person transactions and ensuring those policies are reviewed by the Board of Directors and the Audit Committee. Related person transactions must be approved by the Board, which will approve the transaction only if it determines that the transaction is in, or is not inconsistent with, our interests. In evaluating the transaction, the Board will consider all relevant factors, including, as applicable, (1) the benefit to us in entering into the transaction; (2) the alternatives to entering into a related person transaction; and (3) whether the transaction is on terms comparable to those available to third parties. If a director is involved in the transaction, he or she will be recused from all discussions and decisions about the transaction. The transaction must be approved in advance of its consummation. The Board will periodically monitor the transaction to ensure that there are no changed circumstances that would render it advisable for us to amend or terminate the transaction and will review the transaction annually to determine whether it continues to be in our interests.

During 2012, we were not a participant in any transaction or series of related transactions in which any “related person” had or will have a material interest and in which the amount involved exceeded $120,000. We subject the following “related persons” to our procedures:

(a)	any director or executive officer of FMC Technologies;

(b)	any nominee for director;

(c)	any immediate family member of a director or executive officer of FMC Technologies or any nominee for director, with immediate family member including any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law and any person (other than a tenant or an employee) sharing the household of a director or executive officer or a nominee for director;

(d)	any beneficial owner (other than a financial or investment institution) of more than 5% of our Common Stock; or

(e)	any immediate family member of such a security holder.

Our Code of Ethics provides that each of our employees and directors is expected to avoid engaging in activities that conflict with, or have the appearance of conflicting with, the best interests of us and our stockholders. These requirements also extend to immediate family members of employees and directors, any trust in which any employee or a director has a beneficial interest and over which such employee or director can exercise or influence decision making, and any person with whom one of our employees or directors has a substantial business relationship. For purposes of our Code of Ethics, an immediate family member includes an employee’s or director’s spouse, parents, children, siblings, parents-in-law, children-in-law, siblings-in-law and anyone who shares an FMC Technologies employee’s or director’s home.

Our Code of Ethics requires disclosure of personal activities or interests of any one of our employees or directors, or of any immediate family member, trust or other person with which such person may have a substantial business relationship, that could negatively influence, or which could have the appearance of negatively influencing, the judgment of such employee or director, or the decisions or actions of such employee or director. Such activities must be disclosed to an employee’s manager, supervisor, local human resources director, the lawyer responsible for his or her business unit, the General Counsel, a member of the Board of Directors or reported to our ethics hotline. Reports regarding a “related person” made to an ethics reporting resource other than a member of the Board of Directors will be reported to the Board of Directors, or a committee of the Board of Directors, which will have the responsibility for determining if there is a conflict of interest and, if so, how to resolve it without compromising the best interests of us and our stockholders.

In certain limited cases, activities giving rise to a potential “related person” conflict of interest may be permitted if the Board of Directors or a committee of the Board determines, in its reasonable judgment, that such potential conflict of interest is not likely to be harmful to the best interests of us and our stockholders. No such activities were approved by the Board of Directors or a committee of the Board during 2012.

Our Code of Ethics also prohibits any employee or director from taking for themselves personally (including for the benefit of family members or friends) business opportunities that are discovered through the use of our property, information or position without the consent of the Board of Directors or a committee of the Board. No employee or director may use corporate property, information or position for improper personal gain, and may not compete with us, directly or indirectly.

Our Code of Ethics may be reviewed on our website at www.fmctechnologies.com under the heading “About Us > Corporate Governance.” A waiver may only be made by the Board of Directors, or a committee appointed by the Board, and will be promptly disclosed to the extent required by law, including the rules and regulations of the SEC and the NYSE.

In addition to our Code of Ethics, the Nominating and Governance Committee periodically reviews all commercial business relationships that exist between us and companies with which our directors are affiliated in order to determine if non-employee members of the Board are independent under the rules of the NYSE.

Security Ownership of Our Management and Holders of More Than 5% of Outstanding Shares of Common Stock

The following table shows, as of March 1, 2013, the number of shares of our Common Stock beneficially owned by each of our directors, director nominees, named executive officers whose compensation is reported in the Summary Compensation Table and all directors and executive officers as a group. No director or executive officer named in the Summary Compensation Table beneficially owns more than 1% of our Common Stock, as designated in the “Percent of Class” column, in the table below.

	Beneficial Ownership on March 1, 2013
Name	Common Stock of FMC Technologies	Percent of Class(1)
Mike R. Bowlin(2)	136,157	*
Philip J. Burguieres(2)	82,653	*
Eleazar de Carvalho Filho(2)	10,537	*
C. Maury Devine(2)	56,862	*
Thorleif Enger(2)	26,037	*
Claire S. Farley(2)	26,037	*
John T. Gremp(3)	155,772	*
Tore Halvorsen(3)	140,292	*
Thomas M. Hamilton(2)	153,102	*
Edward J. Mooney(2)	119,881	*
Joseph H. Netherland(2)	131,358	*
Richard A. Pattarozzi(2)	99,916	*
Douglas J. Pferdehirt(3)	18,750
Robert L. Potter(3)	143,102	*
James M. Ringler(2)	136,157	*
Maryann T. Seaman(3)	138,006	*
All directors and executive officers as a group (23 persons)(2)(3)	1,938,689	*

*	Less than 1%
(1)	Percentages are calculated on 237,477,812 shares of FMC Technologies, Inc. Common Stock, which represents the number of shares outstanding on March 1, 2013.
(2)	Includes shares owned by the individual and restricted stock units credited to individual accounts of non-employee directors under the Incentive Plan (see “Director Compensation”). As of March 1, 2013, the number of restricted stock units credited to non-employee directors under the Incentive Plan were as follows: Mr. Bowlin 136,157; Mr. Burguieres 38,653; Mr. de Carvalho Filho 10,537; Ms. Devine 56,862; Dr. Enger 26,037; Ms. Farley 26,037; Mr. Hamilton 141,102; Mr. Mooney 119,881; Mr. Netherland 27,375; Mr. Pattarozzi 99,916; and Mr. Ringler 136,157. These directors have no power to vote or dispose of shares underlying the restricted stock units until they are distributed upon the cessation of their service on the Board of Directors. Until such distribution, these directors have an unsecured claim against us for such units.
(3)	Includes: (i) shares owned by the individual; (ii) shares held by the FMC Technologies, Inc. Savings and Investment Plan for the account of the individual and the FMC Technologies, Inc. Non-Qualified Savings and Investment Plan for the benefit of the individual; and (iii) shares subject to options that are exercisable within 60 days of March 1, 2013 and restricted stock units that will vest within 60 days of March 1, 2013. The shares included in item (iii) amount to 0 shares for each of Mr. Gremp, Ms. Seaman, Mr. Potter, Mr. Pferdehirt and Mr. Halvorsen and 818,714 shares for all directors and executive officers as a group.

The table below lists the persons known by us to beneficially own, pursuant to Rule 13d-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), more than 5% of our Common Stock as of February 14, 2013, with the exception of the amounts reported in filings on Schedule 13G, which amounts are based on holdings as of December 31, 2012, or as otherwise disclosed in such filings:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class(1)

Capital World Investors 333 South Hope Street Los Angeles, California 90071	27,180,000 shares	(2)	11.45%

Capital Research Global Investors 333 South Hope Street Los Angeles, California 90071	21,083,200 shares	(3)	8.88%

The Vanguard Group, Inc. 100 Vanguard Boulevard Malvern, Pennsylvania 19355	14,432,379 shares	(4)	6.08%

T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, Maryland 21202	14,242,307 shares	(5)	6.00%

BlackRock, Inc. 40 East 52nd Street New York, New York 10022	13,254,053 shares	(6)	5.58%

(1)	The calculation of percentage of ownership of each listed beneficial owner is based on 237,477,812 shares of FMC Technologies, Inc. Common Stock, which represents the number of shares outstanding on March 1, 2013.
(2)	Based on a Schedule 13G/A filed with the SEC on February 13, 2013. The Schedule 13G/A reports that Capital World Investors has sole voting power with respect to 27,180,000 shares and sole dispositive power with respect to 27,180,000 shares. Capital World Investors, a division of Capital Research and Management Company (“CRMC”), is deemed to be the beneficial owner of FMC Technologies securities as a result of CRMC acting as investment advisor to various investment companies registered under Section 8 of the Investment Company Act of 1940.
(3)	Based on a Schedule 13G filed with the SEC on February 13, 2013. The Schedule 13G reports that Capital Research Global Investors has sole voting power with respect to 21,083,200 shares and sole dispositive power with respect to 21,083,200 shares. Capital Research Global Investors, a division of CRMC, is deemed to be the beneficial owner of FMC Technologies securities as a result of CRMC acting as investment advisor to various investment companies registered under Section 8 of the Investment Company Act of 1940.
(4)	Based on a Schedule 13G/A filed with the SEC on February 12, 2013. The Schedule 13G/A reports that The Vanguard Group has sole voting power with respect to 417,199 shares, sole dispositive power with respect to 14,030,980 shares and shared power to dispose of 401,399 shares. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 334,899 shares or 0.14% of the Common Stock outstanding of the Company as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 148,800 shares or 0.06% of the Common Stock outstanding of the Company as a result of its serving as investment manager of Australian investment offerings.
(5)	Based on a Schedule 13G/A filed with the SEC on February 8, 2013. These securities are owned by various individual and institutional investors which T. Rowe Price Associates, Inc. (“Price Associates”) serves as an investment advisor with the power to direct investments and/or sole power to vote the securities. The Schedule 13G/A reports that Price Associates has sole voting power with respect to 3,736,859 shares and sole dispositive power with respect to 14,242,307 shares. Price Associates does not serve as custodian of the assets of any of its clients; accordingly, in each instance only the client or the client’s custodian or trustee bank has the right to receive dividends paid with respect to, and proceeds from the sale of, such securities. The ultimate power to direct the receipt of dividends paid with respect to, and the proceeds from the sale of, such securities is vested in the individual and institutional clients, which Price Associates serves as investment adviser. Any and all discretionary authority which has been delegated to Price Associates may be revoked in whole or in part at any time. With respect to securities owned by any one of the T. Rowe Price Funds, only State Street Bank and Trust Company, as custodian for each of such Funds, has the right to receive dividends paid with respect to, and proceeds from the sale of, such securities. No other person is known to have such right, except that the shareholders of each such Fund participate proportionately in any dividends and distributions so paid.
(6)	Based on a Schedule 13G/A filed with the SEC on February 8, 2013. The Schedule 13G/A reports that BlackRock, Inc. has sole voting power and sole dispositive power with respect to 13,254,053 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who beneficially own more than 10% of our Common Stock, to file reports of ownership and changes in ownership with the SEC and to furnish us with copies of all such reports. Based solely upon a review of the forms filed and written representations provided by officers and directors to us, we believe that all Section 16(a) reporting requirements were satisfied during 2012 on a timely basis.

Equity Compensation Plan Information

The following table provides information as of December 31, 2012 with respect to our Common Stock that may be issued under our equity compensation plans.

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans
Equity compensation plans approved by security holders	152,918	(1)	$5.24	24,961,885	(2)
Equity compensations plans not approved by security holders	–		–	–

Total	152,918	(1)	$5.24	24,961,885	(2)

(1)	The table includes the number of shares that may be issued upon the exercise of outstanding options to purchase shares of our Common Stock under the Incentive Plan. The table does not include shares of restricted stock units that have been awarded under the Incentive Plan but which have not yet vested.
(2)	The table includes shares of our Common Stock available for future issuance under the Incentive Plan, excluding the shares quantified in the first column. This number includes 3,624,145 shares available for issuance for unvested stock awards that vest after December 31, 2012.

Proposals for the 2014 Annual Meeting of Stockholders

Stockholders may make proposals to be considered at the 2014 Annual Meeting of Stockholders. To be included in the proxy statement and form of proxy for the 2014 Annual Meeting of Stockholders, stockholder proposals made pursuant to Rule 14a-8 must be received no later than December 4, 2013, at our principal executive offices, 5875 N. Sam Houston Parkway W., Houston, Texas 77086, Attention: Senior Vice President, General Counsel and Secretary.

In addition to the requirements of Rule 14a-8 and as more specifically provided in Section 3.4 of our By-Laws, to properly bring other business before any of our annual meetings or to nominate persons for election to our Board of Directors, a stockholder must deliver written notice thereof, setting forth the information specified in our By-Laws, to the Corporate Secretary at our principal executive offices no later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the first anniversary of the preceding year’s annual meeting. In other words, for a stockholder nomination for election to the Board or a proposal of business to be considered at the 2014 Annual Meeting of Stockholders, it should be properly submitted to the Corporate Secretary no earlier than January 3, 2014 and no later than February 2, 2014; provided, however, that such other business must otherwise be a proper matter for stockholder action. In the event that the date of the annual meeting is more than 30 days before or more than 60 days after May 3, 2014, however, a stockholder must deliver notice no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (a) the 90th day prior to such annual meeting or (b) the 10th day following the day on which we first make public announcement of the date of such meeting. A copy of the full text of the By-Law provisions discussed above may be obtained by writing to 5875 N. Sam Houston Parkway W., Houston, Texas 77086, Attention: Senior Vice President, General Counsel and Secretary.

Stockholders Sharing an Address

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, stockholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of our Proxy Statement and Annual Report, unless one or more of the stockholders at that address notifies us that they wish to continue receiving individual copies. We believe this procedure provides greater convenience to our stockholders and saves money by reducing our printing and mailing costs and fees.

If you and other stockholders of record with whom you share an address and last name currently receive multiple copies of our Proxy Statement and Annual Report and would like to participate in our householding program, please contact Broadridge Investor Communication Services (“Broadridge”) by calling toll-free at 800-542-1061, or by writing to Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717. Alternatively, if you received a householded mailing this year and you would like to have additional copies of our Proxy Statement and Annual Report mailed to you or you would like to opt out of this practice for future mailings, we will promptly deliver such additional copies to you if you submit your request to Broadridge as described above.

A number of brokerage firms have instituted householding. If you hold your shares in street name, please contact your broker, bank, trust or other holder of record to request information about householding.

Expenses Relating to this Proxy Solicitation

We will pay all expenses relating to this proxy solicitation. In addition to this solicitation by mail, our officers, directors and employees may solicit proxies by mail, telephone, facsimile, electronic means, in person or otherwise, without extra compensation for that activity. In accordance with the rules of the SEC and the NYSE, we will also reimburse banks, brokers and other custodians, nominees and fiduciaries for reasonable out-of-pocket expenses in forwarding proxy material to beneficial owners of our Common Stock and obtaining the proxies of those owners. We have retained Morrow & Co., LLC, 470 West Ave., Stamford, CT 06902 to assist in the solicitation of proxies. We will pay the cost of such assistance, which is estimated to be $8,500, plus reimbursement for out-of-pocket fees and expenses. In addition, we have retained Broadridge to aid in the distribution of proxy materials and to provide voting and tabulation services for the Annual Meeting. For these services, we will pay Broadridge a fee of approximately $10,000 and reimburse it for out-of-pocket fees and expenses.

APPENDIX A

AMENDED AND RESTATED

FMC TECHNOLOGIES, INC.

INCENTIVE COMPENSATION AND STOCK PLAN

SECTION 1.    PURPOSE

The purpose of the Plan is to give the Company a competitive advantage in attracting, retaining and motivating officers, employees, directors and consultants of the Company and its Affiliates.

SECTION 2.    DEFINITIONS

2.1    General. For purposes of the Plan, the following terms are defined as set forth below:

(a)	“Affiliate” means a corporation or other entity controlled by, controlling or under common control with the Company, including, without limitation, any corporation, partnership, joint venture or other entity during any period in which at least a fifty percent (50%) voting or profits interest is owned, directly or indirectly, by the Company or any successor to the Company. Solely for purposes of granting Restricted Stock Units pursuant to Section 12 of the Plan, an “Affiliate” also means an entity organized under French law, in which the Company holds directly or indirectly at least ten percent (10%) of the share capital of such entity, each such entity hereinafter referred to as a “French Entity”.

(b)	“Annual Retainer” means the retainer fee established by the Board and paid to a Non-Employee Director for services on the Board for a specified year.

(c)	“Award” means a Management Incentive Award, Stock Option, Stock Appreciation Right, Performance Unit, Stock Unit, Restricted Stock or other award authorized under the Plan.

(d)	“Award Cycle” means a period of consecutive fiscal years or portions thereof designated by the Committee over which Awards are to be earned.

(e)	“Board” means the Board of Directors of the Company.

(f)	“Business Unit” means a unit of the business of the Company or its Affiliates as determined by the Committee and the CEO.

(g)	“Capital Employed” means operating working capital plus net property, plant and equipment.

(h)	“Cause” means (1) “Cause” as defined in any Individual Agreement to which the participant is a party, or (2) if there is no such Individual Agreement, or, if it does not define “Cause”: (A) the participant having been convicted of, or pleading guilty or nolo contendere to, a felony under federal or state law; (B) the willful and continued failure on the part of the participant to substantially perform his or her employment duties in any material respect (other than such failure resulting from Disability), after a written demand for substantial performance is delivered to the participant that specifically identifies the manner in which the Company believes the participant has failed to perform his or her duties, and after the participant has failed to resume substantial performance of his or her duties within thirty (30) days of such demand; or (C) willful and deliberate conduct on the part of the participant that is materially injurious to the Company or an Affiliate; or (D) prior to a Change in Control, such other events as will be determined by the Committee. The Committee will, unless otherwise provided in an Individual Agreement with the participant, determine whether “Cause” exists.

(i)	“CEO” means the Company’s chief executive officer.

(j)	“Change in Control” and “Change in Control Price” have the meanings set forth in Sections 15.2 and 15.3, respectively.

(k)	“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

(l)	“Committee” means the Compensation and Organization Committee of the Board, or such other committee as the Board may from time to time designate.

(m)	“Common Stock” means (1) the common stock of the Company, par value $.01 per share, subject to adjustment as provided in Section 4.1 Shares Available for Issuance; or (2) if there is a merger or consolidation and the Company is not the surviving corporation, the capital stock of the surviving corporation given in exchange for such common stock of the Company.

(n)	“Company” means FMC Technologies, Inc., a Delaware corporation.

(o)	“Covered Employee” means a participant who has received a Management Incentive Award, Restricted Stock, Performance Units, Stock Units or Restricted Stock Units, who has been designated as such by the Committee and who is or may be a “covered employee” within the meaning of Section 162(m)(3) of the Code in the year in which the Management Incentive Award, Restricted Stock or Performance Units are expected to be taxable to such participant.

(p)	“Disability” means, unless otherwise provided by the Committee, (1) “Disability” as defined in any Individual Agreement to which the participant is a party, or (2) if there is no such Individual Agreement, or, if it does not define “Disability,” permanent and total disability as determined under the Company’s long-term disability plan.

(q)	“Distribution” means FMC’s distribution of its interest in the Company.

(r)	“Dividend Equivalent Rights” means the right to receive cash, Stock Options, Restricted Stock, Performance Units, Stock Units or Restricted Stock Units as determined by the Committee, in an amount equal to any dividends that would have been paid on a Stock Option, Restricted Stock, Performance Unit, Stock Units or Restricted Stock Units as applicable, with Dividend Equivalent Rights if such Stock Option, Restricted Stock, Performance Unit, Stock Units or Restricted Stock Units as applicable, was a share of Common Stock held by the participant on the dividend payment date. Unless the Committee determines that Dividend Equivalent Rights will be paid in cash as of the dividend payment date, such Dividend Equivalent Rights, once credited, will be converted into an equivalent number of Stock Options, shares of Restricted Stock, Performance Units, Stock Units or Restricted Stock Units as applicable; provided, however, that the number of shares subject to any Award will always be a whole number. Unless otherwise determined by the Committee as of the dividend payment date, if a dividend is paid in cash, the number of Stock Options, shares of Restricted Stock, Performance Units, Stock Units or Restricted Stock Units into which a Dividend Equivalent Right will be converted will be calculated as of the dividend payment date, in accordance with the following formula:

(A x B)/C

in which “A” equals the number of Stock Options, shares of Restricted Stock, Performance Units, Stock Units or Restricted Stock Units with Dividend Equivalent Rights held by the participant on the dividend payment date, “B” equals the cash dividend per share and “C” equals the Fair Market Value per share of Common Stock on the dividend payment date. Unless otherwise determined by the Committee as of the dividend payment date, if a dividend is paid in property other than cash, the number of Stock Options, shares of Restricted Stock Performance Units, Stock Units or Restricted Stock Units as applicable into which a Dividend Equivalent Right will be converted will be calculated, as of the dividend payment date, in accordance with the formula set forth above, except that “B” will equal the fair market value per share of the property which the participant would have received if the Stock Option, share of Restricted Stock Performance Unit, Stock Unit or Restricted Stock Unit as applicable, with Dividend Equivalent Rights held by the participant on the dividend payment date was a share of Common Stock.

(s)	“Effective Date” means February 16, 2001, the date the Plan was adopted by the Board, subject to the approval by at least a majority of the holders of outstanding shares of Common Stock of the Company.

(t)	“Eligible Individuals” means officers, employees, directors and consultants of the Company or any of its Affiliates, and prospective employees, directors and consultants who have accepted offers of employment, membership on a board or consultancy from the Company or its Affiliates, who are or will be responsible for or contribute to the management, growth or profitability of the business of the Company or its Affiliates, as determined by the Committee.

(u)	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

(v)	“Expiration Date” means the date on which an Award becomes unexercisable and/or not payable by reason of lapse of time or otherwise as provided in Section 6.2 Expiration Date.

(w)	“Fair Market Value” means, except as otherwise provided by the Committee, as of any given date, the closing price for the shares on the New York Stock Exchange for the specified date (as of 4 p.m. Eastern Standard Time or Eastern Daylight Savings Time, whichever is then in effect), or, if the shares were not traded on the New York Stock Exchange on such date, then on the next preceding date on which the shares were traded, all as reported by such source as the Committee may select.

(x)	“FMC” means FMC Corporation, a Delaware corporation.

(y)	“Grant Date” means the date designated by the Committee as the date of grant of an Award.

(z)	“Incentive Stock Option” means any Stock Option designated as, and qualified as, an “incentive stock option” within the meaning of Section 422 of the Code.

(aa)	“Individual Agreement” means a severance, employment, consulting or similar agreement between a participant and the Company or one of its Affiliates.

(bb)	“IPO” means the initial registered public offering by the Company of shares of Common Stock of the Company.

(cc)	“Management Incentive Award” means an Award of cash, Common Stock, Restricted Stock or a combination of cash, Common Stock and Restricted Stock, as determined by the Committee.

(dd)	“Net Contribution” means for a Business Unit, its operating profit after-tax, less the product of (1) a percentage as determined by the Committee; and (2) the Business Unit’s Capital Employed.

(ee)	“Non-Employee Director” means each director of the Company who is not otherwise an employee of the Company or its Affiliates.

(ff)	“Nonqualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

(gg)	“Notice” means the written evidence of an Award granted under the Plan in such form as the Committee will from time to time determine.

(hh)	“Performance Goals” means the performance goals established by the Committee in connection with the grant of Management Incentive Awards, Restricted Stock, Performance Units, Stock Units or Restricted Stock Units as set forth in the Notice. In the case of Qualified Performance-Based Awards, Performance Goals will be set by the Committee within the time period prescribed by Section 162(m) of the Code and related regulations, The performance goals upon which the payment or vesting of an Award to a Covered Employee that is intended to qualify as performance-based compensation shall be limited to one or more of the following performance measures: net revenue; net earnings (before or after taxes); operating earnings or income; absolute and/or relative return measures (including, but not limited to, return on assets, capital, invested capital, net contribution, equity, sales, or revenue); earnings per share; cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment); net operating profits; earnings before or after taxes, interest, depreciation, and/or amortization; earning as a percentage of sales; earnings growth before or after taxes, interest, depreciation, and/or amortization; gross, operating, or net margins; revenue growth; book value per share; stock price (including, but not limited to, growth measures and total shareholder return); economic value added; customer satisfaction; market share; working capital; productivity ratios; operating goals (including, but not limited to, safety, reliability, maintenance expenses, capital expenses, customer satisfaction, operating efficiency, and employee satisfaction); and performance relative to peer companies, each of which may be established on a corporate-wide basis or established with respect to one or more operating units, divisions, acquired businesses, minority investments, partnerships or joint ventures.

(ii)	“Performance Units” means an Award granted under Section 12 Performance Units

(jj)	“Plan” means the FMC Technologies, Inc. Incentive Compensation and Stock Plan, as set forth herein and as hereinafter amended from time to time.

(kk)	“Qualified Performance-Based Award” means a Management Incentive Award, an Award of Restricted Stock, an Award of Performance Units, an Award of Stock Units or an Award of Restricted Stock Units designated as such by the Committee, based upon a determination that (1) the recipient is or may be a Covered Employee; and (2) the Committee wishes such Award to qualify for the Section 162(m) Exemption.

(ll)	“Restricted Stock” means an Award granted under Section 11 Restricted Stock.

(mm)	“Section 162(m) Exemption” means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code.

(nn)	“Separation from Service” means the cessation of a Non-Employee Director’s service on the Board. Temporary absences from service on the Board for a period not to exceed six (6) consecutive months because of illness, vacation or leave of absence will not be considered a Separation from Service.

(oo)	“Stock Appreciation Right” means an Award granted under Section 10 Stock Appreciation Rights.

(pp)	“Stock Option” means an Award granted under Section 9 Stock Options.

(qq)	“Stock Units or Restricted Stock Units” means an Award granted under Section 12 Performance Units, Stock Units or Restricted Stock Units, and includes French Restricted Stock Units granted pursuant to Appendix A of the Plan.

(rr)	“Termination of Employment” means the termination of the participant’s employment with, or performance of services for, the Company and any of its Affiliates. Temporary

absences from employment because of illness, vacation or leave of absence and transfers among the Company and its Affiliates will not be considered a Termination of Employment.

(ss)	“Vesting Date” means the date on which an Award becomes vested, and, if applicable, fully exercisable and/or payable by or to the participant as provided in Section 6.3 Vesting.

2.2    Other Definitions. In addition, certain other terms used herein have definitions given to them in the first place in which they are used.

SECTION 3.    ADMINISTRATION

3.1    Committee Administration. The Committee is the administrator of the Plan. Among other things, the Committee has the authority, subject to the terms of the Plan:

(a)	To select the Eligible Individuals to whom Awards are granted;

(b)	To determine whether and to what extent Awards are granted;

(c)	To determine the amount of each Award;

(d)	To determine the terms and conditions of any Award, including, but not limited to, the option price, any vesting condition, restriction or limitation regarding any Award and the shares of Common Stock relating thereto, based on such factors as the Committee will determine;

(e)	To modify, amend or adjust the terms and conditions of any Award, at any time or from time to time, to the extent that such modification, amendment, or adjustment does not conflict with Section 409A of the Code.

(f)	To determine to what extent and under what circumstances Common Stock and other amounts payable with respect to an Award will be deferred, to the extent that such deferral does not conflict with Section 409A of the Code and

(g)	To determine under what circumstances an Award may be settled in cash or Common Stock or a combination of cash and Common Stock.

The Committee has the authority to adopt, alter and repeal administrative rules, guidelines and practices governing the Plan, to interpret the terms and provisions of the Plan, any Award, any Notice and any other agreement relating to any Award and to take any action it deems appropriate for the administration of the Plan.

3.2    Committee Action. The Committee may act only by a majority of its members then in office unless it allocates or delegates its authority to a Committee member or other person to act on its behalf. Except to the extent prohibited by applicable law or applicable rules of a stock exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any other person or persons. Any such allocation or delegation may be revoked by the Committee at any time.

Any determination made by the Committee or its delegate with respect to any Award will be made in the sole discretion of the Committee or such delegate. All decisions of the Committee or its delegate are final, conclusive and binding on all parties.

3.3    Board Authority. Any authority granted to the Committee may also be exercised by the full Board. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action will control. Notwithstanding anything herein to the contrary, the Board is the administrator of the portion of the Plan applicable to Non-Employee Directors.

SECTION 4.    SHARES

4.1    Shares Available For Issuance. The maximum number of shares of Common Stock that may be delivered to participants and their beneficiaries under the Plan will be 24,000,000 (after giving effect to the two-for-one stock split on August 31, 2007). Shares subject to an Award under the Plan may be authorized and unissued shares or may be treasury shares.

The maximum number of shares of Common Stock that may be subject to Management Incentive Awards, Restricted Stock, Performance Units, Stock Units or Restricted Stock Units is 16,000,000 (after giving effect to the two-for-one stock split on August 31, 2007).

No Award will be counted against the shares available for delivery under the Plan if the Award is payable to the participant only in the form of cash, or if the Award is paid to the participant in cash.

If any Award is forfeited, or if any Stock Option (and any related Stock Appreciation Right) terminates, expires or lapses without being exercised, or if any Stock Appreciation Right is exercised for cash, the shares of Common Stock subject to such Awards will again be available for delivery in connection with Awards under the Plan. If the option price of any Stock Option granted under the Plan is satisfied by delivering shares of Common Stock to the Company (by either actual delivery or by attestation), only the number of shares of Common Stock delivered to the participant, net of the shares of Common Stock delivered or attested to, will be deemed delivered for purposes of determining the maximum numbers of shares of Common Stock available for delivery under the Plan. To the extent any shares of Common Stock subject to an Award are not delivered to a participant because such shares are used to satisfy an applicable tax-withholding obligation, such shares will not be deemed to have been delivered for purposes of determining the maximum number of shares of Common Stock available for delivery under the Plan.

In the event of any corporate event or transaction, (including, but not limited to, a change in the number of shares of Common Stock outstanding), such as a stock split, merger, consolidation, separation, including a spin-off or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code) or any partial or complete liquidation of the Company, the Committee shall make such substitution or adjustments in the aggregate number, kind, and price of shares reserved for issuance under the Plan, and the maximum limitation upon any Awards to be granted to any participant, in the number, kind and price of shares subject to outstanding

Awards granted under the Plan and/or such other equitable substitution or adjustments as it may determines are required to accomplish the same; provided, however, that the number of shares subject to any Award will always be a whole number. Such adjusted price will be used to determine the amount payable in cash or shares, as applicable, by the Company upon the exercise of any Award. Any such adjustment to an Award may be made to the extent that such adjustment does not conflict with Section 409A of the Code.

4.2    Individual Limits. No participant may be granted Stock Options and Stock Appreciation Rights covering in excess of 2,400,000 shares (after giving effect to the two-for-one stock split on August 31, 2007) of Common Stock in any calendar year. The maximum aggregate amount with respect to each Management Incentive Award, Award of Performance Units, Award of Restricted Stock, Award of Stock Units or Award of Restricted Stock Units that may be granted, or, that may vest, as applicable, in any calendar year for any individual participant is 2,400,000 shares (after giving effect to the two-for-one stock split on August 31, 2007) of Common Stock, or the dollar equivalent of 2,400,000 shares (after giving effect to the two-for-one stock split on August 31, 2007) of Common Stock.

SECTION 5.    ELIGIBILITY

Awards may be granted under the Plan to Eligible Individuals. Incentive Stock Options may be granted only to employees of the Company and its subsidiaries or parent corporation (within the meaning of Section 424(f) of the Code). The maximum number of Shares of the Share Authorization that may be issued pursuant to Incentive Stock Options under the Plan shall be 24,000,000.

SECTION 6.    TERMS AND CONDITIONS OF AWARDS

6.1    General. Awards will be in the form and upon the terms and conditions as determined by the Committee, subject to the terms of the Plan. The Committee is authorized to grant Awards independent of, or in addition to other Awards granted under the Plan. The terms and conditions of each Award may vary from other Awards. Awards will be evidenced by Notices, the terms and conditions of which will be consistent with the terms of the Plan and will apply only to such Award.

6.2    Expiration Date. Unless otherwise provided in the Notice, the Expiration Date of an Award will be the earlier of the date that is ten (10) years after the Grant Date or the date of the participant’s Termination of Employment.

6.3    Vesting. Each Award vests and becomes fully payable, exercisable and/or released of any restriction on the Vesting Date. The Vesting Date of each Award, as determined by the Committee, will be set forth in the Notice. Prior to the Vesting Date, an Award remains subject to a substantial risk of forfeiture.

SECTION 7.    QUALIFIED PERFORMANCE-BASED AWARDS

The Committee may designate a Management Incentive Award, or an Award of Restricted Stock or an Award of Performance Units or an Award of Stock Units or an Award or Restricted Stock Units as a Qualified Performance-Based Award, in which case, the Award is contingent upon the attainment of Performance Goals, and, as a result, remains subject to a substantial risk of forfeiture until the attainment of such Performance Goals.

SECTION 8.    MANAGEMENT INCENTIVE AWARDS

8.1    Management Incentive Awards. The Committee is authorized to grant Management Incentive Awards, subject to the terms of the Plan. Notices for Management Incentive Awards will indicate the Award Cycle, any applicable Performance Goals, any applicable designation of the Award as a Qualified Performance-Based Award and the form of payment of the Award.

8.2    Settlement. As soon as practicable after the later of the Vesting Date and the date any applicable Performance Goals are satisfied, but in any event within seventy (70) days following the later of such events, Management Incentive Awards will be paid to the participant in cash, Common Stock, Restricted Stock or a combination of cash, Common Stock and Restricted Stock, as determined by the Committee. The number of shares of Common Stock payable under the stock portion of a Management Incentive Award will equal the amount of such portion of the award divided by the Fair Market Value of the Common Stock on the date of payment.

SECTION 9.    STOCK OPTIONS

9.1    Stock Options. The Committee is authorized to grant Stock Options, including both Incentive Stock Options and Nonqualified Stock Options, subject to the terms of the Plan. Notices will indicate whether the Stock Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option, the option price, the term and the number of shares to which it pertains. To the extent that any Stock Option is not designated as an Incentive Stock Option, or, even if so designated does not qualify as an Incentive Stock Option on or subsequent to its Grant Date, it will constitute a Nonqualified Stock Option.

9.2    Option Price. The option price per share of Common Stock purchasable under a Stock Option will be determined by the Committee and will not be less than the Fair Market Value of the Common Stock subject to the Stock Option on the Grant Date, except as provided under Section 4.1.

9.3    Incentive Stock Options. The terms of the Plan addressing Incentive Stock Options and each Incentive Stock Option will be interpreted in a manner consistent with Section 422 of the Code and all valid regulations issued thereunder.

9.4    Exercise. Stock Options will be exercisable at such time or times and subject to the terms and conditions set forth in the Notice. A participant can exercise a Stock Option, in whole or in part, at any time on or after the Vesting Date and before the Expiration Date by giving written notice of exercise to the Company specifying the number of shares of Common Stock subject to the Stock Option to be purchased. Such notice will be accompanied by payment in full to the Company of the option price by certified or bank check or such other cash equivalent instrument as the Company may accept. If approved by the Committee, payment in full or in part may also be made in the form of Common Stock (by delivery of such shares or by attestation) already owned by the optionee of the same class as the Common Stock subject to the Stock Option, based on the Fair Market Value of the Common Stock on the date the Stock Option is exercised.

9.5    Settlement. As soon as practicable after the exercise of a Stock Option, the Company will deliver to or on behalf of the optionee certificates of Common Stock for the number of shares purchased. No shares of Common Stock will be issued until full payment therefor has been made. An optionee will have all of the rights of a stockholder of the Company holding Common Stock, including, but not limited to, the right to vote the shares and the right to receive dividends, when the optionee has given written notice of exercise, has paid in full for such shares and, if requested, has given the representation described in Section 19 General Provisions. The Committee may give optionees Dividend Equivalent Rights, provided, if a Dividend Equivalent Right is granted, such grant cannot be conditioned on the grantee exercising the underlying option.

9.6    Nontransferability. No Stock Option will be transferable by the optionee other than by will or by the laws of descent and distribution. All Stock Options will be exercisable, subject to the terms of the Plan, only by the optionee, the guardian or legal representative of the optionee, or any person to whom such Stock Option is transferred pursuant to this paragraph, it being understood that the term “holder” and “optionee” include such guardian, legal representative and other transferee. No Stock Option will be subject to execution, attachment or other similar process.

Notwithstanding anything herein to the contrary, the Committee may permit a participant at any time prior to his or her death to assign all or any portion without consideration therefor of a Nonqualified Stock Option to:

(a)	The participant’s spouse or lineal descendants;

(b)	The trustee of a trust for the primary benefit of the participant and his or her spouse or lineal descendants, or any combination thereof;

(c)	A partnership of which the participant, his or her spouse and/or lineal descendants are the only partners;

(d)	Custodianships under the Uniform Transfers to Minors Act or any other similar statute; or

(e)	Upon the termination of a trust by the custodian or trustee thereof, or the dissolution or other termination of the family partnership or the termination of a custodianship under the Uniform Transfers to Minor Act or any other similar statute, to the person or persons who, in accordance with the terms of such trust, partnership or custodianship are entitled to receive the Nonqualified Stock Option held in trust, partnership or custody.

In such event, the spouse, lineal descendant, trustee, partnership or custodianship will be entitled to all of the participant’s rights with respect to the assigned portion of the Nonqualified Stock Option, and such portion will continue to be subject to all of the terms, conditions and restrictions applicable to the Nonqualified Stock Option.

9.7    Cashing Out. On receipt of written notice of exercise, the Committee may elect to cash out all or part of the portion of the shares of Common Stock for which a Stock Option is being exercised by paying the optionee an amount, in cash or Common Stock, equal to the excess of the Fair Market Value of the Common Stock over the option price times the number of shares of Common Stock for which the Stock Option is being exercised on the effective date of such cash-out. In addition, notwithstanding any other provision of the Plan, the Committee, either on the Grant Date or thereafter, may give a participant the right to voluntarily cash-out the participant’s outstanding Stock Options during the seventy (70)-day period following a Change in Control. A participant who has such a cash-out right and elects to cash-out Stock Options may do so during the seventy (70)-day period following a Change in Control by giving notice to the Company to elect to surrender all or part of the Stock Option to the Company and to receive cash, within thirty (30) days of such election, in an amount equal to the amount by which the Change in Control Price per share of Common Stock on the date of such election exceeds the exercise price per share of Common Stock under the Stock Option multiplied by the number of shares of Common Stock granted under the Stock Option as to which this cash-out right is exercised.

9.8    Term of Options. Each Option granted to a participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, no Option shall be exercisable later than the tenth (10th) anniversary date of its grant.

SECTION 10.    STOCK APPRECIATION RIGHTS

10.1    Stock Appreciation Rights. The Committee is authorized to grant Stock Appreciation Rights, subject to the terms of the Plan. Stock Appreciation Rights granted with a Nonqualified Stock Option may be granted either on or after the Grant Date. Stock Appreciation Rights granted with an Incentive Stock Option may be granted only on the Grant Date of such Stock Option. Notices of Stock Appreciation Rights granted with Stock Options may be incorporated into the Notice of the Stock Option. Notices of Stock Appreciation Rights will indicate whether the Stock Appreciation Right is independent of any Award or granted with a Stock Option, the price, the term, the method of exercise and the form of payment. The grant of a Stock Appreciation Right shall be at a price per share that is at least equal to the Fair Market Value of a share of Common Stock as of the Grant Date of such Appreciation Right.

10.2    Exercise. A participant can exercise Stock Appreciation Rights, in whole or in part, at any time after the Vesting Date and before the Expiration Date, or, with respect to Stock Appreciation Rights granted in connection with any Stock Option, at such time or times and to the extent that the Stock Options to which they relate are exercisable, by giving written notice of exercise to the Company specifying the number of Stock Appreciation Rights to be exercised. A Stock Appreciation Right granted with a Stock Option may be exercised by an optionee by surrendering any applicable portion of the related Stock Option in accordance with procedures established by the Committee. To the extent provided by the Committee, Stock Options which have been so surrendered will no longer be exercisable to the extent the related Stock Appreciation Rights have been exercised.

10.3    Settlement. As soon as practicable after the exercise of a Stock Appreciation Right, an optionee will be entitled to receive an amount in cash, shares of Common Stock or a combination of cash and shares of Common Stock, as determined by the Committee, in value equal to the excess of the Fair Market Value on the date of exercise of one share of Common Stock over the Stock Appreciation Right price per share multiplied by the number of shares in respect of which the Stock

Appreciation Right is being exercised. Upon the exercise of a Stock Appreciation Right granted with any Stock Option, the Stock Option or part thereof to which such Stock Appreciation Right is related will be deemed to have been exercised for the purpose of the limitation set forth in Section 4 Shares on the number of shares of Common Stock to be issued under the Plan, but only to the extent of the number of shares delivered upon the exercise of the Stock Appreciation Right.

10.4    Nontransferability. Stock Appreciation Rights will be transferable only to the extent they are granted with any Stock Option, and only to permitted transferees of such underlying Stock Option in accordance with the Nontransferability provisions of Section 9.

10.5    Term of Stock Appreciation Right. Each Stock Appreciation right granted to a participant shall expire at such time as the Committee shall determine at the time of grant; however, no Stock Appreciation Right shall be exercisable later than the tenth (10th) anniversary date of its grant.

SECTION 11.    RESTRICTED STOCK

11.1    Restricted Stock. The Committee is authorized to grant Restricted Stock, subject to the terms of the Plan. Notices for Restricted Stock may be in the form of a Notice and book-entry registration or issuance of one or more stock certificates. Any certificate issued in respect of shares of Restricted Stock will be registered in the name of such participant and will bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions, including, but not limited to, forfeiture of the FMC Technologies, Inc. Incentive Compensation and Stock Plan and a Restricted Stock Notice. Copies of such Plan and Notice are on file at the offices of FMC Technologies, Inc.”

The Committee may require that the certificates evidencing such shares be held in custody by the Company until the restrictions thereon will have lapsed and that, as a condition of any Award of Restricted Stock, the participant will have delivered a stock power, endorsed in blank, relating to the Common Stock covered by such Award. The Notice or certificates will indicate any applicable Performance Goals, any applicable designation of the Restricted Stock as a Qualified Performance-Based Award and the form of payment.

11.2    Participant Rights. Subject to the terms of the Plan and the Notice or certificate of Restricted Stock, the participant will not be permitted to sell, assign, transfer, pledge or otherwise encumber shares of Restricted Stock until the later of the Vesting Date and the date any applicable Performance Goals are satisfied. Except as provided in the Plan and the Notice or certificate of the Restricted Stock, the participant will have, with respect to the shares of Restricted Stock, Dividend Equivalent Rights, if so granted.

11.3    Settlement. As soon as practicable after the later of the Vesting Date and the date any applicable Performance Goals are satisfied and prior to the Expiration Date, unlegended certificates for such shares of Common Stock will be delivered to the participant upon surrender of any legended certificates, if applicable.

SECTION 12.    PERFORMANCE UNITS, STOCK UNITS OR RESTRICTED STOCK UNITS

12.1    Performance Units, Stock Units or Restricted Stock Units. The Committee is authorized to grant Performance Units, French Restricted Stock Units, Stock Units or Restricted Stock Units, subject to the terms of the Plan. French Restricted Stock Units shall be granted pursuant to provisions contained in Appendix A of the Plan. Except for Sections 8 through 11 of the Plan, which have no application to French Restricted Stock Units, French Restricted Stock Units shall be subject to the terms of the Plan and the terms of Appendix A of the Plan. Notices of Performance Units will indicate any applicable Performance Goals, any applicable designation of the Award as a Qualified Performance-Based Award and the form of payment.

12.2    Settlement. Except as otherwise provided in Section 14, as soon as practicable after the later of the Vesting Date and the date any applicable Performance Goals are satisfied, but in any event within seventy (70) days following the later of such events, Performance Units, Stock Units or Restricted Stock Units will be paid in the manner as provided in the Notice. Payment of Performance Units, Stock Units or Restricted Stock Units will be made in an amount of cash equal to the Fair Market Value of one share of Common Stock multiplied by the number of Performance Units, Stock Units or Restricted Stock Units earned or, if applicable, in a number of shares of Common Stock equal to the number of Performance Units, Stock Units or Restricted Stock Units earned, each as determined by the Committee. Notwithstanding the preceding to the contrary, French Restricted Stock Units shall be settled pursuant to the terms of Appendix A of the Plan.

SECTION 13.    OTHER AWARDS

The Committee is authorized to make, either alone or in conjunction with other Awards, Awards of cash or Common Stock and Awards that are valued in whole or in part by reference to, or are otherwise based upon, Common Stock, including, without limitation, convertible debentures.

SECTION 14.    NON-EMPLOYEE DIRECTOR AWARDS

14.1    Annual Retainer. Each Non-Employee Director will receive an Annual Retainer in such amount as will be determined from time to time by the Board. Until changed by resolution of the Board, the Grant Date of the Annual Retainer will be May 1 of each year, and the amount of the Annual Retainer will be reviewed and adjusted only by Board resolution. At the election of the Non-Employee Director, all or a portion of the Annual Retainer may be paid in the form of Stock Units or Restricted Stock Units on the Grant Date, provided the Non-Employee Director makes an irrevocable election to receive such Stock Units or Restricted Stock Units in lieu of cash on or before December 31 of the year prior to the fiscal year in which the Annual Retainer is to be earned. Any portion of the Annual Retainer for which the Non-Employee Director does not elect to be paid in the form of Stock Units or Restricted Stock Units shall be paid in cash in quarterly installments within seventy (70) days following the end of each calendar quarter. The number of Stock Units or Restricted Stock Units constituting the Annual Retainer for each Non-Employee Director will be equal to the number obtained by dividing the value of the retainer which the Non-Employee Director has elected to defer by the Fair Market Value of the Common Stock on the Grant Date.

14.2    Annual Award. In addition to the Annual Retainer, the Board has the authority to grant Non-Employee Directors Stock Options, Restricted Stock, Stock Units or Restricted Stock Units, subject to the terms of the Plan.

14.3    Meeting Fees. Each Non-Employee Director will receive a meeting fee in such amount as will be determined from time to time by the Board for attending each meeting of the Board and its committees, including extraordinary and special meetings. The meeting fee will be reviewed by the Board and may only be changed by a resolution of the Board. It is payable in cash within seventy (70) days following the end of each calendar quarter.

14.4    Committee Chairman Fees. Each Non-Employee Director who serves as a chairman of a committee of the Board will receive a committee chairman fee in such amount as determined by the Board for the tenure of such service. The Committee chairmen fee may vary among the committees and may only be changed upon a resolution of the Board. It is payable in cash in quarterly installments within seventy (70) days following the end of each calendar quarter.

14.5    Vesting. Awards granted to Non-Employee Directors, including the portion of the Annual Retainer paid in the form of Stock Units or Restricted Stock Units under Section 14.1, will have a Vesting Date as determined by the Board. Unless otherwise provided in the Award, such Vesting Date will be the date of the Company’s annual stockholder’s meeting next following the Grant Date.

14.6    Separation from Service. Except as provided below, if a Non-Employee Director has a Separation from Service prior to the Vesting Date of a Stock Unit or Restricted Stock Unit, any unvested Stock Units or Restricted Stock Units are forfeited and all further rights of the Non-Employee Director to or with respect to such Stock Units or Restricted Stock Units terminate. If a Non-Employee Director dies while serving as a director of the Company, any vested Stock Units or Restricted Stock Units will be paid to the person designated in the Non-Employee Director’s last will and testament or, in the absence of such designation, to his or her estate. Upon death or disability, any unvested Stock Units or Restricted Stock Units will vest and become payable in a proportionate amount, based upon the full months of service completed during the vesting period from the Grant Date to the date of death or disability. Any unvested Stock Units or Restricted Stock Units vest and become immediately payable upon a Change in Control. For purposes of this section 14.6, the term disability shall have such meaning as is set forth under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).

14.7    Settlement. Payments with respect to Stock Units or Restricted Stock Units of a Non-Employee Director will be made in shares of Common Stock issued to the Non-Employee Director as soon as practicable after his or her Separation from Service, but in any event within seventy (70) days following such Separation from Service. Notwithstanding the preceding to the contrary, in lieu of receiving payment with respect to vested Stock Units or Restricted Stock Units upon Separation from Service, a Non-Employee Director may elect on such form as is designated by the Company to receive such payment either: (a) in a certain calendar year (with payment to be made on May 1 of such year), with such year elected to be no later than a year that is within fifteen (15) years of the Grant Date of the Award or Annual Retainer for which such Stock Units or Restricted Stock Units are payable, or (b) in annual installments over a period not to exceed fifteen (15) years, with such installments commencing in a certain calendar year, where such year elected is within fifteen (15) years of the Grant Date of the Award or Annual Retainer for which such Stock Units or Restricted Stock Units are payable (with each annual installment to be made on May 1 of each year), provided, in either case, the Non-Employee Director makes an irrevocable election to receive payment of such Stock Units or Restricted Stock Units in the manner set forth under Section 14.7(a) or (b), on or before December 31 of the year prior to the fiscal year in which the Award is granted or the Annual Retainer to which the Stock Units or Restricted Stock Units is related is to be earned. Further notwithstanding anything herein to the contrary, payment with respect to vested Stock Units or Restricted Stock Units will also be made in shares of Common Stock upon the Non-Employee Director’s death or disability (as defined in Section 409A of the Code) or upon the occurrence of a Change in Control, with such payment to be made as soon as practicable after such death, disability or Change in Control, but in any event within seventy (70) days following such death, disability, or Change in Control. Stock Units or Restricted Stock Units will be valued using the Fair Market Value of Common Stock on the last business day of his or her service on the Board for settlements made at Separation of Service. For settlements of Stock Units or Restricted Stock Units made in elected payment period, Stock Units or Restricted Stock Units will be valued using the Fair Market Value of Common Stock on May 1st of the payment year.

SECTION 15.    CHANGE IN CONTROL

15.1    Impact of Change in Control. Notwithstanding any other provision of the Plan to the contrary, in the event of a Change in Control, as of the date such Change in Control is determined to have occurred, any outstanding:

(a)	Stock Options and Stock Appreciation Rights become fully exercisable and vested to the full extent of the original grant;

(b)	Restricted Stock becomes free of all restrictions and becomes fully vested and transferable to the full extent of all or a portion of the maximum amount of the original grant as provided in the Notice, or, if not provided in the Notice, as determined by the Committee;

(c)	Stock Units and Restricted Stock Units are considered earned and payable to the full extent of all or a portion of the maximum amount of the original grant as provided in the Notice, or, if not provided in the Notice, as determined by the Committee, any restrictions lapse and such Stock Units or Restricted Stock Units will be settled in cash or Common Stock, as determined by the Committee, as promptly as is practicable following the Change in Control; and

(d)	Management Incentive Awards become fully vested to the full extent of all or a portion of the maximum amount of the original grant as provided in the Notice, or, if not provided in the Notice, as determined by the Committee, and such Management Incentive Awards will be settled in cash or Common Stock, as determined by the Committee, as promptly as is practicable following the Change in Control.

The Committee may also make additional substitutions, adjustments and/or settlements of outstanding Awards as it deems appropriate and consistent with the Plan’s purposes.

15.2    Definition of Change in Control. For purposes of the Plan, a “Change in Control” means either a “Change in Ownership,” a “Change in Effective Control,” or a “Change in Ownership of a Substantial Portion of Assets,” as defined below:

“Change in Ownership”: A Change in Ownership of the Company occurs on the date that any one person, or more than one Person Acting as a Group (as defined below), acquires ownership of stock of the Company that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company. However, if any one person or more than one Person Acting as a Group, is considered to own more than 50% of the total fair market value or total voting power of the stock of the Company, the acquisition of additional stock by the same person or persons is not considered to cause a Change in Ownership of the Company (or to cause a Change in Effective Control of the Company). An increase in the percentage of stock owned by any one person, or Persons Acting as a Group, as a result of a transaction in which the Company acquires its stock in exchange for property will be treated as an acquisition of stock. This applies only when there is a transfer of stock of the Company (or issuance of stock of the Company) and stock in the Company remains outstanding after the transaction.

Persons Acting as a Group: Persons will not be considered to be acting as a group solely because they (i) purchase or own stock of the same corporation at the same time, or as a result of the same public offering, or (ii) purchase assets of the same corporation at the same time. However, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock or assets, or similar business transaction with the Company. If a person, including an entity, owns stock in both corporations that enter into a merger, consolidation, purchase or acquisition of stock or assets, or similar transaction, such shareholder is considered to be acting as a group with other shareholders in a corporation only with respect to the ownership in that corporation prior to the transaction giving rise to the change and not with respect to the ownership interest in the other corporation.

“Change in Effective Control”: A Change in Effective Control of the Company occurs on the date that either –

(i)	Any one person, or more than one Person Acting as a Group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing 30% or more of the total voting power of the stock of the Company; or

(ii)	a majority of members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election.

A Change in Effective Control will have occurred only if the Covered Employee is employed by the Company or an Affiliate upon the date of the Change in Effective Control or the Company is liable for the payment of the benefits hereunder and no other corporation is a majority shareholder of the Company. Further, in the absence of an event described in paragraph (i) or (ii), a Change in Effective Control of the Company will not have occurred.

Acquisition of additional control: If any one person, or more than one Person Acting as a Group, is considered to effectively control the Company, the acquisition of additional control of the Company by the same person or persons is not considered to cause a Change in Effective Control of the Company (or to cause a Change in Ownership of the Company).

“Change in Ownership of a Substantial Portion of Assets”: A Change in Ownership of a Substantial Portion of Assets occurs on the date that any one person, or more than one Person Acting as a Group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

Transfers to a related person: There is no Change in Control when there is a transfer to an entity that is controlled by the shareholders of the Company immediately after the transfer. A transfer of assets by the Company is not treated as a Change of Ownership of a Substantial Portion of Assets if the assets are transferred to –

(i)	A shareholder of the Company (immediately before the asset transfer) in exchange for or with respect to its stock;

(ii)	An entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company;

(iii)	A person, or more than one Person Acting as a Group, that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of the Company; or

(iv)	An entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a person described in paragraph (iii).

A person’s status is determined immediately after the transfer of the assets. For example, a transfer to a corporation in which the Company has no ownership interest before the transaction, but which is a majority-owned subsidiary of the Company after the transaction is not treated as a Change in Ownership of a Substantial Portion of Assets of the Company.

15.3    Change in Control Price. For purposes of the Plan, “Change in Control Price” means the higher of (a) the highest reported sales price, regular way, of a share of Common Stock in any transaction reported on the New York Stock Exchange or other national exchange on which such shares are listed during the sixty (60)-day period prior to and including the date of a Change in Control; or (b) if the Change in Control is the result of a tender or exchange offer or a Corporate Transaction, the highest price per share of Common Stock paid in such tender or exchange offer or Corporate Transaction; provided, however, that in the case of Incentive Stock Options and Stock Appreciation Rights relating to Incentive Stock Options, the Change in Control Price will be in all cases the Fair

Market Value of the Common Stock on the date such Incentive Stock Option or Stock Appreciation Right is exercised. To the extent that the consideration paid in any such transaction described above consists all or in part of securities or other noncash consideration, the value of such securities or other noncash consideration will be determined by the Committee.

SECTION 16.    FORFEITURE OF AWARDS

Notwithstanding anything in the Plan to the contrary, the Committee may, in the event of serious misconduct by a participant (including, without limitation, any misconduct prejudicial to or in conflict with the Company or its Affiliates, or any Termination of Employment for Cause), or any activity of a participant in competition with the business of the Company or any Affiliate, (a) cancel any outstanding Award granted to such participant, in whole or in part, whether or not vested , and/or (b) if such conduct or activity occurs within one year following the exercise or payment of an Award, require such participant to repay to the Company any gain realized or payment received upon the exercise or payment of such Award (with such gain or payment valued as of the date of exercise or payment). In the event the Company’s financial statements are restated as a result of errors, omissions or fraud, the Committee may, in good faith and to the extent an Award exceeds what would otherwise have been awarded based on the restated financial results, (a) cancel any outstanding Award granted, in whole or in part, whether or not vested or deferred, to officers of the Company who are identified as being subject to Section 16 of the Securities and Exchange Act of 1934 (Section 16 Officers), and/or (b) if such restatement occurs after the exercise or payment of such Award, require such Section 16 Officer to repay to the Company any gain realized or payment received upon the exercise or payment of such Award (with such gain or payment valued as of the date of exercise or payment).Such cancellation or repayment obligation will be effective as of the date specified by the Committee. Any repayment obligation may be satisfied in Common Stock or cash or a combination thereof (based upon the Fair Market Value of Common Stock on the day of payment), and the Committee may provide for an offset to any future payments owed by the Company or any Affiliate to the participant if necessary to satisfy the repayment obligation. The determination of whether a participant has engaged in a serious breach of conduct or any activity in competition with the business of the Company or any Affiliate will be made by the Committee in good faith. This Section 16 will have no application following a Change in Control.

SECTION 17.    AMENDMENT AND TERMINATION

The Committee may amend, alter, or discontinue the Plan or any Award, prospectively or retroactively, but no amendment, alteration or discontinuation may impair the rights of a recipient of any Award without the recipient’s consent, except such an amendment made to comply with applicable law, stock exchange rules or accounting rules.

No amendment will be made without the approval of the Company’s stockholders to the extent such approval is required by applicable law or stock exchange rules, or, to the extent such amendment increases the number of shares available for delivery under the Plan, or changes the option price after the Grant Date.

No award of Performance Units may be granted to Non-Employee Directors under Section 14 of this Plan after February 16, 2011 or, if later, the date that is ten years from the date a majority of the stockholders of the Company approve the most version of the Plan.

SECTION 18.    UNFUNDED STATUS OF PLAN

It is presently intended that the Plan constitutes an “unfunded” plan for incentive compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or make payments; provided, however, that unless the Committee otherwise determines, the existence of such trusts or other arrangements will be consistent with the “unfunded” status of the Plan.

SECTION 19.    GENERAL PLAN PROVISIONS

19.1    General Provisions. The Plan will be administered in accordance with the following provisions and any other rule, guideline and practice determined by the Committee:

(a)	Each person purchasing or receiving shares pursuant to an Award may be required to represent to and agree with the Company in writing that he or she is acquiring the shares without a view to the distribution of the shares.

(b)	The certificates for shares issued under an Award may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

(c)	Notwithstanding any other provision of the Plan, any Award, any Notice or any other agreements made pursuant thereto, the Company is not required to issue or deliver any shares of Common Stock prior to fulfillment of all of the following conditions:

(i)	Listing or approval for listing upon notice of issuance, of such shares on the New York Stock Exchange, Inc., or such other securities exchange as may at the time be the principal market for the Common Stock;

(ii)	Any registration or other qualification of such shares of the Company under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Committee deems necessary or advisable; and

(iii)	Obtaining any other consents, approval, or permit from any state or federal governmental agency which the Committee deems necessary or advisable.

(d)	The Company will not issue fractions of shares. Whenever, under the terms of the Plan, a fractional share would otherwise be required to be issued, the participant will be paid at Fair Market Value for such fractional share by rounding down the number of shares received to the nearest whole number and paying in cash the value of the fractional share.

(e)	In the case of a grant of an Award to any Eligible Individual of an Affiliate of the Company, the Company may, if the Committee so directs, issue or transfer the shares of Common Stock, if any, covered by the Award to the Affiliate, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Affiliate will transfer the shares of Common Stock to the Eligible Individual in accordance with the terms of the Award specified by the Committee pursuant to the provisions of the Plan. All shares of Common Stock underlying Awards that are forfeited or canceled revert to the Company.

19.2    Employment. The Plan will not constitute a contract of employment, and adoption of the Plan will not confer upon any employee any right to continued employment, nor will it interfere in any way with the right of the Company or an Affiliate to terminate at any time the employment of any employee or the membership of any director on a board of directors or any consulting arrangement with any Eligible Individual.

19.3    Tax Withholding Obligations. No later than the date as of which an amount first becomes includible in the gross income of the participant for federal income tax purposes with respect to any Award under the Plan, the participant will pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Company, withholding obligations may be settled with Common Stock, including Common Stock that is part of the Award that gives rise to the withholding requirement; provided that not more than the legally required minimum withholding may be settled with Common Stock. The obligations of the Company under the Plan will be conditional on such payment or arrangements, and the Company and its Affiliates will, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the participant. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Common Stock.

19.4    Beneficiaries. The Committee will establish such procedures as it deems appropriate for a participant to designate a beneficiary to whom any amounts payable in the event of the participant’s death are to be paid or by whom any rights of the participant, after the participant’s death, may be exercised.

19.5    Governing Law. The Plan and all Awards made and actions taken thereunder will be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws. Notwithstanding anything herein to the contrary, in the event an Award is granted to Eligible Individual who is employed or providing services outside the United States and who is not compensated from a payroll maintained in the United States, the Committee may modify the provisions of the Plan and/or any such Award as they pertain to such individual to comply with and account for the tax and accounting rules of the applicable foreign law so as to maintain the benefit intended to be provided to such participant under the Award.

19.6    409A. Except for Section 14 of the Plan, the Plan is not intended to provide for the “deferral of compensation” under Section 409A of the Code and, as a result, the Plan (except for Section 14) is not intended to be subject to 409A of the Code. The Plan (except for Section 14) shall, as a result, be administered and interpreted in a manner consistent with such intent. Section 14 of the Plan is intended, in part, to provide for the “deferral of compensation” under 409A of the Code and, as a result, is intended to be subject to 409A of the Code. Section 14 of the Plan shall therefore be administered and interpreted in a manner consistent with such intent.

19.7    Nontransferability. Except as otherwise provided in Section 9 Stock Options and Section 10 Stock Appreciation Rights, or by the Committee, Awards under the Plan are not transferable except by will or by laws of descent and distribution.

19.8    Severability. Wherever possible, each provision of the Plan and of each Award and of each Notice will be interpreted in such a manner as to be effective and valid under applicable law. If any provision of the Plan, any Award or any Notice is found to be prohibited by or invalid under applicable law, then (a) such provision will be deemed amended to and to have contained from the outset such language as will be necessary to accomplish the objectives of the provision as originally written to the fullest extent permitted by law; and (b) all other provisions of the Plan and any Award will remain in full force and effect.

19.9    Strict Construction. No rule of strict construction will be applied against the Company, the Committee or any other person in the interpretation of the terms of the Plan, any Award, any Notice, any other agreement or any rule or procedure established by the Committee.

19.10    Stockholder Rights. Except as otherwise provided herein, no participant will have dividend, voting or other stockholder rights by reason of a grant of an Award or a settlement of an Award in cash.

IN WITNESS WHEREOF, the Company has executed this Plan, as amended and restated, by a duly authorized representative this 21st day of February.

FMC Technologies, Inc.

By:	/s/ Mark J. Scott
Its: Vice President, Administration

APPENDIX A

THE LONG-TERM INCENTIVE PLAN

FOR THE GRANT OF

FRENCH-QUALIFIED RESTRICTED STOCK UNITS

TO EMPLOYEES IN FRANCE

1.    Introduction.

This Appendix A to the Plan hereby constitutes a sub-plan of the Plan for the purpose of granting Restricted Stock Units which qualify for favorable French personal income tax and social security treatment in France applicable to shares granted for no consideration under Sections L. 225-197-1 to L. 225-197-5 of the French Commercial Code, as amended (hereafter defined as “French Restricted Stock Units”), for qualifying employees in France who are residents in France for French tax purposes (hereafter the “French Award Participants”).

The terms of Appendix A of the Plan applicable to French Restricted Stock Units constitute the Long-Term Incentive Plan for the Grant of French-qualified Restricted Stock Units to Employees in France (the “French Restricted Stock Units Plan”). Under the French Restricted Stock Units Plan, qualifying employees will be granted French Restricted Stock Units only as set forth in paragraph 4 of this Appendix A.

2.    Definitions.

All capitalized terms, unless otherwise defined herein, shall have the meaning ascribed to them in the Plan.

The terms set out below will have the following meanings:

(a)	French Entity.

The term “French Entity” has such meaning as is given to it under the definition of “Affiliate” in Section 2.1 of the Plan.

(b)	French Award Participant.

The term “French Award Participant” has such meaning as is given to it in the “Introduction” section of Appendix A.

(c)	French Restricted Stock Units.

The term “French Restricted Stock Units” has such meaning as is given to it in the “Introduction” section of Appendix A.

(d)	Grant Date.

The term “Grant Date” shall be the date on which the Committee both (1) designates the French Award Participant, and (2) specifies the terms and conditions of the French Restricted Stock Units, including the number of shares of Common Stock to be issued at a future date, the conditions for the vesting of the French Restricted Stock Units, the conditions for the issuance of the shares of Common Stock underlying the French Restricted Stock Units, if any, and the conditions for the transferability of the shares of Common Stock once issued, if any.

(e)	Vesting Date.

The term “Vesting Date” shall mean the date on which the shares of Common Stock underlying the French Restricted Stock Units become non-forfeitable. The Committee may provide in the applicable statement that shares of Common Stock underlying the French Restricted Stock Units will be issued only at a date (the “Settlement Date”) occurring on or after the Vesting Date. Prior to the Vesting Date, the French Restricted Stock Units shall remain subject to a substantial risk of forfeiture.

(f)	Closed Period.

As of the date of adoption of this French Restricted Stock Units Plan, the term “Closed Period” is defined in Section L. 225-197-1 of the French Commercial Code as:

(i) Ten quotation days preceding and following the disclosure to the public of the consolidated financial statements or the annual statements of the Company; or

(ii) Any period during which the corporate management of the Company possesses confidential information which could, if disclosed to the public, significantly impact the quotation of the Common Stock, until ten quotation days after the day such information is disclosed to the public.

If the French Commercial Code is amended after adoption of this French Restricted Stock Units Plan to modify the definition and/or applicability of the Closed Periods to French-qualified Restricted Stock Units, such amendments shall become applicable to any French Restricted Stock Units granted under this French Restricted Stock Units Plan, to the extent required under French law.

(g)	Settlement Date.

The term “Settlement Date” shall mean the date on which the shares of Common Stock underlying the French Restricted Stock Units will be issued to the French Award Participant and as from which the French Award Participant will receive any dividends, voting and other shareowner rights with respect to the shares and, in any event, such date shall be within seventy (70) days following the Vesting Date.

3.    Entitlement to Participate.

(a) Subject to Section 3(c) below, any French Award Participant who, on the Grant Date of the French Restricted Stock Units and to the extent required under French law, is either employed under the terms and conditions of an employment contract with a French Entity (“contrat de travail”) or who is a corporate officer of a French Entity, shall be eligible to receive, at the discretion of the Committee, French Restricted Stock Units under this French Restricted Stock Units Plan, provided that he or she also satisfies the eligibility conditions of Section 5 of the Plan.

(b) French Restricted Stock Units shall not be issued to a director of a French Entity, other than the managing directors (e.g., Président, Directeur Général, Directeur Général Délégué, Membre du Directoire, Gérant de Sociétés par actions), unless the director is an employee of a French Entity, as defined by French law.

(c) French Restricted Stock Units shall not be issued under this French Restricted Stock Units Plan to employees owning more than ten percent (10%) of the Company’s share capital or to individuals other than employees and corporate officers of a French Entity.

4.    Conditions of the French Restricted Stock Units.

(a)	Consideration

There shall be no consideration whatsoever payable for the grant of French Restricted Stock Units.

(b)	Settlement of French Restricted Stock Units.

The first Settlement Date of French Restricted Stock Units shall not occur prior to the expiration of a two-year period as calculated from the Grant Date, or such other period as is required to comply with the minimum mandatory vesting period applicable to French-qualified Restricted Stock Units under Section L. 225-197-1 of the French Commercial Code, as amended.

However, notwithstanding the above, in the event of the death of a French Award Participant or a permanent invalidity of the French Award Participant corresponding to the 2nd or 3rd category among the categories set forth in article L 341-4 of the French Social Security Code, all French Restricted Stock Units held by the French Award Participant at the time of death or permanent invalidity (whether vested or unvested) shall become immediately vested. In the event of a death, the Company shall issue the underlying shares of Common Stock to the French Award Participant’s heirs, at their request made within 6 months following the date of death of the French Award Participant.

(c)	Dividends- right to vote

A French Award Participant shall not be entitled to any dividends (or other distributions made) and shall have no right to vote in respect of the French Restricted Stock Units, until the underlying shares of Common Stock have been issued to the French Award Participant. As from the Settlement Date, the French Award Participant shall be entitled to dividends, distributions, right to vote or any other rights attached to the shares as they arise.

(d)	Sales Restrictions.

The sale of shares of Common Stock issued pursuant to the French Restricted Stock Units may not occur prior to the relevant anniversary of the Settlement Date specified by the Committee and in no case prior to the expiration of a two-year period as calculated from the Settlement Date, or such other period as is required to comply with the minimum mandatory holding period applicable to French-qualified Restricted Stock Units under Section L. 225-197-1 of the French Commercial Code, as amended, even if the French Award Participant is no longer an employee or corporate officer of a French Entity.

However, in the event of death of a French Award Participant or his/her permanent invalidity corresponding to the 2nd or 3rd category among the categories set forth in article L 341-4 of the French Social Security Code, the shares of Common Stock underlying French Restricted Stock Units, when issued, shall become freely transferable.

Shares of Common Stock underlying French Restricted Stock Units may not be sold by French Award Participants during a Closed Period, so long as and to the extent such Closed Periods are applicable to French-qualified Restricted Stock Units under French law.

(e)	French Award Recipient’s Account.

The shares issued to the French Award Participant pursuant to the French Restricted Stock Units shall be recorded in an account in the name of the French Award Participant with the Company or a broker or in such other manner as the Company may otherwise determine in order to ensure compliance with applicable law.

5.    Non-transferability of French Restricted Stock Units.

Except in the case of death and under the conditions set forth paragraph 4(b) of this Appendix A, French Restricted Stock Units may not be transferred to any third party.

6.    Adjustments and Change in Control.

In the event of a corporate transaction or a Change in Control as set forth in Section 15 of the Plan, adjustments to the terms and conditions of the French Restricted Stock Units or underlying shares of Common Stock may be made only in accordance with the Plan, in which case the French Restricted Stock Units may no longer qualify as French-qualified Restricted Stock Units.

7.    Interpretation.

It is intended that French Restricted Stock Units granted under this French Restricted Stock Units Plan shall qualify for the favorable tax and social security treatment applicable to French-qualified Restricted

Stock Units granted under Sections L. 225-197-1 to L. 225-197-5 of the French Commercial Code, as amended, and in accordance with the relevant provisions set forth by French tax and social security laws. The terms of this French Restricted Stock Units Plan shall be interpreted accordingly and in accordance with the relevant guidelines published by French tax and social security administrations and subject to the fulfilment of certain legal, tax and reporting obligations, if applicable. However, certain corporate transactions may impact the qualification of the French Restricted Stock Units and the underlying shares of Common Stock for the favorable regime in France.

8.    No Right To Employment

The adoption of this French Restricted Stock Units Plan shall not confer upon the French Award Participants, or any employees of a French Entity, any employment rights and shall not be construed as part of any employment contracts that a French Entity has with its employees.

9.    Effective Date.

The French Restricted Stock Units Plan, in its entirety, as set forth in this Appendix A to the Plan, was adopted by a meeting of the Committee on February 25, 2010 and became effective as of February 25, 2010.

FMC Technologies, Inc.

FMC Technologies, Inc. 5875 N. Sam Houston Parkway W. Houston, Texas 77086	Notice of Annual Meeting of Stockholders May 3, 2013 and Proxy Statement FMC Technologies, Inc.

FMC TECHNOLOGIES, INC. 5875 N. SAM HOUSTON PKWY. W. HOUSTON, TX 77086	VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 2, 2013. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by FMC Technologies, Inc. in mailing proxy materials, you can consent to receive all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 2, 2013. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M52645-TBD	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

FMC TECHNOLOGIES, INC.
The Board of Directors recommends you vote FOR Items 1, 2, 3 and 4:
1. Election of Directors Nominees:				The Board of Directors recommends you vote AGAINST Item 5:
To be elected for a one year term:	For	Against	Abstain		For	Against	Abstain
1a. Eleazar de Carvalho Filho	☐	☐	☐	5. Stockholder Proposal Concerning Accelerated Vesting of Senior Executive Equity Awards upon a Change in Control.	☐	☐	☐
1b. Claire S. Farley	☐	☐	☐
1c. Joseph H. Netherland	☐	☐	☐	NOTE: Such other business as may properly come before the meeting or any adjournment thereof.
2. Ratify the appointment of KPMG LLP as the independent registered public accounting firm for 2013.	☐	☐	☐
3. Advisory approval of 2012 executive compensation.	☐	☐	☐
4. Reapprove the material terms of the performance goals under the Amended and Restated Incentive Compensation and Stock Plan.	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.			☐
Please indicate if you plan to attend this meeting.	☐	☐
	Yes	No
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature [PLEASE SIGN WITHIN BOX] Date			Signature (Joint Owners) Date

FMC TECHNOLOGIES, INC.

ANNUAL MEETING OF STOCKHOLDERS

MAY 3, 2013, 11:00 A.M. CENTRAL TIME

ADMISSION TICKET

You must present this admission ticket in order to gain admittance to the meeting. This ticket admits only the share owner(s) listed on the reverse side and is not transferable. If these shares are held in the name of a broker, trust, bank or other nominee, you should bring a proxy or letter from the broker, trustee, bank or nominee confirming your beneficial ownership of the shares.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

 — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

M52647-TBD

Proxy	FMC TECHNOLOGIES, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints John T. Gremp, Maryann T. Seaman and Jeffrey W. Carr, and each of them, proxies for the undersigned, with full power of substitution, to vote in the manner indicated on the reverse side, and with discretionary authority as to any other matters that may properly come before the meeting, all shares of common stock of FMC Technologies, Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders of FMC Technologies, Inc. to be held on May 3, 2013, at the Windsor Court Hotel, 300 Gravier Street, New Orleans, Louisiana 70130 at 11:00 a.m. Central Time, and any adjournment or postponement thereof. The matters to be voted upon are set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement.

THE UNDERSIGNED HEREBY REVOKES ANY PROXY HERETOFORE GIVEN AND ACKNOWLEDGES RECEIPT OF THE NOTICE AND PROXY STATEMENT FOR THE ANNUAL MEETING.

If no direction is made, this proxy will be voted FOR Item 1, FOR Item 2, FOR Item 3, FOR Item 4 and AGAINST Item 5.

FIDELITY MANAGEMENT TRUST COMPANY, Trustee:

You are instructed to vote in the manner indicated on the reverse side, and with discretionary authority as to any other matters that may properly come before the meeting, all shares of common stock represented by participant’s interest in the FMC Technologies, Inc. Stock Fund of the FMC Technologies, Inc. Savings and Investment Plan.

Unless otherwise instructed prior to May 2, 2013, the Trustee WILL VOTE these shares in the same proportion as the number of shares for which the Trustee has received voting instructions.

BANCO POPULAR DE PUERTO RICO, Trustee:

You are instructed to vote in the manner indicated on the reverse side, and with discretionary authority as to any other matters that may properly come before the meeting, all shares of common stock represented by participant’s interest in the FMC Technologies, Inc. Stock Fund of the FMC Puerto Rico Savings and Investment Plan.

Unless otherwise instructed prior to May 2, 2013, the Trustee WILL VOTE these shares FOR Item 1, FOR Item 2, FOR Item 3, FOR Item 4 and AGAINST Item 5.

NOT VALID UNLESS DATED AND SIGNED ON REVERSE SIDE

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Item 1, FOR Item 2, FOR Item 3, FOR Item 4 and AGAINST Item 5.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side